Exhibit 10.1

A&R Lender Support Agreement
EXECUTION VERSION

AMENDED AND RESTATED TRANSACTION SUPPORT AGREEMENT

This AMENDED AND RESTATED TRANSACTION SUPPORT AGREEMENT (as amended from time to time, this “Agreement”) is made and entered into as of July 22, 2016 by and among (i) Foresight Energy LLC, a Delaware limited liability company (“Borrower”), certain subsidiaries of Borrower, and Foresight Energy LP, a Delaware limited partnership (collectively, the “Partnership”) and (ii) each of the banks and financial institutions from time to time party hereto (each a “Consenting Lender”, collectively, the “Consenting Lenders” (except that “Consenting Lenders” shall not include any claim held by a Consenting Lender in a fiduciary capacity or held by any other distinct business unit of such Lender other than the business unit expressly identified on the signature pages hereto unless such business unit is or becomes a party to this Agreement)) (iii) Foresight Reserves LP (“Reserves”), Mr. Christopher Cline (“Cline”), Cline Resources and Development Company (“Cline R&D”), Mr. Michael J. Beyer (“Beyer”), Munsen LLC (“Munsen”), Filbert Holdings LLC (“Filbert”), Candice Cline 2004 Irrevocable Trust (“Candice Cline Trust”), Alex T. Cline 2004 Irrevocable Trust (“Alex Cline Trust”), Christopher L. Cline 2004 Irrevocable Trust (“Christopher Cline Trust”), and Kameron N. Cline 2004 Irrevocable Trust (“Kameron Cline Trust”) and Forest Glen Investments LLC (“Forest Glen,” together with Reserves, Cline, Cline R&D, Beyer, Munsen, Filbert, Candice Cline Trust, Alex Cline Trust, Christopher Cline Trust and Kameron Cline Trust, the “Cline Group”); and (iv) Murray Energy Corp. (“Murray”).  The Partnership, the Consenting Lenders, Murray and the Cline Group shall each be referred to as a “Party” and collectively as the “Parties.”

Except as otherwise set forth herein, each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the term sheet titled “Foresight Energy LLC Third Amended and Restated Credit Agreement Summary of Principal Terms and Conditions”, attached hereto as Exhibit A, which term sheet shall be deemed to be amended and restated as of the date hereof and all exhibits, schedules and annexes thereto are expressly incorporated by reference herein and made a part of this Agreement as if fully set forth herein (as may be amended, supplemented or modified from time to time in accordance with the terms hereof, the “A&R Amendment Term Sheet”).

RECITALS

WHEREAS, the Borrower entered into that certain Second Amended and Restated Credit Agreement dated as of August 12, 2010 and amended and restated as of August 23, 2013, with Citibank, N.A. (the “Administrative Agent”), the lenders party thereto (the “Lenders”) and the guarantors party thereto (as amended, the “Credit Agreement”, and loans and commitments under such Credit Agreement, the “Debt”, and claims related to such Debt, collectively, the “Debt Claims”, it being understood that Secured Cash Management Agreements (as that term is defined in the Credit Agreement) shall not constitute Debt Claims for purposes of this Agreement);

WHEREAS, the Borrower and Foresight Energy Finance Corporation (collectively, the “Issuers”) are party to that certain Indenture, dated as of August 23, 2013, with Wilmington Savings Fund Society, FSB (the “Trustee”), the holders thereunder (the “Noteholders”) and the guarantors party thereto (as amended, the “Notes Indenture”, and such notes issued under such Notes Indenture, the “Notes” and claims related to such Notes, collectively, the “Note Claims”);

WHEREAS, the Partnership entered into that certain Transaction Support Agreement, dated as of April 18, 2016 (such date being the “TSA Effective Date”) (as amended by that certain First Amendment to Transaction Support Agreement, dated as of May 6, 2016, and that certain Second Amendment to Transaction Support Agreement, dated as of July 15, 2016, the “Original Support Agreement”) with certain Consenting Lenders, under which the Consenting Lenders agreed to support the Transaction on the terms set forth in the Original Support Agreement;

WHEREAS, the Partnership entered into that certain Transaction Support Agreement, dated as of May 17, 2016 (as amended from time to time, the “Noteholder Support Agreement” and, together with the Original Support Agreement, the “Support Agreements”), with certain Consenting Noteholders and Foresight Energy GP LLC (“FEGP”), under which the Consenting Noteholders agreed to support the Transaction on the terms set forth in the Noteholder Support Agreement;

WHEREAS, the Partnership, FEGP and the Consenting Noteholders entered into that certain First Amendment to Transaction Support Agreement, dated as of July 15, 2016, pursuant to which they agreed to certain modifications to the terms of the Transaction and further agreed to amend and restate the term sheet attached to the Noteholder Support Agreement in accordance with the terms thereof;

WHEREAS, Murray and the Cline Group each executed a joinder, dated as of July 17, 2016, pursuant to which each agreed to become party to the Noteholder Support Agreement;

WHEREAS, since execution of the Support Agreements, the Partnership, the Consenting Noteholders, the Consenting Lenders, Murray, the Cline Group and certain other parties in interest (collectively, the “Transaction Parties”) have continued to engage in arm’s-length, good faith discussions regarding a restructuring of the Partnership’s indebtedness and other obligations, including the Partnership’s indebtedness and obligations under the Notes Indenture and the Credit Agreement; and

WHEREAS, each Party desires to amend and restate the Credit Agreement (the “Amendment”) on the terms set forth in the A&R Amendment Term Sheet and enter into the various agreements and transactions in furtherance of a global restructuring of the Partnership’s indebtedness (the “Transaction”), substantially on the terms set forth in the term sheet, attached hereto as Exhibit B, which term sheet and all exhibits, schedules and annexes thereto are expressly incorporated by reference herein and made a part of this Agreement as if fully set forth herein (as amended, supplemented or modified from time to time in accordance with this Agreement, the “A&R Transaction Term Sheet” and, together with the A&R Amendment Term Sheet, the “A&R Term Sheets”).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

1.Commitment of the Partnership.

Subject to the Partnership’s fiduciary duties under applicable law and governing documents, as of the TSA Effective Date (as defined below), and for so long as the Termination Date (as defined below) has not occurred, the Partnership agrees to:

a.	support the Transaction, including the Amendment, as contemplated under this Agreement and the A&R Term Sheets;
b.

implement and consummate the Transaction, including the Amendment, in a timely manner and take any and all commercially reasonable and appropriate actions in furtherance of the Transaction and the Amendment as contemplated under this Agreement and the A&R Term Sheets;

c.

negotiate in good faith with the Consenting Lenders, Murray and the Cline Group the Amendment and other definitive documents that are contemplated in the A&R Amendment Term Sheet and/or that are necessary or desirable for the consummation of the Amendment (collectively, the “Definitive Documents”), which shall contain provisions that are consistent with this Agreement, the A&R Term Sheets, and such other provisions as are agreed to by the Required Lenders (as that term is defined in the Credit Agreement), the Partnership, Murray and the Cline Group (it being understood and agreed that any terms therefore contained in the A&R Amendment Term Sheet shall be deemed to be so acceptable);

d.

negotiate in good faith with (i) the Consenting Lenders, Murray, the Cline Group and other Transaction Parties regarding the terms and conditions of, and the other definitive documents for, the Transaction, including in connection with the Note Claims arising under the Indenture and the claims arising under the Receivables Financing Agreement dated as of January 13, 2015 (as amended, the “A/R Securitization”), by and among Foresight Receivables LLC, PNC Bank, National Association, and the lenders and guarantors party thereto, as applicable, and further including the FEGP LLC Agreement Amendment, the FEGP Governance Documents Modifications, the FELP LP Agreement Amendment, the PSA-Related Amendments, the Equity Adjustment Agreement, the Colt Assignment, the Side Letters, the Release Agreements and other documents affecting the rights of Murray and members of the Cline Group (each, as defined in the A&R Transaction Term Sheet and, collectively, the “Sponsor Documents”), each on terms consistent with the A&R Transaction Term Sheet and (ii) any third party creditors and contract counterparties (in each case unaffiliated with the Partnership) as may be necessary or appropriate under the circumstances in furtherance of the Transaction and in the exercise of the Partnership’s fiduciary duties to maximize value for the Partnership; provided that such definitive documents shall contain provisions that are consistent with the A&R Term Sheets and shall otherwise be reasonably satisfactory to the Required Lenders (as that term is defined in the Credit Agreement), Murray or the members of the Cline Group who are parties to such documents, as applicable, to the extent such documents directly impact such Party;

e.	obtain any and all required regulatory and third-party approvals for the Transaction, including the Amendment;
f.

not directly or indirectly (i) seek, solicit, support, encourage, propose, assist, consent to, or participate in any discussions regarding the negotiation or formulation of any proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets, or restructuring of the Partnership other than the Transaction (including the Amendment) (each, an “Alternative Proposal”), (ii) publicly announce its intention not to pursue the Transaction and/or the Amendment or (iii) take any other action that is inconsistent with, or that would reasonably be expected to prevent, interfere with or delay the proposal, solicitation, confirmation, or consummation of the Transaction and/or the Amendment;

g.	take no actions inconsistent with this Agreement or the A&R Term Sheets;
h.	at the request of any Consenting Lender, promptly deliver to such Lender a list of all Consenting Lenders and appropriate contact information for such Consenting Lenders; and
i.

provide the Consenting Lenders, Murray, the Cline Group or any of their professional advisors with reasonable access to management upon reasonable notice and keep the Consenting Lenders, Murray and the Cline Group reasonably apprised of any material adverse developments regarding the Partnership’s business operations.

2.Commitment of Consenting Lenders.

As of the TSA Effective Date, and for so long as the Termination Date has not occurred, each Consenting Lender (severally and not jointly) agrees to:

a.	support the Transaction, including the Amendment, as contemplated under this Agreement and the A&R Term Sheets;
b.

implement and consummate the Transaction, including the Amendment, in a timely manner and take any and all commercially reasonable and appropriate actions in furtherance of the Transaction and the Amendment as contemplated under this Agreement and the A&R Term Sheets; provided, however, that such actions shall be limited to review and negotiation of the applicable Definitive Documents and execution of the same;

c.

execute, enter into and take any other steps necessary to consummate (including seeking the Administrative Agent’s acknowledgement of), and not take any action or commence any proceeding to oppose or seek any modification of, the Amendment or the Definitive Documents, and not exercise or seek to exercise any rights (including rights of acceleration or payment) or remedies or assert or bring any claims under or with respect to the Debt or the Credit Agreement against the Partnership that is inconsistent with this Agreement or the A&R Term Sheets;

d.

negotiate in good faith with (i) the Partnership and, as necessary, the other Transaction Parties the Amendment and the Definitive Documents (each of which shall be consistent in all material respects with this Agreement or the Amendment Term Sheet, as applicable, or otherwise in form and substance reasonably acceptable to the Partnership and the Required Lenders (as that term is defined in the Credit Agreement) (it being understood and agreed that any terms therefor contained in the A&R Term Sheets shall be deemed to be acceptable) and (ii) if required by any such Consenting Lender, any third parties and/or contract counterparties (in each case unaffiliated with the Consenting Lenders) as may be necessary or appropriate under the circumstances in furtherance of the Transaction; and

e.

not directly or indirectly (i) seek, solicit, support, propose, assist, encourage, tender any of its Debt Claims held in any applicable capacity for, consent to, or participate in any discussions regarding the negotiation or formulation of any Alternative Proposal, (ii) publicly announce its intention not to pursue the Amendment or (iii) take any other action that is inconsistent with, or that would reasonably be expected to prevent, interfere with or delay the proposal, solicitation, confirmation, or consummation of the Transaction or the Amendment; provided, that nothing contained herein shall prevent the Consenting Lenders from discussing in the ordinary course the Credit Agreement, related loan documents, or matters related thereto with the Administrative Agent or other Lenders;

provided that except as expressly provided herein, this Agreement and all communications and negotiations among the Transaction Parties with respect hereto or any of the transactions contemplated hereunder are without waiver or prejudice to such Parties’ rights and remedies and the Parties hereby expressly reserve all claims, defenses and positions that they may have with respect to each other; and provided further that, except as otherwise expressly set forth in this Agreement, the foregoing provisions will not limit the rights of any Party to appear and participate as a party in interest in any matter to be adjudicated in any case under the Bankruptcy Code (or otherwise) concerning the Partnership.  For the avoidance of doubt, each Consenting Lender agrees to support the Transaction, including the Amendment, as set forth herein solely in its capacity as a Lender under the Credit Agreement and not in any other capacity, including as a provider of treasury services to the Partnership or a lender or contract counterparty under any of the Partnership’s other financing or contractual arrangements, and references to Debt Claims herein shall not be deemed to include claims arising in such other capacities.

3.Commitment of Murray and the Cline Group.

For so long as the Termination Date has not occurred, Murray and each member of the Cline Group (severally and not jointly) agrees to:

a.	support the Transaction as contemplated under this Agreement and the A&R Term Sheets;
b.

implement and consummate the Transaction in a timely manner and take any and all commercially reasonable and appropriate actions in furtherance of the Transaction as contemplated under this Agreement and the A&R Transaction Term Sheet; provided, however, that neither Murray nor any member of the Cline Group is obligated to consummate any part of the Transaction (including the Exchange Offer and Tender Offer) unless and until all of the conditions to the effectiveness thereof set forth in the A&R Transaction Term Sheet and the Offering Memorandum that are for the benefit of such Party have been waived with the prior written consent of such Party or satisfied or will be satisfied or waived contemporaneously with the closing of the Transaction;

c.

execute, enter into and take any other steps necessary to consummate the Sponsor Documents, and not exercise or seek to exercise any rights or remedies or assert or bring any claims under or with respect to the Sponsor Documents against the Partnership that is inconsistent with this Agreement or the A&R Term Sheets;

d.

negotiate in good faith with (i) the Partnership and, as necessary, the other Transaction Parties the Definitive Documents to which such Party is a party and the Sponsor Documents to which such Party is a party (each of which shall be consistent in all material respects with this Agreement or the A&R Transaction Term Sheet, as applicable, or otherwise in form and substance reasonably acceptable to the Partnership, Murray and the Cline Group (it being understood and agreed that any terms therefor contained in the A&R Term Sheets shall be deemed to be acceptable) and (ii) if required, any third parties and/or contract counterparties as may be necessary or appropriate under the circumstances in furtherance of the Transaction; and

e.

not directly or indirectly (i) seek, solicit, support, propose, assist, encourage, consent to, or participate in any discussions regarding the negotiation or formulation of any Alternative Proposal, (ii) publicly announce its intention not to pursue the Transaction or (iii) take any other action that is inconsistent with, or that would reasonably be expected to prevent, interfere with or delay the proposal, solicitation, confirmation, or consummation of the Transaction;

provided that anything in this Section 3 or elsewhere in this Agreement to the contrary notwithstanding, Beyer shall not be required to contribute any cash consideration or other instruments of value to the Transaction except as may be required pursuant to the Reserves Exchange (as defined in the A/R Transaction Term Sheet).

4.Representations and Warranties.

a.

Representations and Warranties of Consenting Lenders.  Each Consenting Lender identified on the signature pages hereto as a holder of Debt, represents and warrants on a several (but not joint) basis to the Partnership, Murray and the Cline Group, that the following are true, correct, and complete as of the TSA Effective Date (or such later date on which a Consenting Lender becomes a party to this Agreement by executing and delivering a Joinder Agreement (as defined below)):

i.

Organization; Authority.  Such Consenting Lender, if an entity, is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation.  Such Consenting Lender has all requisite power and authority to execute and deliver this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

ii.	Binding Obligation. This Agreement constitutes the legally valid and binding obligation of such Consenting Lender, enforceable against it in accordance with its terms.
iii.

No Other Representations; No Reliance.  Except for (a) the representations and warranties made by the Partnership in this Agreement, (b) the representations and warranties made in the Credit Agreement as of the date thereof (as such representations and warranties are modified or supplemented by that certain compliance certificate dated March 23, 2016), and (c) the good faith statements and representations made by the Partnership in materials posted to the Lenders in connection with negotiation of the Transaction and the Amendment, no party has made to such Consenting Lender any express or implied representation or warranty with respect to the Partnership or its subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and such Consenting Lender hereby disclaims any such other representations or warranties.  Subject to the foregoing exceptions, such Consenting Lender is not relying upon any warranty or representation by, or information from, the Partnership of any sort, oral or written, except the warranties and representations expressly set forth in this Agreement.  In particular, and without limiting the generality of the foregoing, such Consenting Lender acknowledges that no representation and warranty is made hereunder with respect to any financial projection.

iv.

Ownership; Control.  Such Consenting Lender (A) either (i) is the sole beneficial owner of the principal amount of Debt and, as applicable, other interests in the Partnership set forth on its signature page hereto, or (ii) has sole investment or voting discretion with respect to the principal amount of such Debt and, if applicable, other interests in the Partnership set forth on its signature page and has the power and authority to bind the beneficial owner(s) of such Debt and, if applicable, other interests in the

Partnership to the terms of this Agreement as such terms relate to the Debt and, if applicable, such other interests and (B) has full power and authority to act on behalf of, vote, and consent to matters concerning such Debt and, if applicable, other interests in the Partnership as set forth on its signature page and to dispose of, exchange, assign, and transfer such Debt and, if applicable, such other interests in the Partnership, including the power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

b.

Representations and Warranties of the Partnership.  The Partnership represents and warrants to each Consenting Lender, Murray and the Cline Group that the following are true, correct, and complete as of the TSA Effective Date:

i.

Indebtedness. As of July 22, 2016, the aggregate outstanding indebtedness (x) under the Credit Agreement is $656.8 million, comprised of $352.5 million of borrowings under the revolving credit facility, $297.8 million of principal amount of term loans, and $6.5 million in letters of credit, (y) under the Notes Indenture is $600 million, and (z) under the A/R Securitization is $13.4 million, and such amounts (together with accrued interest and fees thereon) are outstanding and justly and truly owing by the Borrower without defense, offset or counterclaim.

ii.	Financial Condition. The financial condition of the Partnership has not materially and adversely changed from that set forth in the Form 10-Q for the quarter ending on March 31, 2016.
iii.

Organization; Authority.  The Partnership is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.  The Partnership has all requisite power and authority to, and all necessary action on such entity’s part has been taken to authorize it to, execute and deliver this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

iv.

Binding Obligation.  This Agreement is the legally valid and binding obligation of the Partnership and is enforceable against the Partnership in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

v.

Governmental Consents.  Except as expressly provided in this Agreement, the execution, delivery, and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state, or other governmental authority or regulatory body other than the Securities Exchange Commission.

vi.

Review; Fiduciary Duties.  The Partnership acknowledges that it has reviewed this Agreement and has decided to enter into this Agreement on the terms and conditions set forth in the exercise of its fiduciary duties.

vii.

Other Agreements.  The management services agreement between the Partnership and Murray American Coal, Inc. is in full force and effect and no notice of breach or termination has been received by the Partnership, nor is the Partnership aware of any reason for any such notice.

c.

Representations and Warranties of Murray and the Cline Group.  Murray and each member of the Cline Group each represents and warrants on a several (but not joint) basis to the Partnership and each Consenting Lender that the following are true, correct, and complete as of the A&R Effective Date (as defined herein):

i.

Organization; Authority.  Murray and each member of the Cline Group, if an entity, is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation.  Each of Murray and each member of the Cline Group has all requisite power and authority to execute and deliver this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

ii.	Binding Obligation. This Agreement constitutes the legally valid and binding obligation of Murray and each member of the Cline Group, enforceable against it in accordance with its terms.
iii.

No Other Representations; No Reliance.  Except for the representations and warranties made by the Partnership in this Agreement, no party has made to Murray or the Cline Group any express or implied representation or warranty with respect to the Partnership or its subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and such Party hereby disclaims any such other representations or warranties.  Subject to the foregoing exceptions, each of Murray and each member of the Cline Group is not relying upon any warranty or representation by, or information from, the Partnership of any sort, oral or written, except the warranties and representations expressly set forth in this Agreement.  In particular, and without limiting the generality of the foregoing, each of Murray and each member of the Cline Group acknowledges that no representation and warranty is made hereunder with respect to any financial projection.

iv.

Ownership; Control.  Each of Murray and each member of the Cline Group (A) either (i) is the sole beneficial owner of the principal amount of Debt or other interests in the Partnership set forth on its signature page hereto, or (ii) has sole investment or voting discretion with respect to the principal amount of such Debt or other interests in the Partnership set forth on its signature page and has the power and authority to bind the beneficial owner(s) of such Debt or other interests in the Partnership to the terms of this Agreement as such terms relate to the Debt or such other interests and (B) has full power and authority to act on behalf of, vote, and consent to matters concerning such Debt or other interests in the Partnership as set forth on its signature page and to dispose of, exchange, assign, and transfer such Debt or such other interests in the Partnership, including the power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

v.

Governmental Consents.  Except as expressly provided in this Agreement, the execution, delivery, and performance by Murray and each member of the Cline Group of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state, or other governmental authority or regulatory body other than the Securities Exchange Commission.

5.Covenants of the Parties.

a.

Subject to the terms and conditions hereof, as of the TSA Effective Date and for so long as the Termination Date has not occurred, and unless compliance is waived in writing by the Required Consenting Lenders (as defined herein), Murray and the Cline Group, the Partnership agrees as follows:

i.

it shall use its commercially reasonable efforts to (A) complete and satisfy the conditions necessary to consummate the Transaction, including the Amendment, as contemplated under this Agreement within the timeframes contemplated under Section 8 herein;  and (B) take any and all necessary and appropriate actions in furtherance of the Transaction and the Amendment as contemplated under the A&R Term Sheets;

ii.

it shall cooperate fully with the Consenting Lenders, Murray, the Cline Group and each of their respective advisors and shall promptly provide updates to such parties (and promptly respond to any written or oral requests) regarding (A) any potential bankruptcy proceeding to be commenced by the Partnership (including but not limited to issues related to valuation of the Partnership or its assets, asset disposition, bankruptcy-related costs and expenses and creditor recoveries); (B) any contingency planning or any other material actions to be taken by or agreements to be entered into by the Partnership; and (C) any discussions or negotiations regarding any of the foregoing;

iii.	subject to the Partnership’s fiduciary duties under applicable law and governing documents, it shall take no actions inconsistent with this Agreement or the A&R Term Sheets; and
iv.

if the Partnership receives an unsolicited proposal or expression of interest in undertaking an Alternative Proposal, the Partnership shall, within 24 hours of the receipt of such proposal or expression of interest, notify the

Consenting Lenders, Murray and the Cline Group of the receipt thereof, with such notice to include the material terms thereof, including the identity of the person, entity or group of persons or entities involved, and the Partnership shall not enter into any confidentiality agreement with party proposing an Alternative Proposal unless such party consents in advance to identifying and providing to the Consenting Lenders (under a reasonably acceptable confidentiality agreement) the information contemplated herein.

b.

Subject to the terms and conditions hereof, as of the TSA Effective Date and for so long as the Termination Date has not occurred, and unless compliance is waived in writing by the Partnership, Murray, each member of the Cline Group, and each Consenting Lender (severally and not jointly), each agrees as follows:

i.

it/he shall use its/his commercially reasonable efforts to (A) support, complete, and satisfy the conditions necessary to consummate the Transaction and the Amendment as contemplated under this Agreement and the A&R Term Sheets within the timeframes contemplated under Section 8; (B) take any and all necessary and appropriate actions in furtherance of the Transaction and the Amendment as contemplated under the A&R Term Sheets; and (C) to the extent required by such Party, obtain, file, submit or register any and all required regulatory and/or third-party filings, approvals, registrations or notices that are necessary or advisable to implement and consummate the Transaction and the Amendment; provided, further, that neither Murray nor any member of the Cline Group is obligated to consummate any part of the Transaction (including the Exchange Offer and Tender Offer) unless and until all of the conditions to the effectiveness thereof set forth in the A&R Transaction Term Sheet and the Offering Memorandum that are for the benefit of such Party have been waived with the prior written consent of such Party or satisfied or will be satisfied or waived contemporaneously with the closing of the Transaction;

ii.	it/he shall take no actions inconsistent with this Agreement or the A&R Term Sheets; and
iii.

it/he shall execute and deliver the Definitive Documents or Sponsor Documents, as applicable, to which it/he is to be a party, consummate the Transaction and/or Amendment contemplated thereby and perform its/his respective obligations thereunder.

6.Transfer of Debt or Other Interests in the Partnership.

As of the TSA Effective Date and until and unless the Termination Date has occurred, no Consenting Lender shall assign or otherwise transfer (“Transfer”) any Debt Claims or other rights and obligations under the Credit Agreement (including all or a portion of its commitments and the loans at the time owing to it), and any purported Transfer shall be null and void and without effect, unless the transferee is a Party to this Agreement or has executed a Joinder Agreement, the form of which is attached hereto as Exhibit C, prior to the time any such Transfer is effective and delivered a copy thereof to the Partnership in accordance with the notice provisions set forth herein.  Any Transfer that does not comply with the foregoing shall be deemed void ab initio and each Party hereto shall have the right to enforce the voiding of such Transfer.  Any Consenting Lender that effectuates a Transfer in compliance with the terms hereof shall have no liability under this Agreement arising from or related to the failure of the transferee to comply with the terms of this Agreement.  This Agreement shall in no way be construed to preclude any Consenting Lender from acquiring additional Debt or other claims against or interests in the Partnership; provided that any such additional Debt shall, upon acquisition, automatically be deemed to be subject to all the terms of this Agreement.

Notwithstanding anything to the contrary set forth in this Section 6, (i) the foregoing provisions shall not preclude any Consenting Lender from settling or delivering any Debt Claims to settle any confirmed transaction pending as of the date of such Consenting Lender’s entry into this Agreement (subject to compliance with applicable securities laws and it being understood that such Debt Claims so acquired and held shall be subject to the terms of this Agreement),  (ii) a Qualified Marketmaker that acquires any Debt Claims from a Consenting Lender with the purpose and intent of acting as a Qualified Marketmaker for such Debt Claims shall not be required to execute and deliver to counsel a Joinder Agreement or otherwise agree to be bound by the terms and conditions set forth in this Agreement if such Qualified Marketmaker transfers such Debt Claims (by purchase, sale, assignment, participation, or otherwise) within five (5) business days of its acquisition to a Consenting Lender or permitted transferee and the Transfer otherwise is a permitted Transfer, including that such transferee delivers an executed Joinder Agreement to the Partnership no later than two (2) business days after consummation of the Transfer; and (iii) to the extent any Party is acting solely in its capacity as a Qualified Marketmaker, it may Transfer any ownership interests in the Debt Claims that it acquires from a Lender that is not or has not been a Consenting Lender to a transferee that is not a Consenting Lender at the time of such Transfer without the requirement that the transferee be or become a signatory to this Agreement or execute a Joinder Agreement.

As used herein, “Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against the Partnership (or enter with customers into long and short positions in claims against the Partnership), in its capacity as a dealer or market maker in claims against the Partnership and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

7.Amendment Fee.

On the effective date of the Amendment, Borrower shall pay an amendment fee (the “Amendment Fee”) to each Consenting Lender that has executed the Original Support Agreement and the Amendment in an aggregate amount equal to (i) 1.00% of such Consenting Lender’s Revolving Credit Commitment (as that term is defined in the Credit Agreement) after giving effect to the reduction of such commitment as contemplated in the A&R Amendment Term Sheet and, without duplication, (ii) 1.00% of all Revolving Loans, Term Loans, Swing

Line Loans and L/C Obligations (as each term as defined in the Credit Agreement) owed to such Consenting Lender after giving effect to the modifications contemplated in the A&R Amendment Term Sheet; provided that the Consent Fee (as defined herein) shall be credited against the Amendment Fee.

8.Termination.

This Agreement shall terminate (a) at any time by the mutual written consent of the Partnership, the Required Consenting Lenders, Murray and the Cline Group, (b) automatically upon the occurrence of the event set forth in (iv) hereof, unless waived or otherwise agreed to by the Required Consenting Lenders, Murray and the Cline Group, (c) automatically upon the occurrence of the event set forth in (iii) hereof, unless waived or otherwise agreed to by Required Consenting Lenders constituting Required Lenders (as that term is defined in the Credit Agreement), Murray and the Cline Group, (d) automatically upon the occurrence of any of the events set forth in (i), (ii), (v) or (xvii) hereof, unless cured, waived or otherwise agreed to by each Consenting Lender, (e) automatically, three (3) business days’ after the occurrence of any of the events set forth in (vi) – (x) hereof, unless cured, waived or otherwise agreed to by the Required Consenting Lenders, Murray and the Cline Group, (f) by the Partnership or the Required Consenting Lenders, as applicable, upon three (3) business days’ written notice delivered in accordance herewith of the occurrence of an event set forth in (xi) – (xvi) hereof, unless subsequently cured, waived or otherwise agreed to by the Partnership or the Required Consenting Lenders, as applicable, and (g) by either Murray or the Cline Group, as applicable, upon three (3) business days’ written notice delivered in accordance herewith of the occurrence of any of the events set forth in (xi) (only to the extent that the inconsistency in (xi) is in a manner that is adverse to Murray or any member of the Cline Group specifically, as applicable), (xii), (xv) and (xvi) hereof, unless cured, waived or otherwise agreed by Murray or the Cline Group, as applicable (each of the following events, a “Termination Event”):

Automatic Termination - Immediate.

i.

the Partnership consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Partnership or any substantial part of the property of the Partnership;

ii.	the Partnership commences a voluntary case filed under the Bankruptcy Code;
iii.	the Partnership fails to consummate the Transaction, including the Amendment, on or before August 31, 2016;
iv.	the Transaction is consummated on the effective date thereof;
v.	the commencement of an involuntary case against the Partnership under the Bankruptcy Code (as defined below);

Automatic Termination – After Three Business Days.

vi.	the Partnership receives written notice from the Administrative Agent of the occurrence of any Event of Default pursuant to section 8.01(a) of the Credit Agreement;
vii.

the Partnership proposes or supports an Alternative Proposal, publicly announces its intention to pursue such an Alternative Proposal, or otherwise exercises its fiduciary duties under applicable law or its governing documents;

viii.	[Reserved];
ix.

(x) the forbearance agreement dated January 27, 2016 (as amended, extended or otherwise modified from time to time, the “A/R Securitization Forbearance Agreement”) with certain lenders (the “Consenting A/R Lenders”) in respect of the A/R Securitization is terminated or is otherwise no longer in effect or (y) any other transaction support agreement or similar agreement entered into by the Partnership and any of the other Transaction Parties (other than the Lenders) in support of the Transaction terminates or is otherwise no longer in effect;

x.

if by no later than August 1, 2016 the Partnership fails to (A) launch the Exchange Offer (as defined in the A&R Transaction Term Sheet) or (B) obtain amendments to each of the Noteholder Forbearance Agreement and the A/R Securitization Forbearance Agreement that extend any stated termination event set forth therein to a date not earlier than August 31, 2016;

Termination Upon Three Business Days’ Notice.

xi.

any of the Sponsor Documents, the Definitive Documents or other documents in respect of the Transaction are inconsistent with the material terms and conditions set forth in the A&R Term Sheets or this Agreement in a manner that is adverse to the Consenting Lenders, Murray or any member of the Cline Group that is party thereto, as applicable;

xii.

any material breach by the Partnership of any of its other obligations under this Agreement, including any modifications or amendments to the A&R Term Sheets that are not made in accordance with the terms hereof, or any agreement governing the Transaction or failure by the Partnership to satisfy the terms and conditions of the A&R Term Sheets in any material respect;

xiii.

the forbearance agreement dated December 18, 2015 (as amended, extended or otherwise modified from time to time, the “Noteholder Forbearance Agreement”) with certain Noteholders in respect of the Notes Indenture is terminated or is otherwise no longer in effect;

xiv.	the occurrence of any Event of Default under section 8.01 of the Credit Agreement after the TSA Effective Date based on events occurring after the

TSA Effective Date (but excluding section 8.01(a) thereof and any Event of Default in respect of financial covenants as set forth in section 7.11 thereof);
xv.

any Party delivers written notice of termination following any court of competent jurisdiction or other competent governmental or regulatory authority issuing a final, nonappealable order making illegal or otherwise restricting, preventing, or prohibiting the Transaction in a material way that cannot be reasonably remedied by the Parties; provided, that in no case shall any Party be entitled to terminate this Agreement pursuant to this Section 8 (xv) if (A) such Party’s failure to comply with this Agreement was the primary reason that such order was entered or such restriction, prevention, or prohibition imposed or (B) such Party requested or commenced the action that led to such order;

xvi.

Murray or any member of the Cline Group (A) proposes or supports an Alternative Proposal, publicly announces its/his intention to pursue an Alternative Proposal, or otherwise breaches its obligations under Section 3(d) or (B) materially breaches any of its/his representations or warranties set forth in this Agreement or any of its/his covenants or other obligations under this Agreement (except to the extent any such breach is covered by any of the other Termination Events set forth in this Section 8); provided, that in no case shall any Party be entitled to terminate this Agreement pursuant to this Section 8(xvi) if such Party’s failure to comply with this Agreement was the primary reason for the occurrence of such Termination Event; and

Outside Date.

xvii.	the Partnership fails to consummate the Transaction, including the Amendment, on or before November 4, 2016.

The date on which the Agreement terminates shall be referred to as the “Termination Date” and the provisions of this Agreement and the A&R Term Sheets shall terminate on the Termination Date, except as otherwise provided in this Agreement, unless, prior to the Termination Date, the Termination Event is waived, amended or modified in writing on the terms set forth in this Section 8.  The first paragraph of this Section 8 and clause (xvii) of this Section 8 shall not be amended without the consent of each Consenting Lender.

For the purposes of this Section 8, any right of the Cline Group or its members to terminate this Agreement pursuant to any provision of this Section 8 is exercisable only by Reserves.

Upon the Termination Date, (i) this Agreement shall forthwith become void and of no further force or effect, (ii) each Party shall (except as otherwise expressly provided in this Agreement) be immediately be released from its commitments, obligations, undertakings, and agreements under or related to this Agreement, (iii) there shall be no liability or obligation on the part of any Party under this Agreement, and (iv) each Party shall have all the rights and remedies that it would have had and shall be entitled to take all actions that it would have been entitled to take had it not entered this Agreement; provided that in no event shall any such termination relieve a Party from (A) liability for its breach or non-performance of its obligations hereunder prior to the date of such termination and (B) obligations under this Agreement which by their terms expressly survive termination of the Agreement.

Notwithstanding the foregoing paragraph, immediately upon the occurrence of a Termination Event pursuant to Section 8(x) above, each Consenting Lender that has executed the Original Support Agreement and executes this Agreement shall have earned, and the Partnership shall pay, a fee in an aggregate amount equal to (i) 0.25% of such Consenting Lender’s Revolving Credit Commitment (as that term is defined in the Credit Agreement) after giving effect to the proposed reduction of such commitment as contemplated in the A&R Amendment Term Sheet and, without duplication, (ii) 0.25% of all Revolving Loans, Term Loans, Swing Line Loans and L/C Obligations (as each term as defined in the Credit Agreement) owed to such Consenting Lender after giving effect to the proposed modifications contemplated in the A&R Amendment Term Sheet.  For the avoidance of doubt, any fees paid to a Consenting Lender pursuant to this paragraph shall not be credited against such Consenting Lender’s Amendment Fee.

9.Specific Performance.

It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief, including attorneys’ fees and costs, as a remedy of any such breach without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy to which such non-breaching Party may be entitled at law or in equity; provided, however, that each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy; and provided, further, that other than with respect to the remedy of specific performance, the liability of each Consenting Lender hereunder is subject to section 10.04 of the Credit Agreement.

10.Relationship Among Parties.

Notwithstanding anything herein to the contrary, the duties and obligations of the Parties under this Agreement shall be several and not joint.  It is understood and agreed that any Consenting Lender may trade in the Debt Claims or other debt or equity securities of the Partnership without the consent of the Partnership, subject to applicable securities laws and Section 6 hereof.  No Party hereto shall have any responsibility with respect to the Transfer of any of the Debt by any other entity by virtue of this Agreement.  No prior history, pattern or practice of sharing confidences among or between the Parties shall in any way affect or negate this understanding and agreement.  The Consenting Lenders hereby represent and warrant that they have no agreement, arrangement or understanding with respect to acting together for the purpose of acquiring, holding, voting or disposing of any equity securities of the Partnership and do not constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended.  No action taken by a Consenting Lender pursuant to this Agreement shall be deemed to constitute or to create a presumption by any of the Parties that the Consenting Lenders are in any way acting in concert or as such a “group”.  For the avoidance of doubt, the execution of this Agreement by any Consenting Lender shall not create, or be deemed to create, any fiduciary or other duties (actual or implied) to any other Consenting Lender other than as expressly set forth in this Agreement.

11.Entire Agreement; Prior Negotiations.

This Agreement, including the A&R Term Sheets, constitutes the entire agreement of the Parties and supersedes all prior agreements (oral or written), negotiations, and documents reflecting such prior negotiations between and among the Parties (and their respective advisors), with respect to the subject matter hereof, except for any confidentiality agreements heretofore executed between or among any of the Parties, which shall continue in full force and effect.

12.Conflicts.

In the event of any conflict among the terms and provisions of (i) either of the A&R Term Sheets and (ii) this Agreement, the terms and provisions of the applicable Term Sheet shall control.  In the event of any conflict among the terms and provisions of (i) the A&R Amendment Term Sheet and (ii) the A&R Transaction Term Sheet, the terms and provisions of the A&R Amendment Term Sheet shall control.  Notwithstanding the foregoing, nothing contained in this Section 12 shall affect, in any way, the requirements set forth herein for the amendment of this Agreement.

13.Survival.

Notwithstanding the termination of this Agreement pursuant to Section 8 hereof, the acknowledgements, agreements and obligations of the Parties in this Section 13 and Sections 10 and 23 hereof (and any defined terms used in any such Sections), and the proviso in the last paragraph of Section 8, shall survive such termination and shall continue in full force and effect in accordance with the terms hereof.

14.Amendments and Waivers.

a.

Except as otherwise provided herein, this Agreement (but not the A&R Term Sheets) may not be modified, amended, supplemented or waived without the prior written consent of the Partnership, the Required Consenting Lenders, Murray and the Cline Group.  As used in this Agreement, “Required Consenting Lenders” means the Consenting Lenders holding more than 50% in aggregate outstanding principal amount of the Debt Claims that are held by all Consenting Lenders (excluding any Consenting Lenders who may be affiliates of the Partnership) as of the date of determination.  No course of dealing between or among the Parties shall be deemed effective to modify, amend, or discharge any part of this Agreement or any rights or obligations of any such Party or such holder under or by reason of this Agreement.  In determining whether any consent or approval has been given or obtained by the Required Consenting Lenders, the Debt held by any Consenting Lenders that is, at the time of determination, in material breach of its covenants, obligations or representations under this Agreement shall be excluded from such determination.

b.

No amendment, modification or supplement to (i) the A&R Amendment Term Sheet or (ii) this Section 14(b) shall be effective without the prior written consent of Consenting Lenders constituting “Required Lenders”, “Required Revolving Lenders” and “each Lender”, as applicable, as each of those terms is defined in the Credit Agreement and as proscribed by section 10.01 of the Credit Agreement.

c.

No material amendment, modification or supplement to the A&R Transaction Term Sheet that is adverse to the Lenders shall be effective without the prior written consent of Consenting Lenders constituting “Required Lenders” as that term is defined in the Credit Agreement and as proscribed by section 10.01 of the Credit Agreement.

d.	No material amendment, modification or supplement to the A&R Term Sheets that is adverse to Murray or the Cline Group shall be effective without the prior written consent of such Party.
e.

For the purposes of this Section 14, any right of the Cline Group or its members to waive or amend any provision of this Agreement pursuant to any provision of this Section 14 is exercisable only by Reserves.

15.Independent Analysis.

Each Consenting Lender, Murray and each member of the Cline Group hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it deemed appropriate.

16.Cooperation; Further Assurances.

The Parties shall cooperate with each other in good faith and shall coordinate their activities with each other (to the extent practicable and subject to the terms hereof) in respect of (a) all matters concerning the drafting and execution of the Definitive Documents and the implementation of the Transaction and the Amendment, and (b) the pursuit and support of the Transaction and the Amendment.  The Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the agreements and understandings of the Parties, whether the same occurs before or after the date of this Agreement.

17.GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401), WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

18.WAIVER OF JURY TRIAL.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL

PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19.Consent to Jurisdiction.

Each of the Parties hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of (a) the Delaware Court of Chancery (and any state appellate court therefrom within the State of Delaware), the United States District Court for the District of Delaware and any appellate court from any thereof or, if either such court declines to accept jurisdiction over a particular matter, any other state or federal court in Delaware generally, or (b) the United States District Court for the Southern District of New York and any appellate court from any thereof or, if either such court declines to accept jurisdiction over a particular matter, any other state or federal court in New York generally, in any action or proceeding arising out of or relating to this Agreement or the Credit Agreement, or for recognition or enforcement of any judgment arising therefrom, and further irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or the Credit Agreement brought by them shall be brought, and shall be heard and determined, exclusively in the aforementioned Delaware or New York courts.  Each Party irrevocably waives any objection as to venue or inconvenient forum.  Each Party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

20.A&R Effective Date; Conditions to Effectiveness.

This Agreement shall become effective and binding upon each of the Parties at 12:01 a.m. prevailing Eastern Time on the date on which all of the following conditions are satisfied (the “A&R Effective Date”):

a.	the Consenting Lenders, Murray and the Cline Group shall have received duly executed signature pages for this Agreement signed by the Partnership;
b.

the Partnership shall have received duly executed signature pages for this Agreement from (i) Consenting Lenders constituting “Required Lenders” and “Required Revolving Lenders”, as each of those terms is defined in the Credit Agreement, (ii) Murray, and (iii) each member of the Cline Group;

c.

payment of a consent fee to each Consenting Lender that executes this Agreement in an aggregate amount equal to (i) 0.25% of such Consenting Lender’s Revolving Credit Commitment (as that term is defined in the Credit Agreement) after giving effect to the proposed reduction of such commitment as contemplated in the A&R Amendment Term Sheet and, without duplication, (ii) 0.25% of all Revolving Loans, Term Loans, Swing Line Loans and L/C Obligations (as each term as defined in the Credit Agreement) owed to such Consenting Lender after giving effect to the proposed modifications contemplated in the A&R Amendment Term Sheet (the “Consent Fee”);

d.	each of the representations and warranties made by the Partnership in Section 4 hereof or elsewhere in this Agreement shall be true and correct as of the A&R Effective Date; and

e.	the Noteholder Support Agreement, the Noteholder Forbearance Agreement and the A/R Securitization Forbearance Agreement shall be in full force and effect.

Upon the A&R Effective Date, the A&R Term Sheets shall be deemed effective for the purposes of this Agreement, and thereafter the terms and conditions therein may only be amended, modified, waived, or otherwise supplemented as set forth in Section 14.

21.No Solicitation.

Notwithstanding anything to the contrary, this Agreement is not and shall not be deemed to be an offer for the issuance, purchase, sale, exchange, hypothecation, or other transfer of securities or a solicitation of an offer to purchase or otherwise acquire securities for purposes of the Securities Act and the Securities Exchange Act.

22.Third-Party Beneficiary.

The terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

23.Successors and Assigns; Severability.

Except as otherwise provided in this Agreement, this Agreement is intended to bind and inure to the benefit of each of the Parties and each of their respective successors, assigns, heirs, executors, administrators and representatives.  If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect, provided, however, that nothing in this Section 23 shall be deemed to amend, supplement or otherwise modify, or constitute a waiver of, any Termination Event.

24.Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement.  Execution copies of this Agreement may be delivered by electronic mail (in “.pdf” or “.tif” format), facsimile or otherwise, which shall be deemed to be an original for the purposes of this Agreement.

25.Headings.

The section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

26.No Waiver of Participation and Preservation of Rights.

Except as provided in this Agreement, nothing herein is intended to, does, or shall be deemed in any manner to waive, limit, impair, or restrict the ability of each of the Lenders to (i) protect and preserve its rights, remedies, and interests, including, but not limited to, its claims against any other Party and any liens or security interests it may have in any assets of the Partnership, (ii) purchase, sell or enter into any transactions in connection with the Debt, subject to the restrictions provided for herein in respect of such Transfers, (iii) enforce any right under the Credit Agreement, subject to the terms hereof, (iv) consult with other Consenting Lenders, the Partnership or any other Transaction Party, or (v) enforce any right, remedy, condition, consent or approval requirement under this Agreement or in any of the Definitive Documents.  Without limiting the foregoing sentence in any way, if this Agreement is terminated in accordance with its terms for any reason (other than consummation of the Transaction), the Parties each fully and expressly reserve any and all of their respective rights, remedies, claims, defenses and interests, subject to Sections 8 and 9 in the case of any claim for breach of this Agreement arising prior to termination.

27.Consideration.

The Parties hereby acknowledge that no consideration, other than that specifically described herein and in the Term Sheet and the Definitive Documents shall be due or paid to any Party for its agreement to support the Transaction in accordance with the terms and conditions of this Agreement.

28.Interpretation.

This Agreement is the product of negotiations among the Parties, and the enforcement or interpretation of this Agreement is to be interpreted in a neutral manner.  Any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement or any portion of this Agreement, shall not be effective in regard to the interpretation of this Agreement.

29.Several, Not Joint, Claims.

The agreements, representations, warranties and obligations of the Parties to this Agreement are, in all respects, several and not joint.

30.Notices.

All notices, requests, demands, document deliveries and other communications hereunder shall be deemed given if in writing and delivered, if sent by email, facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses, email addresses and facsimile numbers (or at such other addresses, email addresses or facsimile numbers as shall be specified by like notice):

If to the Partnership, to counsel at the following address:

Foresight Energy LP

211 North Broadway, Suite 2600

Saint Louis, MO  63102

Attn: Rashda Buttar, General Counsel

Email: rashda.buttar@foresight.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Facsimile:  (212) 492-0158

Attn:  Kelley A. Cornish, Alice Belisle Eaton and Lauren Shumejda

Email: kcornish@paulweiss.com, aeaton@paulweiss.com, lshumejda@paulweiss.com

If to any Consenting Lender, to the address set forth on its signature page.

If to Murray, to counsel at the following address:

Murray Energy Corp.

46226 National Road
St. Clairsville, Ohio  43950

Attn: Michael O. McKown

Email: mmckown@coalsource.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Facsimile:  (212) 446-4900

Attn:  Christian Nagler

Email: cnagler@kirkland.com

If to Beyer, to the following address:

Michael J. Beyer

768 Harbor Isles Court
North Palm Beach, FL  33410
Email:  beyermichaelj@gmail.com

with a copy (not constituting notice) to:

Cohen & Grigsby, P.C.

625 Liberty Avenue

Pittsburgh, PA  15222-3152

Attn:  Paul DeRosa

Fax (412) 209-1993

Email: pderosa@cohenlaw.com

If to any member of the Cline Group (other than Beyer), to the following address:

Cline Group

c/o Foresight Reserves, LP

3801 PGA Boulevard

Suite 903

Palm Beach Gardens, FL 33410

Attn: Paul Vining

Email: pvining@clineres.com

with a copy (which shall not constitute notice) to:

Foresight Reserves, LP

3801 PGA Boulevard

Suite 903

Palm Beach Gardens, FL 33410

Attn:  Richard Verheij

Email:  rverheij@clineres.com

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers or other agents, solely in their respective capacity as officers or other agents of the undersigned and not in any other capacity, as of the date first set forth above.

FORESIGHT ENERGY LLC By: /s/ Robert D. Moore Name: Robert D. Moore Title: President and Chief Executive Officer

[Signature page to A&R Transaction Support Agreement]

GUARANTORS:

FORESIGHT ENERGY FINANCE CORPORATION

By: /s/ Robert D. Moore
Name: Robert D. Moore
Title:   President and Chief Executive Officer

FORESIGHT ENERGY SERVICES LLC

By: /s/ Robert D. Moore
Name: Robert D. Moore
Title:   President and Chief Executive Officer

FORESIGHT COAL SALES LLC

By: /s/ Robert D. Moore
Name: Robert D. Moore
Title:   President and Chief Executive Officer

FORESIGHT SUPPLY COMPANY LLC

By: /s/ Robert D. Moore
Name: Robert D. Moore
Title:   President and Chief Executive Officer

HILLSBORO ENERGY LLC

By: /s/ Robert D. Moore
Name: Robert D. Moore
Title:   President and Chief Executive Officer

MACOUPIN ENERGY LLC

By: /s/ Robert D. Moore
Name: Robert D. Moore
Title:   President and Chief Executive Officer

[signature page to A&R Transaction Support Agreement]

OENEUS LLC D/B/A SAVATRAN LLC

By: /s/ Robert D. Moore
Name: Robert D. Moore
Title:   President and Chief Executive Officer

SUGAR CAMP ENERGY, LLC

By: /s/ Robert D. Moore
Name: Robert D. Moore
Title:   President and Chief Executive Officer

WILLIAMSON ENERGY, LLC

By: /s/ Robert D. Moore

Name: Robert D. Moore
Title:   President and Chief Executive Officer

AMERICAN CENTURY MINERALS LLC

By: /s/ Robert D. Moore
Name: Robert D. Moore
Title:   President and Chief Executive Officer

AMERICAN CENTURY TRANSPORT LLC

By: /s/ Robert D. Moore
Name: Robert D. Moore
Title:   President and Chief Executive Officer

FORESIGHT ENERGY LP By: /s/ Robert D. Moore Name: Robert D. Moore Title: President and Chief Executive Officer

[Signature page to A&R Transaction Support Agreement]

AGREED BY EACH OF THE
FOLLOWING PARTIES:

MURRAY ENERGY CORP.

Authorized Signatory:

By: /s/ Robert D. Moore
Name: Robert D. Moore
Title: EVP, COO & CFO

Aggregate FELP Units held:

FORESIGHT RESERVES LP

Authorized Signatory:

By: /s/ Paul Vining
Name:  Paul Vining
Title:  President

Aggregate FELP Units held:

CHRISTOPHER CLINE

By: /s/ Christopher Cline
Name: Christopher Cline
Title:

Aggregate FELP Units held:

Aggregate Principal Amount of Notes under the Notes Indenture:

[Signature page to A&R Transaction Support Agreement]

CLINE RESOURCES AND DEVELOPMENT COMPANY

Authorized Signatory:

By: /s/ John Dickinson
Name: John Dickinson
Title: Authorized Person

Aggregate FELP Units held:

MICHAEL J. BEYER

By: /s/ Michael J. Beyer
Name: Michael J. Beyer
Title:

Aggregate FELP Units held:

Aggregate Principal Amount of Notes under the Notes Indenture:

MUNSEN LLC

Authorized Signatory:

By: /s/ John Dickinson
Name: John Dickinson
Title: Manager

Aggregate FELP Units held:

Aggregate Principal Amount of Notes under the Notes Indenture:

[Signature page to A&R Transaction Support Agreement]

FILBERT HOLDINGS LLC

Authorized Signatory:

By: /s/ Andrew Rimbach ____
Name:  Andrew Rimbach
Title: Manager

Aggregate FELP Units held:

Aggregate Principal Amount of Notes under the Notes Indenture:

FOREST GLEN INVESTMENTS LLC

Authorized Signatory:

By: /s/ Brian Glasser
Name: Brian Glasser
Title: Manager

Aggregate FELP Units held:

Aggregate Principal Amount of Notes under the Notes Indenture:

ALEX T. CLINE 2004 IRREVOCABLE TRUST

Authorized Signatory:

By: /s/ Donald R. Holcomb
Name: Donald R. Holcomb
Title: Trustee

Aggregate FELP Units held:

Aggregate Principal Amount of Notes under the Notes Indenture:

[Signature page to A&R Transaction Support Agreement]

CANDICE CLINE 2004 IRREVOCABLE TRUST

Authorized Signatory:

By: /s/ Donald R. Holcomb
Name: Donald R. Holcomb
Title: Trustee

Aggregate FELP Units held:

Aggregate Principal Amount of Notes under the Notes Indenture:

CHRISTOPHER L. CLINE 2004 IRREVOCABLE TRUST

Authorized Signatory:

By: /s/ Donald R. Holcomb
Name: Donald R. Holcomb
Title: Trustee

Aggregate FELP Units held:

Aggregate Principal Amount of Notes under the Notes Indenture:

KAMERON N. CLINE 2004 IRREVOCABLE TRUST

Authorized Signatory:

By: /s/ Donald R. Holcomb
Name: Donald R. Holcomb
Title: Trustee

Aggregate FELP Units held:

Aggregate Principal Amount of Notes under the Notes Indenture:

[Signature page to A&R Transaction Support Agreement]

AGREED BY EACH OF THE
FOLLOWING PARTIES:

[_________________]

Authorized Signatory:

By:_________________________________
Name:
Title:

Aggregate Principal Amount of Debt under the Credit Agreement: $_______________________

Name and Address of Contact for Notices:

Name:

Address:

Facsimile:

Email:

[Signature page to A&R Transaction Support Agreement]

EXHIBIT A

A&R Amendment Term Sheet

EXECUTION VERSION

EXHIBIT A TO A&R LENDER SUPPORT AGREEMENT

SCHEDULE 6 OF EXHIBIT A TO A&R NOTES SUPPORT AGREEMENT

Foresight Energy LLC
Third Amended and Restated Credit Agreement

Summary of Principal Terms and Conditions

Set forth below is a summary of the principal terms and conditions for the amendment and restatement of the Second Amended and Restated Credit Agreement dated as of August 23, 2013 among Foresight Energy LLC, the letter of credit issuing banks party thereto, the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).  This summary does not purport to summarize all the terms, conditions, representations and other provisions with respect to the amendment and restatement of the Existing Credit Agreement, which, to the extent not specified herein, will be set forth in the Third Amended and Restated Credit Agreement and include additional corrections and modifications to reflect the operational and strategic requirements of the Borrower and its subsidiaries, as may be mutually agreed by the parties, and to include LSTA contractual bail-in language.  Any capitalized terms used herein and not otherwise defined shall have the meanings give such terms in the Existing Credit Agreement.

Borrower:	Foresight Energy LLC, a Delaware limited liability company (the “Borrower”).
Agent:	Citibank, N.A., as administrative agent and collateral agent for the Senior Facilities (in such capacities, the “Agent”).
Senior Facilities:

(A) Senior secured term loans in an aggregate outstanding principal amount of $297.8 million (the “Term Facility” and the loans thereunder, the “Term Loans”), subject to any reductions prior to the Effective Date (as defined below) as a result of prepayments by the Borrower (including any amortization payments).

(B) A senior secured revolving credit facility in an aggregate principal amount of $475 million (reflecting a decrease of $75 million from the Existing Credit Agreement on the Effective Date (the “Revolving Facility Reduction”)) (together with the swingline facility referred to below, the “Revolving Facility” and, together with the Term Facility, the “Senior Facilities”), under which the Borrower may borrow loans from time to time (the “Revolving Loans”).

NY 76190361v2

Transactions:

On the closing date of the Amended and Restated Credit Agreement (the “Effective Date”): (i) the Amended and Restated Credit Agreement shall become effective, (ii) the closing of the offer to exchange Senior Notes for Exchangeable Notes and Second Lien Notes shall occur, (iii) the other transactions contemplated by the Transaction Support Agreement to occur on such date shall occur, and (iv) fees and expenses related to the foregoing, including the Amendment Fee, shall be paid.

Letter of Credit and Swingline Subfacilities:	Same as Existing Credit Agreement.
Incremental Facilities:	No future Incremental Facilities will be permitted under the Credit Agreement.
Purpose:

Same as Existing Credit Agreement, except that the proceeds of Revolving Loans shall not be permitted to be used to pay accrued and unpaid interest on the Senior Notes (including as of the Effective Date) that are being exchanged for Exchangeable Notes or Second Lien Notes (each as defined below).

Refinancing Facilities:	Same as Existing Credit Agreement.
Interest Rates:

The interest rates, Revolving Facility commitment fees and letter of credit fees will be calculated in the same manner as in the Existing Credit Agreement; provided that the Applicable Rates as to interest rate margins (and the Letter of Credit Fee based on the Applicable Rate for Eurocurrency Rate Revolving Loans) shall be increased by 1.00% per annum as set forth in Annex I.  The Revolving Facility commitment fee and letter of credit fronting fee levels shall remain unchanged.

Amendment Fee:

Lenders that execute the Transaction Support Agreement (or their permitted successors and assigns thereunder) will receive on the Effective Date an amendment fee in an amount equal to 1.00% of the aggregate principal amount of their respective Term Loans and Revolving Facility commitments under the Credit Agreement as of the Effective Date (after giving effect to the Revolving Facility Reduction) (the “Amendment Fee”); provided that the Borrower shall be entitled to a credit against such Amendment Fee for the fee of 0.25% of the aggregate principal amount of their respective Term Loans and Revolving Facility commitments under the Credit Agreement that shall be paid to the Lenders as a condition precedent to the Lenders’ execution of the Amended and Restated Transaction Support Agreement.

Default Rate:	Same as Existing Credit Agreement.
Letters of Credit:	Same as Existing Credit Agreement. Any Letters of Credit outstanding under the Existing Credit Agreement as of the Effective Date shall be deemed to be outstanding under the Credit Agreement.

2

Final Maturity and Amortization:

Same as Existing Credit Agreement (i.e., (i) the Term Facility will mature on August 23, 2020, and will amortize in equal quarterly installments in an amount equal to 0.25% of the original aggregate principal amount of the Term Loans on August 23, 2013, with the balance payable on the maturity date of the Term Facility; and (ii) the Revolving Facility will mature and the commitments thereunder will terminate on August 23, 2018), except that (x) the Revolving Facility will be subject to the mandatory commitment reduction and (y) the Term Loans will have the benefit of the Excess Cash Flow Sweep, in each case as described below under “Mandatory Prepayments and Commitment Reductions”.

Guarantees and Collateral:

Same as Existing Credit Agreement.

For the avoidance of doubt, the Collateral will be subject to second priority Liens securing the Exchangeable Notes and the Second Lien Notes and any Refinancing Indebtedness in respect thereof, which junior Liens shall be subject to a customary silent second intercreditor agreement (the “Second Lien Intercreditor Agreement”), materially consistent with the term sheet attached as Schedule 1.

3

Mandatory Prepayments and Commitment Reductions:

Same as Existing Credit Agreement, except:

(i) the excess cash flow prepayment provision in the Existing Credit Agreement shall be replaced by a new provision providing that, in respect of each of (x) the second half of fiscal year 2016 and (y) fiscal year 2017, 50% of Excess Cash Flow (to be defined in a manner consistent with the Existing Credit Agreement with such modifications mutually agreed by the parties) for such period shall be used to prepay the Term Loans (the “Excess Cash Flow Sweep”); provided that any voluntary prepayment of Term Loans made during each such period shall be credited against excess cash flow prepayment obligations for such period on a dollar-for-dollar basis;

(ii) the Extraordinary Receipts prepayment provisions in the Existing Credit Agreement shall be modified to (i) include all proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings with respect to or otherwise connected to the Deer Run mine (“Hillsboro Business Interruption Insurance Proceeds”) in the definition of “Extraordinary Receipts”, (ii) permit Extraordinary Receipts constituting insurance proceeds (other than Hillsboro Business Interruption Insurance Proceeds) to be used to repay any purchase money, capital lease or other project-level Indebtedness permitted under the Credit Agreement (including the Longwall Financing Arrangements) that is secured by Liens on such insurance proceeds (or assets and property that gave rise to the insurance proceeds) to the extent required under the documents governing such Indebtedness as in effect as of the later to occur of (x) the Effective Date and (y) the time of the event giving rise to such insurance proceeds, and (iii) provide that the Hillsboro Business Interruption Insurance Proceeds are not subject to reinvestment rights or the 100% prepayment requirement, but 50% thereof shall be used to prepay the Term Loans and the remaining 50% may be retained by the Borrower.

(iii) the aggregate commitments under the Revolving Facility shall be reduced on a pro rata basis on December 31, 2016 to $450 million, without premium or penalty; and

(iv) Section 2.05(c)(i)(A) of the Existing Credit Agreement shall be revised to include a reference to Section 7.05(r).

Voluntary Prepayments and Reductions in Commitments:	Same as Existing Credit Agreement (i.e., all Loans may be prepaid without prepayment premium, subject to customary breakage provisions).
Representations and Warranties:

Same as Existing Credit Agreement, except that (i) any representations and warranties that refer to the Amendment Effective Date (the effective date of the second amendment and restatement) will refer to the Effective Date, (ii) the representation and warranty that there has not been a Material Adverse Effect shall be measured from the last day of the most recently ended fiscal quarter for which financial statements have been delivered prior to the Effective Date and (iii) for purposes of any representations and warranties that are qualified by Material Adverse Effect, “Material Adverse Effect” shall exclude the effect of matters directly arising from or otherwise specifically related to the Hillsboro complex, including any combustion event at, and subsequent idling of, the Hillsboro mine and any contracts related thereto.

4

Conditions Precedent to Effective Date:

Customary for transactions of this type, and in addition, will include:

(i) the substantially concurrent consummation of the Transaction (as defined in the Transaction Support Agreement);

(ii) evidence of the effectiveness of amendments and waivers of the Receivables Financing Agreement dated January 13, 2015 among Foresight Receivables, LLC, as borrower, the Borrower,

certain Subsidiaries of the Borrower, the lenders party thereto and PNC Bank, National Association, as agent, as amended (the “Receivables Financing Agreement”);

(iii) evidence of the effectiveness of amendments and waivers to certain other Indebtedness of the Loan Parties;

(iv) execution and delivery of the Second Lien Intercreditor Agreement;

(v) the Borrower shall have paid to the Agent, for the account of the Lenders entitled thereto, the Amendment Fee; and

(vi) the receipt by each Lender at least three (3) Business Days prior to the Effective Date, to the extent requested by such Lender at least ten (10) Business Days prior to the Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations including the PATRIOT Act.

Conditions Precedent to all Subsequent Borrowings:	Same as Existing Credit Agreement.
Affirmative Covenants:

Same as Existing Credit Agreement, except that (i) as an additional requirement, within 30 days after the end of each of the first two months of each fiscal quarter, the Borrower shall provide to the Agent for distribution to those Lenders that are not Public Lenders an unaudited monthly management consolidated balance sheet and income statement of the Borrower and its Subsidiaries (in a form consistent with the Borrower’s current practice and, for the avoidance of doubt, subject to normal quarterly or year-end adjustments and the absence of footnotes) and (ii) the requirement that audit opinion not be qualified by a “going concern” or like qualification or exception shall not apply to the financial statements of the Borrower delivered for the fiscal year ended December 31, 2015.

5

6

Negative Covenants:

Same as Existing Credit Agreement, except:

(i) the Indebtedness covenant shall be modified to (A) permit the incurrence of (1) up to $300 million aggregate principal amount of second lien senior exchangeable Notes maturing no later than September 30, 2017 and with an interest rate not in excess of 15% per annum, payable in kind (the “Exchangeable Notes”), plus additional principal amounts resulting from any Refinancing Indebtedness in respect thereof, provided, that any such Refinancing Indebtedness (i) shall have a maturity date no earlier than 91 days after the maturity date of the Second Lien Notes, (ii) shall not require payment of interest in cash, and (iii) may only be secured by a lien junior in right of priority to the lien securing the Second Lien Notes, and (2) up to $300 million aggregate principal amount of second lien senior secured notes due August 2021 with an interest rate per annum not in excess of (i) 9% per annum in cash for the first two years and 10% per annum in cash thereafter, plus (ii) 1% per annum payable in kind (the “Second Lien Notes”), plus, in each case, additional principal amounts resulting from the capitalization of accrued and unpaid interest on the Senior Notes at the Effective Date, any paid in kind interest after the Effective Date and any Refinancing Indebtedness in respect thereof, provided that any lien securing such Refinancing indebtedness shall be junior in right of priority to the lien securing the Facilities, (B) correct the cross-reference in clause (l) thereof to refer to Section 7.01(c) of the Credit Agreement and (C) add the following sentence:  “The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any indebtedness in the form of additional indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles and the payment of dividends on preferred stock or Disqualified Equity Interests in the form of additional shares of the same class of preferred stock or Disqualified Equity Interests will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Equity Interests for purposes of this Section 7.02.”;

(ii) the Lien covenant shall be modified to permit junior priority Liens on the Collateral to secure the obligations under the Exchangeable Notes and the Second Lien Notes and any Refinancing Indebtedness in respect thereof, which Liens shall be subject to the Second Lien Intercreditor Agreement;

(iii) the Restricted Payment covenant shall be modified to (A) prohibit any Restricted Payments by the Borrower during fiscal year 2016, (B) prohibit Restricted Payments (other than permitted Tax Distributions and TRA Distributions described in clause (C) below) from January 1, 2017 until the later to occur of (x) June 30, 2018 and (y) the refinancing of the Revolving Facility and (C) permit Tax Distributions and TRA Distributions by the Borrower during fiscal years 2017 and 2018 and thereafter, provided that Tax Distributions related to cancellation of debt income shall be capped at $15 million per fiscal year; provided, further, that in each case such provisions shall be subject to customary exceptions to permit payments of expenses of the MLP and the General Partner, payments under the MSA and other customary exceptions to be agreed;

(iv) the debt prepayment covenant shall be modified to expressly permit (A) the prepayment or redemption of the Exchangeable Notes in connection with the exercise by Murray Energy Holdings Co., a Delaware corporation, and/or its subsidiaries of the option to purchase 46% of the equity interests of Foresight Energy GP LLC (the “Murray Option”); provided that such prepayment or redemption may only be consummated with the proceeds of (i) an equity issuance, (ii) a capital contribution or (iii) an incurrence of indebtedness that is unsecured or ranks junior to the Second Lien Notes, does not have any cash interest payments and matures later than the Second Lien Notes, (B) any redemption in respect of any Senior Notes not participating in the exchange offer and permit the satisfaction and discharge of the indenture governing the Senior Notes, (C) the conversion of the Exchangeable Notes into Equity Interests of Foresight Energy LP in accordance with their terms and (D) any permitted refinancing of Indebtedness with Refinancing Indebtedness or the proceeds of Qualified Equity Interests; and

(v) the transactions with Affiliates covenant will be modified to permit the transactions to occur concurrently with the effectiveness of the Credit Agreement on the Effective Date.

Anti-Hoarding:

An anti-hoarding provision prohibiting borrowings of Revolving Loans (but not the issuance of letters of credit) under the Revolving Facility if unrestricted cash of the Borrower exceeds $35 million will be added to the Credit Agreement and apply so long as any Revolving Loans are outstanding.

7

Financial Covenants:

The Consolidated Interest Coverage Ratio financial covenant in Section 7.11(a) of the Existing Credit Agreement and the Senior Secured Leverage Ratio financial covenant in Section 7.11(b) of the Existing Credit Agreement will apply to both the Revolving Facility and the Term Facility.  Section 8.01(b) will also be modified to reflect such change.  Following the Effective Date, any amendment of, or waiver or consent with respect to, Section 7.11 will also require the consent of the Required Lenders.

The applicable ratios will be as follows:

(i) The Consolidated Interest Coverage Ratio covenant levels will remain the same as in the Existing Credit Agreement.

(ii) The Senior Secured Leverage Ratio will be calculated the same as in the Existing Credit Agreement and the levels will be reset as follows:

	Fiscal Quarter Ending	Maximum Senior Secured Leverage Ratio
	Second Quarter 2016 through Fourth Quarter 2016	3.50 : 1.00
	First Quarter 2017 through Fourth Quarter 2017	3.50 : 1.00
	First Quarter 2018 through Fourth Quarter 2018	3.50 : 1.00
	First Quarter 2019 through Fourth Quarter 2019	3.25 : 1.00
	First Quarter 2020 through Fourth Quarter 2020	3.00 : 1.00
	First Quarter 2021 through Fourth Quarter 2021	2.75 : 1.00

8

For purposes of determining compliance with the financial covenants, any cash equity contribution (which shall be common equity or otherwise in a form reasonably acceptable to the Required Lenders) made to the Borrower after the first day of the applicable quarter and on or prior to the day that is 10 business days after the day on which financial statements are required to be delivered for such fiscal quarter will be included in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with the financial covenants at the end of such fiscal quarter and applicable subsequent periods which include such fiscal quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) in each four consecutive fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Specified Equity Contribution is made, (b) no more than three Specified Equity Contributions may be made, (c) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrower to be in pro forma compliance with the financial covenants, and (d) there shall be no pro forma reduction in indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with the financial covenants for the fiscal quarter in respect of which such Specified Equity Contribution is made (either directly through prepayment or indirectly as a result of the netting of unrestricted cash).

“Consolidated EBITDA” will be modified to add an addback for any actually incurred costs, fees and expenses in connection with the contemplated transactions, the change of control litigation, any redemption of the Exchangeable Notes, exercise of the Murray Option and any related transactions and any restructuring of the Borrower and its Subsidiaries, including the fees and expenses of restructuring advisors.

Synergy and Conflicts Committee and CAO:

Affiliate transactions in excess of a materiality threshold to be agreed upon shall be subject to the review and approval of a Synergy and Conflicts Committee.

A chief accounting officer (CAO) that is not affiliated with either Murray Energy Corp. or Foresight Reserves LP shall be appointed by the independent members of the Board; provided that Alix Partners or another restructuring advisor selected by the Board shall be authorized to act as a restructuring advisor reporting to the CEO, to perform such function as generally required of an interim CAO and to provide such reporting support and advice to the Board as is appropriate and necessary.

9

Events of Default:

Same as Existing Credit Agreement, except that in connection with the Change of Control Event of Default, the definition of “Permitted Holders” shall be revised as set forth below and expressly permit the exercise of the Murray Option and the redemption and/or conversion of the Exchangeable Notes and related transactions.

“Permitted Holder” means, collectively, (a) (i) Chris Cline and his children and other lineal descendants, Robert E. Murray, Brenda L. Murray, Robert Edward Murray (son), Jonathan Robert Murray and Ryan Michael Murray (or any of their estates, or heirs or beneficiaries by will); (ii) the spouses or former spouses, widows or widowers and estates of any of the Persons referred to in clause (i) above; (iii) any trust having as its sole beneficiaries one or more of the persons listed in clauses (i) and (ii) above; and (iv) any Person a majority of the voting power of the outstanding Equity Interest of which is owned by one or more of the Persons referred to in clauses (i), (ii) or (iii) above, (b) Murray Energy Holdings Co., a Delaware corporation, and its Subsidiaries (“Murray Energy”) and any investor that participates with Murray Energy in the exercise of the Murray Option, (c) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Persons referenced in clauses (a) and (b)

above, collectively, have beneficial ownership of more than 50% of the total voting power of the voting units or stock of the Borrower or any Parent thereof, (d) Foresight Reserves L.P. and (e) the General Partner.

On the Effective Date, the Required Lenders will also waive the Defaults and Events of Default specified in (i) the Notice of Events of Default and Reservation of Rights delivered by Agent to Borrower dated December 9, 2015, (ii) the notice of payment default delivered by Borrower to the Agent dated February 16, 2016, and (iii) that certain Compliance Certificate in respect of the period ending December 31, 2015 delivered to the Agent on March 23, 2016, and any other Defaults or Events of Default (other than any payment Default or Event of Default) continuing immediately prior to the consummation of the Transactions.

Unrestricted Subsidiaries:	Same as Existing Credit Agreement.
Voting:	Same as Existing Credit Agreement.
Cost and Yield Protection:	Same as Existing Credit Agreement.
Assignments and Participations:	Same as Existing Credit Agreement
Non-Pro Rata Discounted Voluntary Prepayments:	Same as Existing Credit Agreement.
Expenses and Indemnification:	Same as Existing Credit Agreement.
Governing Law and Forum:	New York.
Counsel to Agent:	Shearman & Sterling LLP
General:

The covenants and event of defaults in the indentures governing the Second Lien Notes and Exchangeable Notes shall in no event be more restrictive than the corresponding covenants and events of default set forth in the amended and restated Credit Agreement.  For the avoidance of doubt, the Second Lien Notes and Exchangeable Notes shall not have a financial maintenance covenant.

10

ANNEX I

Applicable Rate

The first clause of the definition of Applicable Rate in Section 1.01 of the Credit Agreement (prior to the proviso therein) will be amended and restated as follows:

“Applicable Rate” means (a) in the case of Term Loans, (i) 5.50% per annum for Eurocurrency Rate Loans and (ii) 4.50% per annum for Base Rate Loans and (b) in the case of the Revolving Loans and Swing Line Loans, the applicable percentage per annum set forth below determined by reference to the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate for Revolving Loan and Swing Line Loans
Level	Consolidated Net Leverage Ratio	Eurocurrency Rate Loans and Letters of Credit	Base Rate Loans	Commitment Fee
I	< 2.50 to 1.00	3.50%	2.50%	0.50%
II	≥2.50 : 1.00 but < 3.00 : 1.00	3.75%	2.75%	0.50%
III	≥3.00 : 1.00 but < 4.00 : 1.00	4.00%	3.00%	0.50%
IV	≥4.00 : 1.00 but < 5.00 : 1.00	4.25%	3.25%	0.50%
V	≥5.00 : 1.00	4.50%	3.50%	0.50%

provided that (a) the Applicable Rate will be determined as of the last day of the immediately preceding fiscal quarter, (b) the Applicable Rate determined for any Adjustment Date (including the first Adjustment Date) shall remain in effect until a subsequent Adjustment Date for which the Consolidated Net Leverage Ratio falls within a different level, and (c) if the financial statements and related Compliance Certificate for any fiscal period are not delivered by the date due pursuant to Sections 6.01 and 6.02, the Applicable Rate shall be set at Level V until the date of delivery of such financial statements and Compliance Certificate, after which the Applicable Rate shall be based on the Consolidated Net Leverage Ratio set forth in such Compliance Certificate.

NY 76190361v2

Schedule 1

Intercreditor Agreement Term Sheet1

Reference is made to (i) that certain Credit Agreement, dated as of August 12, 2010, amended and restated on December 15, 2011 and August 23, 2013, and amended by Incremental Amendment No. 1 dated as of May 27, 2015, and as further amended, amended and restated, modified or supplemented in connection with the Restructuring (as defined below) and from time to time (the “First Lien Credit Agreement”), between Foresight Energy LLC (the “Borrower”) and certain other parties; and (ii) (A) certain second lien senior exchangeable notes (the “Second Lien Exchangeable Notes”) to be issued by [_______] (the “Issuer”), and (B) certain second lien senior secured notes (the “Second Lien Secured Notes” and, together with the Second Lien Exchangeable Notes, the “Second Lien Notes”) to be issued by the Issuer, all of which Second Lien Notes will be guaranteed by, among others, the Borrower and secured by a junior lien on the Collateral (as defined below).

“Restructuring”  means the transactions related to the restructuring of outstanding indebtedness of the Borrower and its affiliates arising as a result of the occurrence of certain events of default thereunder, including, without limitation, indebtedness outstanding under the First Lien Credit Agreement and under the Senior Notes (as defined in the First Lien Credit Agreement).  For purposes of this Amended and Restated Term Sheet, the Facilities (as defined in the First Lien Credit Agreement) under the First Lien Credit Agreement (and the facilities provided in any refinancings, substitutions, extensions or replacements thereof) are herein referred to collectively as the “First Lien Credit Facility” and the First Lien Credit Facility together with the Second Lien Notes (and any refinancings, substitutions, extensions or replacements thereof) are referred to herein individually as a “Debt Facility” and collectively as the “Debt Facilities”.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the First Lien Credit Agreement as in effect as of the date hereof.

[1]

The Second Lien Notes (and any Refinancing Indebtedness thereof) shall be subject to a customary silent second intercreditor agreement, however, all such terms set forth in this Schedule 1 in respect thereof are subject to ongoing negotiation between the Consenting Secured Lenders and the Required Consenting Noteholders; all of such terms shall be acceptable to such parties.

Parties:

(i)Citibank, N.A., as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “First Lien Administrative Agent”) and as collateral agent (in such capacity, together with its successors and permitted assigns in such capacity, the “First Lien Collateral Agent”) under the First Lien Credit Agreement.

(ii)[___] as trustee for the Second Lien Exchangeable Notes (in such capacity, together with its successors and permitted assigns in such capacity, the “Second Lien Exchangeable Notes Trustee”),  [___] as trustee for the Second Lien Senior Notes (in such capacity, together with its successors and permitted assigns in such capacity, the “Second Lien Secured Notes Trustee” and, together with the Second Lien Exchangeable Notes Trustee, the “Second Lien Trustees”)

and [______] as collateral trustee (in such capacity, together with its successors and permitted assigns in such capacity, the “Second Lien Collateral Agent”) for the Second Lien Notes.

(iii)The Borrower under the First Lien Credit Agreement.

(iv)Each guarantor under the First Lien Credit Agreement (each, individually, a “First Lien Guarantor”). NTD: For the avoidance of doubt, the Issuer and the Second Lien Guarantors will also be required to be First Lien Guarantors.

(v)The Issuer under the Second Lien Notes.

(vi)Each guarantor under the Second Lien Notes (each, a “Second Lien Guarantor”).

(vii)Each other Person required to be a party to the Intercreditor Agreement from time to time pursuant to the terms of the Intercreditor Agreement, the First Lien Credit Agreement and the Second Lien Notes, including, without limitation, each Hedge Bank and Commodity Hedge Counterparty party to a Permitted Secured Commodity Swap Contract from time to time.

The Borrower, the Issuer, the First Lien Guarantors and the Second Lien Guarantors are hereinafter referred to collectively as the “Loan Parties”.

Any reference to “Collateral Agent” hereunder shall mean the First Lien Collateral Agent and/or the Second Lien Collateral Agent, as the context may require.

Purpose:	To establish the relative rights and privileges of the parties with respect to the Collateral.
First Lien Claimholders:

The agents, issuing banks and lenders under the First Lien Credit Agreement (and any refinancings, substitutions, extensions or replacements thereof) (the “First Lien Lender Parties”), the Hedge Banks under any Secured Hedge Agreement, the Cash Management Banks under any Secured Cash Management Agreement, each Commodity Hedge Counterparty party to a Permitted Secured Counterparty Swap Contract from time to time and the First Lien Collateral Agent.

First Lien Obligations:

All obligations of every nature of each Loan Party from time to time owed to the First Lien Claimholders under the applicable secured documents, whether for principal, interest, breakage costs, fees, expenses, premium (if any), payments of early termination of or ordinary course settlement payments under interest rate protection agreements and commodity hedge agreements, indemnification payments, letter of credit reimbursement obligations, and all guarantees of the foregoing.

Second Lien Claimholders:

The agents, trustees and note holders of the Second Lien Notes (and any refinancings, substitutions, extensions or replacements thereof) (the “Second Lien Noteholders”) and the Second Lien Collateral Agent.

The First Lien Claimholders and the Second Lien Claimholders are the “Secured Parties”.

Second Lien Obligations:

All obligations of every nature of each Loan Party from time to time owed to the Second Lien Claimholders under the applicable secured documents, whether for principal, interest, breakage costs, fees, expenses, premium (if any), indemnification payments, and all guarantees of the foregoing.

Collateral:

The First Lien Obligations and the Second Lien Obligations shall be secured by liens on the same Collateral (other than Excluded Collateral (as defined below)).  No Loan Party shall grant any liens on any asset or property to secure obligations under either Debt Facility unless it has granted a lien on such asset or property to secure the other Debt Facility.  The Collateral will consist of the following, collectively:

(i)the “Collateral” (as such term is defined in the First Lien Credit Agreement) (the “Credit Facility Collateral”); and

(ii)all other existing and future assets and property, and all proceeds thereof, of each Loan Party (other than Excluded Assets (as defined in the Security Agreement referred to in the First Lien Credit Agreement) and real property that is not Material Owned Real Property or Material Leased Real Property (as defined in the First Lien Credit Agreement) (the “Additional Collateral”).

Excluded Collateral:

Notwithstanding anything to the contrary herein, certain accounts (e.g., cash collateral accounts for the benefit of issuing banks) maintained pursuant to the credit documents for the benefit of the First Lien Lender Parties shall solely be for the benefit of the applicable First Lien Lender Parties (“Excluded Collateral”).

Additionally, no First Lien Claimholder or Second Lien Claimholder shall be required to share any amounts received or deemed received by it in respect of any First Lien Obligation or Second Lien Obligation owed to it from separate insurance, credit default swap protection or other protection against loss arranged by such First Lien Claimholder or Second Lien Claimholder (as applicable) for its own account in respect of any such First Lien Obligation or Second Lien Obligation (which amounts shall be for the sole benefit of such First Lien Claimholder or Second Lien Claimholder (as applicable)).

Permitted Liens:	The Secured Parties’ rights with respect to the Collateral shall be subject only to other liens permitted to exist on the Collateral under the First Lien Credit Agreement.
Lien Subordination:

The liens securing the Second Lien Obligations (the “Second Priority Liens”) shall be expressly junior and subordinated in all respects to the liens securing the First Lien Obligations (the “First Priority Liens”), irrespective of the time, order or method of creation, attachment or perfection of such Second Priority Liens or First Priority Liens or any failure, defect or deficiency or alleged failure, defect or deficiency in any of the foregoing.

Limitations on Enforcement:

Until the First Lien Obligations have been paid in full in cash:

(i)  The Second Lien Claimholders shall not (nor shall they instruct the Second Lien Collateral Agent to) exercise or seek to exercise any rights, power or remedies (including setoff) with respect to, or take any action in respect of, any of the Collateral and shall not (nor shall they instruct the Second Lien Collateral Agent to) institute any action or proceeding (whether judicial or non-judicial) with respect to such rights, powers or remedies.

(ii) None of the Second Lien Claimholders will take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Collateral in contravention of the aforementioned lien priority.

(iii)  The Second Lien Claimholders shall recognize the rights of the First Lien Claimholders under the Intercreditor Agreement, including, without limitation, the right of the First Lien Claimholders to vote the claim represented by the Second Lien Obligations to the extent necessary to enforce the Intercreditor Agreement.

At all times prior to the payment in full in cash of the First Lien Obligations, the First Lien Claimholders shall control (as described under the caption “Voting” below) all decisions related to the exercise of remedies in respect of the Collateral (subject to the terms of the First Lien Credit Agreement and the collateral documents entered into to secure the First Lien Obligations (the “First Lien Collateral Documents”) and any amendments and waivers thereunder (subject to customary provisions requiring consent of the First Lien Claimholders and the Second Lien Claimholders)).  The First Lien Collateral Agent shall have the right to initiate a vote of the First Lien Claimholders with respect to the exercise of remedies.

No Secured Party will oppose or otherwise contest any lawful exercise by the First Lien Collateral Agent of the right to credit bid the secured obligations at any sale in foreclosure of the liens granted to the First Lien Collateral Agent, for the benefit of the Secured Parties so long as such bid is approved separately by the requisite First Lien Claimholders.

The terms of the Intercreditor Agreement shall govern even if part or all of the First Lien Obligations or Second Lien Obligations or the liens securing payment and performance thereof are not perfected or are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

No Interference:

Each Second Lien Claimholder will agree that:

(i) it will not support, take or cause to be taken any action the purpose or effect of which is, or could be, to make any Second Priority Lien pari passu with, or to give such Second Lien Claimholder any preference or priority relative to, any First Priority Lien with respect to the Collateral subject to such First Priority Lien and Second Priority Lien or any part thereof;

(ii) it will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligations or First Lien Collateral Documents, or the validity, attachment, perfection or priority of any First Priority Lien, or the validity or enforceability of the priorities, rights or duties established by or other provisions of the Intercreditor Agreement;

(iii) it will not support, take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral subject to any Second Priority Lien by any First Lien Claimholder or the First Lien Collateral Agent acting on their behalf;

(iv) it shall have no right to (A) direct any First Lien Claimholder to exercise any right, remedy or power with respect to the Collateral subject to any Second Priority Lien or (B) consent to the exercise by any First Lien Claimholder or the First Lien Collateral Agent acting on their behalf of any right, remedy or power with respect to the Collateral subject to any Second Priority Lien;

(v) it will not institute any suit or assert in any suit or insolvency or liquidation proceeding any claim against any First Lien Claimholder seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and no First Lien Claimholder shall be liable to any Second Lien Claimholder for, any action taken or omitted to be taken by such First Lien Claimholder or the First Lien Collateral Agent acting on their behalf with respect to any Collateral securing such Second Lien Obligations that is subject to any Second Priority Lien;

(vi) it will not seek, and shall waive any right, to have any Collateral subject to any Second Priority Lien or any part thereof marshaled upon any foreclosure or other disposition of such Collateral; and

(vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the Intercreditor Agreement or support, take or cause to be taken any action that could otherwise reasonably be expected to result in an impairment of the First Lien Administrative Agent’s, the First Lien Collateral Agent’s or any of the First Lien Claimholders’ rights or interests under the First Lien Credit Agreement, the First Lien Collateral Documents, and the Intercreditor Agreement.

Voting:

With respect to any remedies proposed to be taken by Secured Parties with respect to the Collateral and all other matters relating to the Collateral or the First Lien Collateral Documents, the First Lien Collateral Agent will take direction from the holders of a majority in amount of all First Lien Obligations then outstanding under the First Lien Credit Agreement.

Except as otherwise provided herein, with respect to the Second Lien Collateral Agent, the Second Lien Collateral Agent will take direction from the holders of a majority of all Second Lien Obligations then outstanding.

Distributions of Collateral:

Following the occurrence of and during the continuation of an Event of Default and delivery of a remedies instruction to apply proceeds of the Collateral in accordance with the cash waterfall provisions below, the proceeds of any application of amounts received in accordance with account control rights exercised by either Collateral Agent (irrespective of whether such control rights have been exercised pursuant to a remedies instruction), liquidation, foreclosure or similar transaction related to the sale of Collateral (other than the Excluded Collateral), and proceeds received in a bankruptcy will be applied in the following order of priority:

(i)First, on a pro rata basis, to pay fees, expenses and indemnities of the First Lien Collateral Agent, the Second Lien Collateral Agent and any administrative agent or issuing bank expenses and fees (other than letter of credit reimbursement obligations) under the First Lien Credit Agreement and Second Lien Notes;

(ii)Second, on a pro rata basis to any First Lien Claimholder which has theretofore advanced or paid any fees to any agent or bank referred to in priority first above, other than any amounts paid under priority first above, an amount equal to the amount thereof so advanced or paid by such First Lien Claimholder and for which such Secured Party has not been previously reimbursed;

(iii)Third, on a pro rata basis to the payment of, without duplication, (a) any interest expense (including fees) then due and payable under the First Lien Credit Facility, any Secured Hedge Agreement, any Secured Cash Management Agreement and any Permitted Secured Commodity Swap Contract and (b) to the extent such expenses are reimbursable in accordance with the terms of the relevant documents, all out-of-pocket expenses (including reasonable legal fees) incurred by any First Lien Claimholder in connection with the enforcement and protection of its rights under such documents to which such First Lien Claimholder is a party or otherwise by reason of the occurrence of a default thereunder;

(iv)Fourth, on a pro rata basis, to the payment of, without duplication, (a) any principal and other amounts then due and payable in respect of the First Lien Credit Facility (including cash collateralization (at 102.5% of the available amount thereof) of all outstanding letters of credit issued thereunder), any Secured Hedge Agreement, any Secured Cash Management Agreement and any Permitted Secured Commodity Swap Contract and (b) any other First Lien Obligations then outstanding (including termination or settlement payments under interest rate protection agreements);

(v)Fifth, on a pro rata basis to the payment of, without duplication, (a) any interest expense then due and payable under the Second Lien Notes (and any refinancings, substitutions, extensions or replacements thereof), and (b) to the extent such expenses are reimbursable in accordance with the terms of the relevant documents, all out-of-pocket expenses (including reasonable legal fees) incurred by any Second Lien Claimholder in connection with the enforcement and protection of its rights under such documents to which such Second Lien Claimholder is a party or otherwise by reason of the occurrence of a default thereunder;

(vi)Sixth, on a pro rata basis, to the payment of, without duplication, (a) any principal and other amounts then due and payable in respect of the Second Lien Notes (and any refinancings, substitutions, extensions or replacements thereof)  and (b) any other Second Lien Obligations then outstanding; and

(vii)Seventh, any remaining proceeds to the applicable Loan Party or as a court of competent jurisdiction may direct.

In addition to the foregoing, any net (x) casualty and condemnation proceeds and (y) asset sale proceeds and extraordinary receipts shall be applied in accordance with the terms of the First Lien Credit Facility.

Turnover Provisions:

Each of the Second Lien Claimholders will agree to hold in trust and promptly turn over to the First Lien Collateral Agent any payments or other distributions received in contravention of the Intercreditor Agreement regardless of their source or form.  For the avoidance of doubt, no mandatory or voluntary prepayments of Second Lien Obligations will be permitted prior to the discharge in full in cash of the First Lien Obligations.

If, for any reason, a Secured Party does not have a valid and perfected lien (either directly or through any applicable Collateral Agent) on any portion of the Collateral, proceeds on such portion received by the other Secured Parties will be paid over to the extent necessary to reflect the distribution provisions above as if all Secured Parties held such a lien.

If any Second Lien Claimholder obtains knowledge of or is notified by the First Lien Collateral Agent that a payment or distribution made to a First Lien Claimholder is rescinded for any reason whatsoever, such Second Lien Claimholder shall promptly pay or remit to the First Lien Collateral Agent any payment or distribution received by it in respect of any Collateral subject to any First Priority Liens securing such First Lien Obligations, and the provisions set forth in the Intercreditor Agreement shall be reinstated as if such payment or distribution had not been made, until the payment and satisfaction in full of the First Lien Obligations.

Restrictions on Amendments:

Without the prior written consent of the First Lien Collateral Agent, no collateral documents entered into to secure the Second Lien Obligations (such collateral documents, the “Second Lien Collateral Documents”) may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Lien Collateral Document, would be prohibited by, or would require any Loan Party to act or refrain from acting in a manner that would violate, any of the terms of the Intercreditor Agreement.

In the event that the First Lien Claimholders or the First Lien Collateral Agent enters into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the First Lien Collateral Agent, the First Lien Claimholders, the Borrower or any other Loan Party thereunder (including the release of any liens in Collateral to the extent permitted as described below under “Release of Liens”), then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Second Lien Collateral Document without the consent of the Second

Lien Collateral Agent or any Second Lien Claimholder and without any action by the Second Lien Collateral Agent, the Borrower or any other Loan Party.

Effective Date Acknowledgments:

On the Effective Date (to be defined as the date of consummation of certain transactions), each of the Secured Parties will recognize the existence and the permissibility of the other Secured Parties and their respective debt and/or lien obligations and rights.

Release of Liens:

The Intercreditor Agreement will provide that in the event the First Lien Collateral Agent releases its lien on and/or sells all or any portion of Collateral that is (a) permitted to be sold or transferred pursuant to the First Lien Credit Agreement, (b) sold in a foreclosure or similar transactions in accordance with the terms of the First Lien Credit Agreement or (c) Excluded Collateral, in each case, the Second Priority Lien on such Collateral shall be automatically released without the consent of any of the Second Lien Claimholders or the Second Lien Collateral Agent being required, such release being made free and clear of all liens of the Secured Parties, and each Second Lien Claimholder shall be deemed to have consented to such release or sale.

In addition, the requirement that a Second Priority Lien attach to, or be perfected with respect to, Collateral shall be waived automatically and without further action so long as the requirement that a First Priority Lien attach to, or be perfected with respect to, such property or assets is waived by the First Lien Collateral Agent.

Refinancings:

The First Lien Credit Facility and the Second Lien Notes may be replaced, refunded or refinanced, in whole or in part, (each, a “Replacement”) without notice to, or the consent of any Secured Party, all without affecting the Lien priorities provided for under the Intercreditor Agreement or the other provisions thereof; provided, however, that the First Lien Administrative Agent and the Second Lien Trustee shall receive on or prior to the incurrence of the Replacement:

(i) an officers’ certificate from the Borrower or Issuer, as applicable, stating that (A) the Replacement is permitted by each applicable collateral document to be incurred (or, if required, any relevant consent has been obtained) and (B) customary legending requirements, if any, have been satisfied, and

(ii)  a “Priority Confirmation Joinder” (to be defined in the Intercreditor Agreement) from the holders or lenders of any indebtedness that replaces the First Lien Credit Facility or the Second Lien Notes, as the case may be (or an authorized agent, trustee or other representative on their behalf).

Upon the consummation of such Replacement and the satisfaction of certain other requirements, the holders or lenders of the indebtedness incurred pursuant to such Replacement and any authorized agent, trustee or other representative thereof will be entitled to the benefits of the Intercreditor Agreement.

Bankruptcy or Insolvency/Liquidation:

In the event of an insolvency or liquidation proceeding of a Loan Party, whether voluntary or involuntary, if the First Lien Administrative Agent or the First Lien Collateral Agent shall desire to permit the use of cash collateral or to permit such Loan Party to obtain debtor-in-possession financing (a “DIP Financing”), then the Second Lien Claimholders will agree that they will raise no objection to such use of cash collateral (or any grant of administrative expense priority under the Bankruptcy Code) or DIP Financing and will not request adequate protection or any other relief in connection therewith.  The Second Lien Claimholders will subordinate their respective liens in the Collateral to the liens securing such DIP Financing to the extent the liens securing the First Lien Obligations are subordinated or are pari passu with such DIP Financing.  The Second Lien Claimholders agree that they shall not be entitled to provide any DIP Financing unless the First Lien Claimholders have elected not to provide such DIP Financing.

Adequate Protection:

No Second Lien Claimholder will file or prosecute in any insolvency or liquidation proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Second Priority Liens, nor will it object to or contest (i) any request by the First Lien Collateral Agent or First Lien Claimholders for adequate protection or (ii) any objection by the First Lien Collateral Agent or First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Claimholders claiming a lack of adequate protection, except that the Second Lien Claimholders may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the discharge of the First Lien Obligations.

Automatic Stay Relief

The Second Lien Claimholders will not oppose or otherwise contest any motion for relief from the automatic stay made by the First Lien Administrative Agent, the First Lien Collateral Agent or the First Lien Claimholders.

No Objection:

No Second Lien Claimholder will object to or oppose a sale or other disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the First Lien Claimholders shall have consented to such sale or disposition of such Collateral and all First Priority Liens and Second Priority Liens will attach to the proceeds of the sale.

Waiver of Claims:

Each of the Second Lien Claimholders will waive any claim such Second Lien Claimholders may have against the First Lien Administrative Agent, the First Lien Collateral Agent or any other First Lien Claimholders (or their representatives) arising out of any election by the First Lien Administrative Agent, First Lien Collateral Agent or any First Lien Claimholders, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

Plan support:

Without the consent of the First Lien Claimholders, the Second Lien Claimholders will not propose or support any plan that does not contemplate payment of the First Lien Obligations in full in cash or is otherwise  inconsistent with the Intercreditor Agreement.

Separate grants:

Each of the First Lien Claimholders and the Second Lien Claimholders will agree that (a) the grants of liens under the First Lien Collateral Documents and the Second Lien Collateral Documents are separate and distinct grants and (b) First Lien Obligations and Second Lien Obligations must be separately classified in any bankruptcy.

Rights As Unsecured Creditors:	The First Lien Claimholders may exercise rights and remedies as unsecured creditors against any of the Loan Parties.
Insurance:

The First Lien Collateral Agent shall have the sole right (subject to the Borrower’s rights under the First Lien Credit Agreement, and the other documents relating thereto) to adjust and settle insurance claims with respect to the Collateral and approve awards granted with respect to the Collateral in any condemnation or similar proceeding.

Purchase Right:

If an Event of Default under and as defined in the First Lien Credit Agreement has occurred and is continuing and the amount of any claim or claims in respect of any First Lien Obligations has been determined, the Second Lien Claimholders will be permitted within an agreed exercise period to purchase the entire amount of such claim or claims at par plus any accrued interest (and payment of any outstanding fees and expenses) from such First Lien Claimholders during a call period to be agreed.

Interpretation:

For the avoidance of doubt, any determinations as to whether a First Lien Obligation has been paid in full in cash hereunder shall be made without taking into account any limitations on such obligations imposed by the United States Bankruptcy Code or other applicable insolvency law.

Governing Law; Jurisdiction:	The State of New York.

EXHIBIT B

A&R Transaction Term Sheet

EXECUTION VERSION
EXHIBIT A TO A&R NOTES SUPPORT AGREEMENT

EXHIBIT B TO A&R LENDER SUPPORT AGREEMENT

AMENDED AND RESTATED TERM SHEET FOR PROPOSED TRANSACTION

This amended and restated term sheet (including all exhibits, schedules and annexes hereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Amended and Restated Notes Support Agreement (as defined below), this “Amended and Restated Term Sheet”) sets forth certain of the principal terms of a proposed global restructuring of the indebtedness and other obligations of, and certain equity and governance matters relating to, (a) Foresight Energy GP LLC, a Delaware limited liability company (“FEGP”), and (b) Foresight Energy LP, a Delaware limited partnership (“FELP”), Foresight Energy LLC, a Delaware limited liability company (“FELLC”), and their respective subsidiaries (collectively, the “Partnership”) and certain related agreements among Reserves (as defined below), Murray (as defined below) and certain of their respective affiliates.  Such global restructuring, as contemplated by this Amended and Restated Term Sheet, is referred to herein as the “Transaction”.

Capitalized terms used herein without definitions shall have the meanings given to such terms in the Amended and Restated Transaction Support Agreement, dated as of July 22, 2016 (the “Restatement Date”), to which this Amended and Restated Term Sheet is attached as Exhibit A (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Amended and Restated Notes Support Agreement”).

The Transaction contemplates, among other things: (i) an exchange of the Senior Notes (as defined herein); (ii) amendments and waivers to the Credit Agreement and the Securitization Facility (each as defined herein); (iii) amendments to various corporate governance agreements and related contracts; (iv) the granting of certain releases by and among certain Transaction Parties (as defined below) and (v) related agreements among Reserves, Murray and certain of their respective affiliates, in each case, on the terms and subject to the conditions set forth in this Amended and Restated Term Sheet and the Amended and Restated Notes Support Agreement.  The date on which the Transaction is consummated is called the “Effective Date”.

This Amended and Restated Term Sheet does not include a description of all of the terms, conditions and other provisions that are to be contained in the definitive documentation executed, delivered, filed and/or distributed in connection with the Transaction, all of which remain subject to discussion and negotiation among the Transaction Parties.

THIS AMENDED AND RESTATED TERM SHEET IS NOT AN OFFER OR THE SOLICITATION OF AN OFFER WITH RESPECT TO ANY SECURITIES. ANY SUCH OFFER WILL ONLY BE MADE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS.

THIS AMENDED AND RESTATED TERM SHEET IS BEING PROVIDED AS PART OF A COMPREHENSIVE COMPROMISE AND SETTLEMENT, EACH ELEMENT OF WHICH IS CONSIDERATION FOR THE OTHER ELEMENTS AND AN INTEGRAL ASPECT OF THE PROPOSED TRANSACTION.  THIS AMENDED AND RESTATED TERM SHEET IS CONFIDENTIAL AND SUBJECT TO FEDERAL RULE OF EVIDENCE 408.  NOTHING IN THIS AMENDED AND RESTATED TERM SHEET SHALL CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY fact or liability, a stipulation or a waiver, AND EACH statement CONTAINED HEREIN IS MADE without prejudice solely for settlement purposes, with a full reservation as to any rights, remedies or defenses of the PARTNERSHIP AND ALL OTHER TRANSACTION PARTIES.

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SUMMARY OF CERTAIN ECONOMIC AND OTHER TERMS AND CONDITIONS FOR TRANSACTION
Parties in Interest:

The Transaction is contemplated by and among:

(a)FELP, FELLC, and their respective subsidiaries;

(b)Murray Energy Corp., an Ohio corporation (“Murray”), Christopher Cline, an individual (“Cline”), and Cline Resources and Development Company, a West Virginia corporation (“Development” and, together with Murray and Cline, the “Significant Equityholders”), and certain investors in, and affiliates and principals of, the Significant Equityholders;

(c)FEGP;

(d)lenders under the Credit Agreement who hold commitments, loans or other credit extensions under the Credit Agreement in a sufficient amount or percentage to effectuate the amendments and waivers to the Credit Agreement contemplated herein (the “Consenting Secured Lenders”);

(e)PNC Bank, National Association, as administrative agent (the “Securitization Agent”) under the Securitization Facility, and lenders under the Securitization Facility who hold commitments, loans or other credit extensions under the Securitization Facility in a sufficient amount or percentage to effectuate the amendments and waivers to the Securitization Facility contemplated herein;

(f)the Indenture Trustee (as defined below), the holders of the Senior Notes that are affiliates of the Partnership, and holders of the Senior Notes holding at least 98% of the aggregate principal amount of outstanding Senior Notes not held by affiliates of the Partnership; and

(g)the members of FEGP, in their capacities as such, which consist of: (i) Foresight Reserves LP, a Nevada limited partnership (“Reserves”), (ii) Murray and (iii) Michael Beyer, an individual (“Beyer,” and such members, collectively, the “Members”).

The persons and entities described in clauses (a) through (g) shall be referred to herein, collectively, as the “Transaction Parties”.

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Current Capital Structure:

The capital structure of the Partnership is currently as follows:

(a)Indebtedness (the “Secured Debt”) outstanding under the Second Amended and Restated Credit Agreement, dated as of August 23, 2013, by and among FELLC, as borrower, certain guarantors, Citibank N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto from time to time (as amended, supplemented or otherwise modified, the “Credit Agreement”), comprised of (i) $352.5 million of principal amount of revolving loans, (ii) $297.8 million of principal amount of term loans, and (iii) $6.5 million in undrawn letters of credit, in each case, outstanding as of the Restatement Date;

(b)Indebtedness outstanding under the Receivables Financing Agreement, dated as of January 13, 2015, by and among Foresight Receivables LLC, as borrower, the Securitization Agent, and the lenders party thereto from time to time (as amended, supplemented or otherwise modified, the “Securitization Facility”), comprised of a $50 million credit facility of which an estimated principal amount of approximately $13.4 million of borrowings are outstanding as of the Restatement Date;

(c)Indebtedness and lease obligations (the “Equipment Financings”) outstanding, collateralized by longwall mine equipment, by and among FELP, FELLC, and the financing parties thereto, with an aggregate outstanding balance of $140.1 million as of the Restatement Date;

(d)Indebtedness constituting senior unsecured notes (the “Senior Notes”) issued under that certain Indenture, dated as of August 23, 2013, by and among FELLC and Foresight Energy Financing Corporation, as issuers (the “Issuers”), certain guarantors, and Wilmington Savings Fund Society, FSB, as successor indenture trustee (in such capacity, the “Indenture Trustee”) (as amended, supplemented or otherwise modified, the “Indenture”), in an outstanding principal amount of $600 million as of the Restatement Date, which amount includes Senior Notes held by investors in Reserves (collectively, the “Reserves Investor Group” and such Senior Notes, the “Affiliate Notes”) in an aggregate principal amount of $83.0 million as of the Restatement Date;

(e)Partnership interests in FELP, comprised of (i) common units in FELP (the “Common Units”) held by public unitholders, current and former FEGP executive officers and directors, Cline Trust Company, a Delaware limited liability company (“CTC”), and affiliates of Cline and Reserves and (ii) subordinated units in FELP (together with the Common Units, the “FELP Units”) held by Murray; and

(f)Limited liability company interests in FEGP held by Reserves, Murray and Beyer.

See Schedule 1 hereto for the Partnership’s projected capitalization and equity structure as of the Effective Date and September 30, 2017, assuming the Note Redemption (as defined below) occurs on such date and after giving effect thereto.

Implementation of Transaction:

The Transaction will be accomplished through the following key steps and transactions, each as described in detail below:

(a)The purchase, through a cash tender offer (the “Reserves Tender Offer”), by the Reserves Investor Group of up to $105.4 million principal amount of Senior Notes held by holders that are not Reserves, the Reserves Investor Group or affiliates of Reserves or the Reserves Investor Group (including CTC), which purchase shall settle contemporaneously with the settlement of the Exchange Offer (as defined below) (such purchased Senior Notes, the “New Affiliate

Notes”), on the terms described in Schedule 2 hereto;

(b)The exchange, through an exchange offer with holders of Senior Notes that are not Reserves, the Reserves Investor Group or affiliates of Reserves or the Reserves Investor Group (collectively, the “Exchange Offer”), of Senior Notes for (1) Exchangeable PIK Notes (as defined below), (2) Second Lien Notes (as defined below) and (3) Warrants (as defined below) (such exchange is further described below in the section entitled “Treatment of Non-Affiliated Senior Notes in Exchange Offer.”)

(c)The exchange, through an individually negotiated exchange with the Reserves Investor Group, of Affiliate Notes and New Affiliate Notes for Exchangeable PIK Notes and Second Lien Notes (such exchange is further described below in the section entitled “Treatment of and Consideration by Reserves Investor Group and Reserves” and defined therein as the “Reserves Exchange”);

(d)Amendments and waivers to the Credit Agreement on the terms described in Schedule 6 hereto (the “Credit Agreement Amendment”);

(e)Amendments and waivers to the Securitization Facility to, among other things, address any existing defaults, on the terms described in Schedule 7 hereto (the “Securitization Facility Amendment”);

(f)Execution of a new intercreditor agreement to govern the respective rights of the Secured Lenders, on the one hand, and the holders of the Second Lien Notes and the Exchangeable PIK Notes, on the other hand, the current negotiations of the terms of which are reflected on Schedule 6 hereto (the “Intercreditor Agreement”);

(g)Amendments to the Second Amended and Restated Limited Liability Company Agreement of FEGP, dated as of April 16, 2015 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof prior to giving effect to the FEGP LLC Agreement Amendment (as defined below), the “Existing FEGP LLC Agreement”), among the Members (such amendments to the Existing FEGP LLC Agreement, the “FEGP LLC Agreement Amendment”) to, among other things, grant the holders of Senior Notes that are not Murray, Reserves, the Reserves Investor Group or affiliates of any of Murray, Reserves or the Reserves Investor Group the right to appoint an observer to the board of directors of FEGP (the “Board”) that is mutually acceptable to the Required Consenting Noteholders and the Partnership, and provide for certain modifications to the Existing FEGP LLC Agreement upon a Failure to Redeem (as defined below) on the terms described on Schedule 8 hereto under “FEGP Governance Documents Modifications”;

(h)Amendments to the First Amended and Restated Agreement of Limited Partnership of FELP, dated as of June 23, 2014 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof prior to giving effect to the FELP LP Agreement Amendment (as defined below), the “Existing FELP LP Agreement”), among the partners of FELP (such amendments to the Existing FELP

LP Agreement, the “FELP LP Agreement Amendment”), on the terms described on Schedule 8 hereto under “FELP LP Agreement Amendment”;

(i)Amendments to (i) the Purchase and Sale Agreement, dated as of April 7, 2015, by and among Reserves, Murray and Beyer (the “PSA”), (ii) the Second Amended and Restated Management Services Agreement, dated as of April 30, 2015, by and among FEGP and Murray American Coal, Inc., a subsidiary of Murray (the “MSA”), (iii) the Call and Put Option Agreement, dated as of April 16, 2015, by and among Colt LLC and Murray (the “Call/Put Agreement”), and (iv) the Option Agreement, dated as of April 16, 2015, by and among the Members (the “Option Agreement”), in each case, on the terms described on Schedule 8 hereto under “PSA-Related Modifications” (collectively, the “PSA-Related Amendments”);

(j)Execution of an equity adjustment agreement by and among Murray and the Reserves Investor Group on the terms described on Schedule 8 hereto under “Equity Adjustment Agreement” (the “Equity Adjustment Agreement”);

(k)Execution of one or more release agreements by and among the Partnership, the Significant Equityholders, the Reserves Investor Group, and the holders of the Senior Notes on the terms described below (collectively, the “Release Agreements”);

(l)Execution of an agreement between Colt LLC and Murray American Coal, Inc. pursuant to which Colt LLC indefeasibly assigns to Murray American Coal, Inc. certain minimum royalty payments under certain coal mining leases (the “Colt Assignment”);

(m)Execution by Reserves and Murray of (1) a letter agreement governing the rights of Reserves with respect to its Exchangeable PIK Notes upon a Note Redemption or exercise by Murray (or any of its affiliates) of the Purchase Right (the “Financing Letter Agreement”) and (2) a letter agreement governing the release by Robert Murray and Robert Moore of potential fraudulent conveyance claims against Reserves (and its affiliates) (the “Release Letter Agreement” and together with the Financing Letter Agreement, the “Letter Agreements”); and

(n)Such other modifications or amendments to other operational, governance or financing documents, including Equipment Financings, as may be necessary to address existing defaults and/or events of default and permit the transactions contemplated herein (each such modification and amendment described in this clause (n), collectively, the “Other Amendments”).

An illustrative chart showing the aggregate consideration that would be received by the Eligible Holders (as defined in Schedule 2 hereto) and the holders of Affiliate Notes and New Affiliate Notes in connection with the Transaction, assuming: (i) full participation, and (ii) participation of the Eligible Holders holding 98% of the aggregate principal amount of Senior Notes held by all of the Eligible Holders, in the Tender Offer and the

Exchange Offer is attached hereto as Schedule 10.

Conditions Precedent to Effective Date:

The Transaction will be subject to the satisfaction or waiver of the following conditions:

(a)Holders of Senior Notes that are not Reserves, the Reserves Investor Group or affiliates of Reserves or the Reserves Investor Group tender into the Reserves Tender Offer and the Exchange Offer Senior Notes representing at least 98% of the aggregate principal amount of Senior Notes outstanding held by all such holders;

(b)Each of the representations and warranties of the Partnership, FEGP, the Cline Group and Murray in the Amended and Restated Notes Support Agreement shall be true and correct in all material respects (without regard to any “materiality” qualifier set forth therein) as of the Effective Date as if made at and as of the Effective Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date);

(c)Each of the Partnership, FEGP, the Cline Group and Murray shall have complied in all material respects with all covenants in the Amended and Restated Notes Support Agreement which are applicable to it;

(d)The Amended and Restated Notes Support Agreement shall not have been terminated and there shall not be continuing any 3-business day period referred to in the first paragraph of Section 7 of the Amended and Restated Notes Support Agreement;

(e)Each of the New Notes, the New Notes Indentures, the Notes Security Documents, the New Notes Guarantees, the Intercreditor Agreement and each certificate, agreement or document that the Partnership or any other person or entity is required to execute, authenticate and/or deliver pursuant to any of the foregoing documents or agreements (collectively, the “New Notes Documents”), (i) shall have been executed, authenticated and/or delivered by the Partnership and each other person or entity required to execute, authenticate and/or deliver the same, (ii) shall be consistent with this Amended and Restated Term Sheet and otherwise in form and substance acceptable to the Required Consenting Noteholders, and (iii) shall be in full force and effect;

(f)All of the New Notes Liens shall have been created and perfected on the Collateral (as defined in Schedule 3 hereto) in accordance with the terms of the New Notes Documents and such New Notes Liens shall be valid liens on the Collateral;

(g)All material governmental, regulatory and third party notifications, filings, waivers, authorizations and consents necessary or required to be obtained by the Partnership for the consummation of any part of the Transaction shall have been made or received, shall be in full force and effect, and shall not be subject to unfulfilled conditions or contingencies;

(h)The Partnership shall have paid any and all outstanding Trustee Fees (as defined in the Forbearance Agreement), reasonable Holder

Expenses (as defined in the Forbearance Agreement) and other fees and expenses of advisors to the Trustee or any of the Consenting Noteholders agreed under any agreements between the Partnership and the Trustee or the Required Consenting Noteholders and other engagement letters between FELP and advisors to the Trustee or any of the Consenting Noteholders (if any);

(i)The offer, issuance and delivery of the New Notes, the New Notes Guarantees and the Warrants shall be exempt from the registration and prospectus delivery requirements of the Securities Act, and no proceeding shall be pending or threatened by any governmental authority or other person that alleges that the offer, issuance and delivery of the New Notes, the New Notes Guarantees and/or the Warrants is not exempt from the registration and prospectus delivery requirements of the Securities Act;

(j)Each of the Credit Agreement Amendment and the Securitization Facility Amendment, and each certificate, agreement or document required to be executed and/or delivered pursuant to any of the foregoing documents or agreements, (i) shall have been executed and/or delivered by each person or entity required to execute and/or deliver the same, (ii) shall be consistent with this Amended and Restated Term Sheet and, to the extent any provisions thereof are not addressed by this Amended and Restated Term Sheet and directly impact the Consenting Noteholders, such provisions shall be reasonably satisfactory to the Required Consenting Noteholders, and (iii) shall be in full force and effect;

(k)Each of the PSA-Related Amendments, the FELP LP Agreement Amendment, the FEGP LLC Agreement Amendment, the Equity Adjustment Agreement, the Colt Assignment, the Letter Agreements and the Release Agreements, and each certificate, agreement or document required to be executed and/or delivered pursuant to any of the foregoing documents or agreements, (i) shall have been executed and/or delivered by each person or entity required to execute and/or deliver the same, (ii) shall be consistent with this Amended and Restated Term Sheet and otherwise in form and substance reasonably acceptable to the Required Consenting Noteholders, and (iii) shall be in full force and effect;

(l)Any Other Amendments that are executed and/or delivered shall not be inconsistent with this Amended and Restated Term Sheet and, to the extent any provisions thereof are not addressed by this Amended and Restated Term Sheet and directly impact the Consenting Noteholders, such provisions shall be reasonably satisfactory to the Required Consenting Noteholders;

(m)The Offering Memorandum and each document, agreement, instrument or form (including any letter of transmittal) to be executed and/or delivered in connection therewith shall be consistent with this Amended and Restated Term Sheet and otherwise in form and substance acceptable to the Required Consenting Noteholders;

(n)FELP and the warrant agent party thereto shall have executed and delivered the Warrant Agreement, the terms of which shall be consistent with this Amended and Restated Term Sheet and otherwise in form and substance acceptable to the Required Consenting Noteholders, the Warrant Agreement shall be in full force and effect, and FELP shall have issued the Warrants to the holders of Senior Notes pursuant thereto;

(o)FELP shall have executed and delivered a registration rights agreement for the benefit of holders of Exchangeable PIK Notes (other than any holder that is party to a registration rights agreement in effect on the Effective Date) providing for registration rights in respect of resale of the Common Units that may be acquired by such holders upon the conversion of the Exchangeable PIK Notes and any other Common Units held by such holders (to the extent that any such holder owns 10% or more of the outstanding FELP Units or cannot resell such Common Units pursuant to Rule 144 promulgated under the Securities Act without being subject to the volume limitations or manner of sale restrictions imposed thereunder) in form and substance acceptable to the Required Consenting Noteholders;

(p)No temporary restraining order, preliminary or permanent injunction, judgment or other order preventing the consummation of any material part of the Transaction shall have been entered, issued, rendered or made, nor shall any proceeding seeking any of the foregoing be commenced, pending or threatened; nor shall there be any law, rule or regulation promulgated, enacted, entered, enforced or deemed applicable to the Partnership which makes the consummation of any material part of the Transaction illegal, void or rescinded;

(q)The Reserves Tender Offer shall have closed (or shall close concurrently with the closing of the Exchange Offer) and the Reserves Investor Group shall have paid all amounts in cash owed to the holders of Senior Notes that tendered Senior Notes into the Reserves Tender Offer;

(r)The Reserves Exchange shall have closed (or shall close concurrently with the closing of the Exchange Offer) on the terms set forth in this Amended and Restated Term Sheet; and

(s)On the Effective Date, an officer of FEGP shall have executed and delivered to the Consenting Noteholders a closing certificate in form and substance to be agreed among the Partnership and the Required Consenting Noteholders and the representations and warranties of the Partnership set forth therein shall be true and correct on and as of the Effective Date.

Treatment of Non-Affiliated Senior Notes in Exchange Offer:

In connection with the Transaction, and subject to the treatment of the Affiliate Notes and New Affiliate Notes described below, the Senior Notes held by persons other than Reserves, the Reserves Investor Group or affiliates of Reserves or the Reserves Investor Group will be exchanged for the following consideration:

(a) second lien senior secured notes due 2021 (the “Second Lien Notes”) issued in the Exchange Offer on the terms described in Schedule 3 hereto in an aggregate principal amount of between $285.8 million and

$291.6 million (the ultimate amount of Second Lien Notes being issued in the Exchange Offer to depend on the aggregate principal amount of Senior Notes tendered into the Reserves Tender Offer between the range of $103.3 million and $105.4 million);

(b) an additional principal amount of Second Lien Notes equal to the accrued and unpaid interest on the Senior Notes held by such holders (including any Senior Notes tendered by such holders into the Reserves Tender Offer) up to (but excluding) the Effective Date;

(c) exchangeable PIK notes issued in the Exchange Offer on the terms described in Schedule 4 hereto (the “Exchangeable PIK Notes”) in an aggregate principal amount of between $117.6 million and $120 million (the ultimate amount of Exchangeable PIK Notes being issued in the Exchange Offer to depend on the aggregate principal amount of Senior Notes tendered into the Reserves Tender Offer between the range of $103.3 million and $105.4 million); and

(d) warrants to be issued on the Effective Date to acquire an amount of newly issued Common Units equal to 4.5% of the FELP Units outstanding on the Redemption/Purchase Date (as defined below) (after giving effect to the full exercise of the warrants and after giving effect to (i) the issuance of all FELP Units that are issued in connection with a Murray Investment (as defined below) or any Partnership Redemption (as defined below) (including the Reserves Issuance (as defined below)), or that are issuable upon the full conversion, exchange or exercise of any option, warrant, indebtedness or security issued or incurred in connection with a Murray Investment or a Partnership Redemption (assuming the maximum amount of FELP Units are issued in connection with any such conversion, exchange or exercise) and (ii) in the case where the Exchangeable PIK Notes are purchased by the Murray Group in connection with the exercise by the Murray Group of the Purchase Right (as defined below), all FELP Units that would be issued upon exchange of all of the Exchangeable PIK Notes on the Redemption/Purchase Date in accordance with the terms of the Exchangeable PIK Notes Indenture, as in effect immediately prior to the Redemption/Purchase Date (but after giving effect to any adjustment of the exchange price to the VWAP Price (as defined below), as described below), but excluding the effect of (iii) any Public Rights Offering (as defined below) in connection with the Murray Investment or any Partnership Redemption on the terms and subject to the conditions described on Schedule 5 hereto (the “Warrants”), including the condition that the Warrants will be exercisable only if all (but not less than all) of the Exchangeable PIK Notes have been (x) redeemed, repurchased, refinanced, defeased or otherwise retired by the Partnership or (y) purchased by, or on behalf of, Murray and/or other investors pursuant to the Purchase Right, in each case pursuant to the terms of the Exchangeable PIK Notes Indenture, on or prior to September 30, 2017 (any such redemption, repurchase, refinancing, defeasance, retirement or purchase described in clauses (x) and (y) being referred to as the “Note Redemption”).

At least 10 business days prior to the Effective Date (for purposes of enabling the redemption and discharge of Senior Notes described below), holders of at least a majority of the outstanding aggregate principal amount of Senior Notes will consent to amend Section 8.05 of the Indenture to remove the condition requiring the absence of a continuing default or event of default for the satisfaction and discharge of the Indenture or such other amendments requested by the Partnership, and that are reasonably acceptable to the Required Consenting Noteholders, to facilitate the redemption, satisfaction and discharge of Senior Notes referred to below.

On or prior to the Effective Date, the Issuers will send a notice of redemption in respect of any Senior Notes not tendered in the Exchange Offer or otherwise exchanged for Exchangeable PIK Notes directly with FELLC, and on the Effective Date, the Indenture will be discharged.

1010

Treatment of and Consideration by Reserves Investor Group and Reserves:

In connection with and upon effectiveness of the Transaction, the Reserves Investor Group and Reserves, as applicable, shall:

(a)Purchase pursuant to the Reserves Tender Offer up to $105.4 million principal amount of Senior Notes that are held by persons or entities that are not Reserves, the Reserves Investor Group or affiliates of Reserves or the Reserves Investor Group (but in any event not to exceed 20.38% of the principal amount of Senior Notes held by any such holder) on the terms described in Schedule 2 hereto, which purchase shall close contemporaneously with the closing of the Exchange Offer;

(b)Exchange an aggregate principal amount of between $176.4 million and $180 million of Affiliate Notes and New Affiliate Notes (the ultimate amount of Affiliate Notes and New Affiliate Notes being exchanged to depend on the aggregate principal amount of Senior Notes tendered into the Reserves Tender Offer between the range of $103.3 million and $105.4 million) for an equal principal amount of Exchangeable PIK Notes through an exchange with FELLC that will close contemporaneously with the Exchange Offer;

(c)Exchange an aggregate principal amount of between $9.9 million and $8.4 million of Affiliate Notes and New Affiliate Notes (the ultimate amount of Affiliate Notes and New Affiliate Notes being exchanged to depend on the aggregate principal amount of Senior Notes tendered into the Reserves Tender Offer between the range of $103.3 million and $105.4 million) for an equal principal amount of Second Lien Notes;

(d)an additional principal amount of Second Lien Notes in respect of accrued and unpaid interest on $83 million principal amount of Affiliate Notes (such exchanges referred to in the preceding clause (b), (c) and this clause (d) being collectively referred to as the “Reserves Exchange”);

(e)Execute and deliver the FEGP LLC Agreement Amendment, the PSA-Related Amendments, the Equity Adjustment Agreement, the Colt Assignment, the Letter Agreements and the FELP LP Agreement Amendment, and each other document or agreement set forth on Schedule 8 hereto, including the agreement pursuant to the amendment to the MSA constituting part of the PSA-Related Amendments to pay

Murray a sum of $12.5 million in the event the MSA terminates on exchange of the Exchangeable PIK Notes upon a Failure to Redeem;

(f)Execute one or more Release Agreements containing the terms described in “Effective Date Releases” below; and

(g)Fund when due any above-market compensation (as determined among Murray and the Reserves Investor Group) due to certain designated FELP employees prior to the earlier of (i) the Redemption/Purchase Date and (ii) September 30, 2017.

Treatment of and Consideration by Murray:

In connection with and upon effectiveness of the Transaction, Murray shall:

(a)Execute and deliver the FEGP LLC Agreement Amendment, the PSA-Related Amendments, the Equity Adjustment Agreement, the Colt Assignment, the Letter Agreements and the FELP LP Agreement Amendment, and each other document or agreement set forth on Schedule 8 hereto; and

(b)Execute one or more Release Agreements containing the terms described in “Effective Date Releases” below.

Exchange Offer Mechanics:

The Transaction shall be principally implemented through the Exchange Offer which will be conducted pursuant to the exemption under Section 4(a)(2) of the Securities Act.  At least twenty business days prior to the anticipated Effective Date, the Partnership shall commence the Exchange Offer regarding the Senior Notes on the terms described herein.

The Reserves Investor Group will not participate in the Exchange Offer but will instead exchange all Affiliate Notes and New Affiliate Notes pursuant to the Reserves Exchange (as described in clauses (b), (c) and (d) of “Treatment of and Consideration by Reserves Investor Group and Reserves”).

1111

Corporate Governance and Related Matters:

On the Effective Date, each of the Members shall execute and deliver the FEGP LLC Agreement Amendment, and the Board shall adopt resolutions and take other actions, to provide for each of the following, it being understood that each of the following shall be in place from the Effective Date through September 30, 2017, unless otherwise extended by the Members:

(a)A chief accounting officer of FEGP that is not affiliated with any Significant Equityholder shall be nominated by the members of the Board that constitute Independent Directors (as defined in the Existing FEGP LLC Agreement) and appointed by the Board; provided that Alix Partners or another restructuring advisor selected by the Board shall be authorized to act as a restructuring advisor reporting to the Board, to perform such functions as are generally required of an interim chief accounting officer and to provide such reporting support and advice to the Board as is appropriate and necessary;

(b)A Board observer mutually agreed upon by the Required Consenting Noteholders and the Partnership shall be appointed, and, subject to such observer’s agreement to be bound by reasonable confidentiality obligations and subject further to agreed exceptions for privilege and conflicts of interest, shall be entitled to (i) attend all Board meetings, all meetings of the Synergy and Conflicts Committee (as defined below), and all meetings of any other committee of the Board (each, a “Governing Body”), and (ii) receive copies of all materials (including written consents) given to members of any Governing Body at the same time such materials are provided to such members;

(c)A “Synergy and Conflicts Committee” shall be created by the Board and comprised of the three members of the Board that constitute Independent Directors, with the duties set forth on Schedule 9 hereto; and

(d)Mr. Anthony Webb shall not be removed prior to September 30, 2017 from his current position without cause; provided that Reserves agrees to fund the portion of Mr. Webb’s compensation that is above-market to support the continued employment of Mr. Webb or similarly qualified individuals.

1212

1313

1414

Redemption of Exchangeable PIK Notes:

At any time prior to September 30, 2017, the Issuers may redeem, repurchase, refinance, defease or otherwise retire (any of the foregoing, a “redemption”) all (but not less than all) of the Exchangeable PIK Notes for cash at par plus accrued interest to the date of redemption. On September 30, 2017, the Issuers shall redeem, repurchase, refinance, defease or otherwise retire all (but not less than all) of the Exchangeable PIK Notes for cash at a price equal to 100% of the principal amount of the Exchangeable PIK Notes plus accrued interest to September 30, 2017 (whether effected on or before September 30, 2017, any redemption, repurchase, refinancing, defeasance or retirement pursuant to either the first or second sentence of this paragraph being referred to herein as a “Partnership Redemption”). If no Note Redemption shall have occurred at or prior to 11:59 p.m. on September 30, 2017, then the Exchangeable PIK Notes shall be exchanged for Common Units in accordance with the terms of the Exchangeable PIK Notes Indenture.  For the avoidance of doubt, notwithstanding any reference in this Amended and Restated Term Sheet to FELP or the Partnership redeeming the Exchangeable PIK Notes, the relevant definitive documents shall provide that the Issuers are the legal entities redeeming the Exchangeable PIK Notes.

Additionally, Murray, an affiliate of Murray or a group of persons which includes Murray or any of its affiliates (collectively, the “Murray Group”) shall have the right to purchase all (but not less than all) of the Exchangeable PIK Notes on or before September 30, 2017 in cash at par plus accrued interest to the date of purchase (the “Purchase Right”); provided, that, immediately prior to the consummation of any such purchase (and conditioned upon such purchase being consummated), the exchange price for the Exchangeable PIK Notes shall automatically adjust to the greater of (A) the exchange price then in effect and (B) 92.5% of the VWAP Price (as defined below).  Immediately upon the consummation of a purchase of the Exchangeable PIK Notes pursuant to the Purchase Right, the Exchangeable PIK Notes shall automatically be exchanged for Common Units in accordance with the terms of the Exchangeable PIK Notes Indenture (taking into account any adjustment to the exchange price applicable to the Exchangeable PIK Notes as hereinabove described).  The “VWAP Price” means the daily volume-weighted average price of a Common Unit for the thirty (30) consecutive trading days immediately prior to the Redemption/Purchase Date (such 30-consecutive trading day period being referred to as the “VWAP Period”).  The “Redemption/Purchase Date” means the date on which either the Partnership redeems all (but not less than all) of the Exchangeable PIK Notes pursuant to a Partnership Redemption or the date that the Murray Group purchases all (but not less than all) of the Exchangeable PIK Notes pursuant to the Purchase Right.

The Reserves Investor Group shall not (and shall not cause, or collaborate with any other person or entity to) transact in any of the FELP Units during the VWAP Period; provided, that notice of the commencement of the VWAP Period must be promptly delivered to the Reserves Investor Group prior to the commencement thereof.

In the event that the Murray Group exercises the Purchase Right or any other Note Redemption occurs and in connection therewith Reserves does not exercise the right to convert or exchange pursuant to the Financing Letter Agreement, Reserves shall be issued Common Units (which would otherwise have been issued to the Murray Group in connection with the exchange of the Exchangeable PIK Notes purchased in the Purchase Right) by FELP to increase Reserves’ aggregate ownership of Common Units to 25% of all Common Units (assuming full conversion of all of the Warrants, including a cashless exercise of the Warrants assuming a market price of one Common Unit equal to the exchange price used in connection with the Purchase Right (it being understood, however, that the Reserves Issuance shall not dilute the Warrants)) then outstanding, subject to a cap on the number of Common Units issued to Reserves equal to $25,000,000 divided by 92.5% of the VWAP Price. The issuance of Common Units to Reserves by FELP described in the immediately preceding sentence shall be referred to herein as the “Reserves Issuance.”  For the avoidance of doubt, the number of Common Units issued by FELP to the Murray Group in connection with the exercise by the Murray Group of the Purchase Right shall be decreased by the number of Common Units issued to Reserves in connection with the Reserves Issuance.  Murray, Cline and Reserves agree not to trade or take any derivative position during the VWAP Period (or cause anyone else to do the same). The calculation of Reserves’ 25% ownership shall be based upon the Reserves Investor Group’s ownership as of the date hereof of 46.3 million Common Units.

For the avoidance of doubt, a Partnership Redemption and the Purchase Right can be effected in combination as two transactions that close simultaneously, so long as at the conclusion of the combined transactions all (but not less than all) of the Exchangeable PIK Notes are redeemed, repurchased, refinanced, defeased or otherwise retired.

Any debt or equity issuance by the Partnership the proceeds of which are to be used to facilitate or effect a redemption of the Exchangeable PIK Notes pursuant to a Partnership Redemption on or prior to September 30, 2017 shall require the consent of Murray.

The Issuers shall cause notice of any Partnership Redemption to be given to Reserves (a) 30 days prior to the consummation of a Partnership Redemption, which notice shall contain all of the proposed terms and (b) no less than 15 business days prior to the consummation of such Partnership Redemption stating its proposed terms and attaching draft documents related thereto. Within 10 business days of receipt of the notice in clause (a) of the preceding sentence, Reserves shall notify the Issuers that it intends to (i) continue to hold all of the Exchangeable PIK Notes held by Reserves and receive payment upon redemption in connection with such Partnership Redemption, (ii) exchange its pro rata share of the Exchangeable PIK Notes (not to exceed $180 million (plus accrued and unpaid interest)) for an equal aggregate principal amount of the debt or having a value (based on the economic terms of the Murray Investment), in the case of other securities, on the same terms being issued or borrowed in connection with such Partnership Redemption or (iii) any combination of (i) and (ii) above.  Regardless of whether Reserves elects to participate in any of the refinancing transactions described above, (A) FELP shall deliver written notice to each of Reserves and Murray promptly, but in any event no later than three (3) business days prior to the closing of such transactions, of any expected change to the terms thereof and the documents reflecting such changes and (B) upon receipt of such notice of a change in terms and such documents, Reserves shall have the right to change any election it had previously made regarding such transaction within two (2) business days of receipt of such notice.

If after exchange, Reserves would not be the holder of at least 60% of the total amount of any such new debt or other securities it shall have the option to provide cash that would result in Reserves holding up to 60% of an aggregate principal amount of such new debt or other securities.

If Murray, the Issuers or a combination of the two directly purchases or redeems, as the case may be, all of the Exchangeable PIK Notes directly from the holders thereof, Reserves may elect not to have the Exchangeable PIK Notes it then holds (in an aggregate principal amount not to exceed $180 million plus PIK interest), purchased or redeemed, as the case may be, and, if Murray, the Issuers or a combination of the two do not purchase or redeem such Exchangeable PIK Notes from Reserves in connection with the purchase or redemption of Exchangeable PIK Notes from the other holders, then the Exchangeable PIK Notes held by Reserves shall automatically be exchanged for Common Units in accordance with the terms of the Exchangeable PIK Notes Indenture (at an exchange price equal to the higher of (x) the exchange price then in effect and (y) 92.5% of the VWAP Price).  If Reserves’ Exchangeable PIK Notes are exchanged as described in this paragraph, for all purposes hereunder, the Note Redemption shall nevertheless be deemed to have occurred so long as all of the other Exchangeable PIK Notes are purchased or redeemed in full as provided herein.

Subject to approval by the Synergy and Conflicts Committee, Murray shall be entitled to make an investment in FELP (any such investment, the “Murray Investment”) at any time prior to September 30, 2017.  To the extent the Murray Investment is in the form of debt or preferred equity, it must: (a) be unsecured or secured on a junior lien basis to the Second Lien Notes pursuant to an intercreditor agreement that is reasonably acceptable to Murray, FELP and the holders of a majority in principal amount of the Second Lien Notes, (b) have a maturity date at least 91 days later than the earlier of (i) the maturity date of the Second Lien Notes and (ii) the date on which the Second Lien Notes have been paid in full in cash and are no longer outstanding; (c) have no obligor thereto other than the Issuers and the Guarantors, (d) not include cash payments while the Second Lien Notes are outstanding, and (e) other restrictions set forth in the Description of Notes (defined below).

Additional terms regarding the Note Redemption are set forth on Schedule 4 hereto.

1515

Changes Upon Failure to Redeem:

If a Note Redemption shall not have occurred on or prior to September 30, 2017 (a “Failure to Redeem”), then the following events shall immediately occur pursuant to the FEGP LLC Agreement Amendment and the PSA-Related Amendments, as applicable, without any further action on the part of, or notice to, any person or entity:

(a)The changes to the Existing FEGP LLC Agreement described in Schedule 8 hereto shall go into effect;

(b)The Option Agreement shall automatically terminate;

(c)The MSA shall automatically terminate, upon which Reserves shall pay Murray a sum of $12.5 million, which shall not be subject to any set-off;

(d)The existing chief executive officer of FEGP shall be removed and the Board shall appoint a new chief executive officer of FEGP; and

(e)Murray and its affiliates shall provide transition services to FELP for a period not to exceed 3 months pursuant to a customary transition services agreement to be negotiated among the parties on the same terms as the MSA, without any set-off with respect to employees or otherwise.

See Schedule 1 hereto for the Partnership’s projected equity ownership as of September 30, 2017, pro forma for the exchange of the Exchangeable PIK Notes.

Projected Transaction Timeline:	August 1, 2016 = Projected Launch Date of Exchange Offer and the Reserves Tender Offer August 31, 2016 = Projected Effective Date of Transaction

[2]

For the avoidance of doubt, for purposes of the releases described in this Amended and Restated Term Sheet, the term “Reserves Investor Group” may include additional investors in Reserves who do not hold any Senior Notes as of the Restatement Date, but may contribute cash as part of the consideration provided by the Reserves Investor Group in connection with the Transaction.

1616

Effective Date Releases:

On the Effective Date, the following releases shall be granted:

(a)Mutual releases (the “Noteholder Release”) by and among each non-affiliate and non-insider holder of Senior Notes, on the one hand, and each of Murray, the Reserves Investor Group,[2] and the Partnership, on the other hand, including each of their respective directors, officers, funds, affiliates, members, employees, partners, managers, agents, representatives, principals, consultants and professional advisors specified in the applicable release (each in their capacity as such, the “Representatives”) of any and all claims, obligations (contractual or otherwise), suits, judgments, damages, rights, liabilities, or causes of action, whether known or unknown, foreseen or unforeseen, relating to any actions, transactions, events, or omissions before the Effective Date in any way relating to the Partnership, the obligations under the

Indenture, the PSA or the Transaction, that such released party has or may in the future acquire in their own right or on behalf of another party (including, for the avoidance of doubt, the Partnership) against another released party; provided that in the case of the holders of the Affiliate Notes, the New Affiliate Notes or any other Senior Note held by an affiliate or insider of the Partnership, the Noteholder Release shall only be exchanged by and among (i) the holders of the Affiliate Notes, the New Affiliate Notes or any other Senior Note held by an affiliate or insider of the Partnership, on the one hand, and (ii) each non-affiliate and non-insider holder of Senior Notes, on the other hand; and provided, further, that the Noteholder Release shall not include a release by and among Murray, the Reserves Investor Group, the Partnership, and their respective Representatives;

(b)Mutual releases by and among the Partnership, the Reserves Investor Group, and each of their respective Representatives of any and all claims, obligations (contractual or otherwise), suits, judgments, damages, rights, liabilities, or causes of action, whether known or unknown, foreseen or unforeseen, relating to any actions, transactions, events, or omissions before the Effective Date in any way relating to the Partnership, the Transaction, or any agreement to which the Partnership and any member of the Reserves Investor Group, or any subsidiaries thereof are party as of the Effective Date, that such released party has or may in the future acquire in their own right or on behalf of another party against another released party;

(c)Mutual releases by and among the Partnership, Murray, and each of their respective Representatives of any and all claims, obligations (contractual or otherwise), suits, judgments, damages, rights, liabilities, or causes of action, whether known or unknown, foreseen or unforeseen, relating to any actions, transactions, events, or omissions before the Effective Date in any way relating to the Partnership, the Transaction, the MSA, or any other agreement to which the Partnership and Murray, or any subsidiaries thereof are party as of the Effective Date, that such released party has or in the future may acquire in their own right or on behalf of another party against another released party; and

(d)Mutual releases by and among the Reserves Investor Group, Murray and each of their respective Representatives of any and all claims, obligations (contractual or otherwise), suits, judgment, damages, rights, liabilities, or causes of action, whether known or unknown, foreseen or unforeseen, relating to any actions, transactions, events, or omissions before the Effective Date that such released party has or in the future may acquire in their own right or on behalf of another party against another released party, other than as specifically set forth below in the Release Exclusions.

1717

Redemption Date Releases:

Immediately after Murray exercises its Option, including the satisfaction of the conditions set forth in the Option Agreement, an additional release shall be granted by and among the Reserves Investor Group, Murray and each of their respective Representatives of any and all claims, obligations (contractual or otherwise), suits, judgments, damages, rights, liabilities, or causes of action, whether known or unknown, foreseen or unforeseen, relating to any actions, transactions, events, or omissions before the Redemption Date that such released party has or in the future may acquire in their own right or on behalf of another party (including, for the avoidance of doubt, the Partnership) against another released party. The closing of the transactions contemplated by the Option Agreement is a condition to the granting of such releases.

Release Exclusion:

The releases contemplated under clause (d) of the heading “Effective Date Releases” shall not include releases for any fraudulent transfer claims (other than fraudulent transfer claims against the Partnership or FEGP) relating to the April 2015 transaction between Murray and Reserves and shall not constitute or be deemed a ratification or estoppel barring Murray or its creditors from pursuing fraudulent transfer claims against Reserves or any affiliate thereof (but excluding the Partnership and FEGP).

Other Contracts:

Prior to the Effective Date, the Partnership shall use commercially reasonable efforts to obtain satisfactory waivers or consents (which waivers or consents shall be negotiated in consultation with the Transaction Parties and shall be on terms reasonable satisfactory to the Transaction Parties) from counterparties to material contracts with respect to any existing event of default or any change of control that may be triggered by the transactions contemplated herein.

Trade Payables and Third Party Agreements:

To remain outstanding and satisfied in the ordinary course of business; provided that on or before July 31, 2016, the Partnership shall consummate the acquisition of the Contractor VIEs (as that term is defined in the Form 10-Q for the period ending March 31, 2016) for not more than $100,000 and shall terminate the agreements currently in place with such entities.

Governing Law:	New York.

1818

Schedule 1

Pre- and Post-Effective Date and Redemption Date Projected Capitalization

[See attached]

Schedule 2

Description of Reserves Tender Offer3

The following description summarizes the material terms of the proposed Reserves Tender Offer.

•

Reserves Investor Group offers to purchase up to $105.4 million principal amount of Senior Notes from holders of Senior Notes that are not Reserves, the Reserves Investor Group or affiliates of Reserves or the Reserves Investor Group (such holders, “Eligible Holders”) on the terms described herein in a cash tender offer at a price equal to 100% of the principal amount thereof.  The Reserves Investor Group shall not be entitled to receive any portion of the accrued and unpaid interest on the Senior Notes acquired by the Reserves Investor Group in the Reserves Tender Offer.  Such accrued and unpaid interest shall be paid to the Eligible Holders who tendered such Senior Notes in the Reserves Tender Offer, such payment to be made in the form of Second Lien Notes.

•

The Reserves Tender Offer will be structured such that the Reserves Investor Group offers to purchase up to the Applicable Percentage (as defined below) of each Eligible Holder’s Senior Notes, based on the amount being certified to Reserves Investor Group as being owned by such Eligible Holder.  The “Applicable Percentage” means a fraction, expressed as a percentage, the numerator of which is 106 and the denominator of which is 520.  For the avoidance of doubt, in the event Eligible Holders in the aggregate tender less than the full amount of Senior Notes that may be tendered pursuant to the Reserves Tender Offer, the maximum principal amount of Senior Notes that the Reserves Investor Group will purchase from Eligible Holders in the Reserves Tender Offer will be equal to the product of (x) $105.4 million and (y) a fraction, the numerator of which is the principal amount of Senior Notes tendered by Eligible Holders in the aggregate and the denominator of which is $517 million.

•	Each Eligible Holder may only tender all or none of its Senior Notes it is entitled to tender into the Reserves Tender Offer.
•	Reserves Tender Offer will be open for at least 20 business days.
•	The withdrawal deadline will be the 10th business day prior to the expiration of the Reserves Tender Offer.
•

Eligible Holders will only be eligible to participate in the Reserves Tender Offer if they simultaneously elect to tender their remaining Senior Notes into the Exchange Offer.  Eligible Holders will be required to certify as to compliance with this requirement.

•

Holders of Senior Notes that are Reserves, members of the Reserves Investor Group or affiliates of Reserves or the Reserves Investor Group will not be eligible to participate in the Reserves Tender Offer and will not constitute Eligible Holders.

[3]	Capitalized terms used in this Schedule 2 without definitions shall have the meanings given to such terms in the Amended and Restated Term Sheet to which this Schedule 2 is attached.

•	Closing of the Reserves Tender Offer will be conditioned upon:
o

Substantially concurrent closing of the Exchange Offer without any amendment or waiver adverse to the interests of the Reserves Investor Group (unless consented to by the Reserves Investor Group in its sole discretion).

o

Eligible Holders representing at least 98% of the aggregate principal amount of Senior Notes outstanding held by all such holders tender into the Reserves Tender Offer and the Exchange Offer Senior Notes.

o	Other customary tender offer conditions.
•

Settlement of the purchase will be promptly after expiration of the Reserves Tender Offer and the Exchange Offer and substantially concurrent with (but immediately prior to) the consummation of the Exchange Offer.

Schedule 3

Second Lien Senior Secured Notes due 2021

Summary of Indicative Terms and Conditions4

THIS AMENDED AND RESTATED TERM SHEET REPRESENTS AN OUTLINE OF TERMS OF CERTAIN INDEBTEDNESS TO BE ISSUED TO THE HOLDERS OF SENIOR NOTES IN THE EXCHANGE OFFER.

Issuers	FELLC and the Co-Issuer.
Guarantors

Parent Guarantor and each of the Issuers’ wholly-owned domestic subsidiaries that is a guarantor under the Credit Agreement or any credit facility that refinances or replaces the Credit Agreement (the “Second Lien Notes Subsidiary Guarantors” and such guarantees, together with the guarantees of the Exchangeable PIK Notes provided by the Exchangeable PIK Notes Subsidiary Guarantors, the “Subsidiary Guarantees” and the Second Lien Notes Subsidiary Guarantors, together with the Parent Guarantor, the “Second Lien Notes Guarantors”).

Interest

Interest on the Second Lien Notes will accrue from the Effective Date at (a) a rate of 9% per annum until the second anniversary of the Effective Date and 10% per annum thereafter payable in cash on each interest payment date (“Cash Pay Interest”) and (b) a rate of 1% per annum payable in kind (“Paid-In-Kind Interest”) by increasing the aggregate principal amount of the Second Lien Notes by an amount equal to such accrued and unpaid interest or through the issuance of additional Second Lien Notes in an aggregate principal amount equal to such accrued and unpaid interest (rounded down to the nearest $1.00) for the applicable interest period, in either case, at which point such Paid-In-Kind Interest shall constitute outstanding principal in respect of the Second Lien Notes and shall accrue interest at the rate applicable to the Cash Pay Interest and the Paid-In-Kind Interest.  Interest on the Second Lien Notes will be payable on February 15 and August 15 of each year, commencing on February 15, 2017.

[4]

Definitions used in this Schedule 3 are specific to this Schedule 3 and Schedule 4, and capitalized terms used in this Schedule 3 without definitions shall have the meanings given to such terms in the offering memorandum substantially agreed to among the parties.

Default Interest

Upon the occurrence and during the continuance of an event of default under the Second Lien Notes Indenture, interest on the Second Lien Notes, and interest on all overdue principal, interest and premium, shall accrue at the rate applicable to Cash Pay Interest and Paid-In-Kind Interest, provided that the rate applicable to Cash Pay Interest shall be increased by 2.0% per annum, payable in cash on demand.

Maturity	August 15, 2021.
Collateral

The Second Lien Notes will be secured by a second priority security interest in all of the assets of the Issuers and the Second Lien Notes Subsidiary Guarantors that secure the indebtedness outstanding under the Credit Agreement on the Effective Date, all assets of the Issuers and the Second Lien Notes Subsidiary Guarantors acquired after the Effective Date that are of the type of assets that secured the indebtedness outstanding under the Credit Agreement on the Effective Date and any other assets that secure the indebtedness outstanding under the Credit Agreement (including refinancings or replacements thereof) from time to time, subject to certain limited exceptions.  Neither the indebtedness under the Credit Agreement nor the Second Lien Notes will be secured by any assets of the Parent Guarantor.

Ranking

The indebtedness evidenced by the Second Lien Notes and related guarantees will be the Issuers’ and the Second Lien Notes Subsidiary Guarantors’ second-lien senior secured indebtedness and will:

•  rank pari passu in right of payment to all of the Issuers’ and the Second Lien Notes Guarantors’ existing and future senior indebtedness;

•  rank senior in right of payment to all of the Issuers’ and Second Lien Notes Guarantors’ existing and future subordinated indebtedness;

•  be effectively senior with respect to the Issuers’ and the Second Lien Notes Subsidiary Guarantors’ existing and future unsecured indebtedness to extent of the value of the Collateral;

•  rank equal in priority as to the Collateral with respect to any obligations secured by a second priority lien on the

Collateral, including the Exchangeable PIK Notes;

•  be effectively junior in priority as to the Collateral with respect to the Issuers’ and Second Lien Notes Subsidiary Guarantors’ existing and future first priority secured debt obligations, including obligations under the Credit Agreement;

•  be effectively junior to all of the Issuers’ and Second Lien Notes Guarantors’ existing and future debt secured by assets that do not also secure the indebtedness under the Credit Agreement and the Second Lien Notes, including the assets securing the Longwall Financing Agreements and capital lease obligations and the Securitization Facility, in each case to the extent of the value of the collateral securing such obligations; and

•  be effectively subordinated to all existing and future indebtedness, preferred stock and other liabilities of our non-guarantor subsidiaries.

Intercreditor Arrangements

The liens securing the Second Lien Notes will be subject to the Intercreditor Agreement that will provide for the priority of such liens relative to the liens on the same Collateral that secure other obligations of the Issuers and the Second Lien Notes Subsidiary Guarantors.  In addition, such Intercreditor Agreement will generally impose significant limitations on the ability of holders of the Second Lien Notes or the collateral agent that represents such holders to take enforcement actions with respect to such liens until all obligations under the Credit Agreement and other first priority lien obligations are discharged.

Optional Redemption

The Issuers may redeem the Second Lien Notes at their option, in whole or in part, at any time prior to August 31, 2018 at a redemption price equal to 100% of the principal amount of the Second Lien Notes redeemed, plus accrued and unpaid interest to the redemption date plus a customary T+50 make-whole premium.

At any time on or after August 31, 2018, the Issuers may redeem the Second Lien Notes, in whole or in part, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on August 31 of the years set forth below:

2018105.500%
2019102.750%
2020 and thereafter100.000%

If the Second Lien Notes are accelerated or obligations thereunder otherwise become due and payable prior to their maturity date, in each case, as a result of any Event of Default (as defined under “Description of Second Lien Notes”) (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the premium applicable with respect to an optional redemption of the Second Lien Notes as of such date, in addition to any principal and accrued and unpaid interest, will be deemed due and payable as of such date as if the Second Lien Notes were optionally redeemed as of such date and such premium thereafter shall constitute part of the obligations due and payable in respect of the Second Lien Notes.

In addition, from time to time before August 31, 2018, the Issuers may redeem in the aggregate up to 35% of the original aggregate principal amount of the Second Lien Notes at a redemption price equal to 110.00% of the principal amount of Second Lien Notes redeemed plus accrued and unpaid interest to the redemption date, with the net cash proceeds raised from one or more equity offerings.

Change of Control

Upon the occurrence of a Change of Control (as defined under “Description of Second Lien Notes”), the holders will have the right to require the Issuers to repurchase some or all of their Second Lien Notes at 101% of their principal amount, plus accrued and unpaid interest to (but excluding) the repurchase date.

Certain U.S. Federal Income Tax Considerations

The Second Lien Notes will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes. Therefore, a holder subject to U.S. federal income taxation, whether on the cash or accrual method of tax accounting, will generally be required to include the OID in gross income (as ordinary income) as such amounts accrue (on a constant yield to maturity basis), in advance of the receipt of the cash payment attributable thereto.

Certain Covenants

The indenture governing the Second Lien Notes (the “Second Lien Notes Indenture”) will contain covenants limiting the ability of the Issuers and the ability of the Issuers’ restricted subsidiaries to:

•  incur additional indebtedness and issue preferred equity;

•  pay dividends or distributions on or purchase our stock or our restricted subsidiaries’ stock;

•  repay, redeem, make payments on, or retire any subordinated indebtedness or any indebtedness that refinances the Exchangeable PIK Notes or subsequent refinancings thereof;

•  make certain investments;

•  incur or create liens on any asset or property;

•  create guarantees of indebtedness by restricted subsidiaries;

•  restrict the ability of restricted subsidiaries to make dividends, distributions or other payments, loans or transfers of assets to the Issuers or any restricted subsidiaries;

•  sell certain assets or merge with or into other companies; and

•  enter into transactions with affiliates.

These covenants are subject to a number of important limitations and exceptions.

The Second Lien Notes Indenture will have a customary 101% change of control offer that will have related definitions that are no more restrictive than the Credit Agreement as amended and restated as described in the Amended and Restated Term Sheet (it being understood that Murray’s exercise of the Option will not constitute a “change of control” and the permitted holders definition will include the Murray Group, and such other changes as mutually agreed between the Consenting Noteholders party to the Amended and Restated Notes Support Agreement and the Issuers).

Transfer Restrictions

The Issuers have not registered and will not register the Second Lien Notes under the Securities Act or any state or other securities laws.  The Second Lien Notes will be subject to restrictions on transfer as a result of the operation of such securities laws and may only be offered or sold pursuant to an effective registration statement or in transactions exempt from the registration requirements of the Securities Act.  The Issuers do not intend to list the Second Lien Notes on any securities exchange.

Schedule 4

$300,000,000 aggregate principal amount of Exchangeable PIK Notes

Summary of Indicative Terms and Conditions15

THIS AMENDED AND RESTATED TERM SHEET REPRESENTS AN OUTLINE OF TERMS OF CERTAIN INDEBTEDNESS TO BE ISSUED TO THE HOLDERS OF SENIOR NOTES IN THE EXCHANGE OFFER.

Issuers	FELLC and the Co-Issuer.
Guarantors

FELP (the “Parent Guarantor”) and each of the Issuers’ wholly-owned domestic subsidiaries that is a guarantor under the Credit Agreement or any credit facility that refinances or replaces the Credit Agreement (the “Exchangeable PIK Notes Subsidiary Guarantors” and together with the Parent Guarantor, the “Exchangeable PIK Notes Guarantors”).

Notes Offered

Up to $120.0 million aggregate principal amount of Exchangeable PIK Notes are offered hereby. In addition, up to $180.0 million aggregate principal amount of Exchangeable PIK Notes will be issued to the Reserves Investor Group in the Reserves Exchange.

Interest

Interest on the Exchangeable PIK Notes will accrue from the Effective Date at a rate of 15.0% per annum and shall be payable in kind (“Paid-In-Kind”) by increasing the aggregate principal amount of Exchangeable PIK Notes by an amount equal to such accrued and unpaid interest or through the issuance of additional Exchangeable PIK Notes in an aggregate principal amount equal to such accrued and unpaid interest (rounded down to the nearest $1.00) for the applicable interest period, in each case, at which point such interest shall constitute outstanding principal in respect of the Exchangeable PIK Notes and shall accrue interest; provided, however, that accrued and unpaid interest shall be paid in cash in connection with any Note Redemption.  Interest on the Exchangeable PIK Notes will be payable semi-annually.

[5]

Definitions used in this Schedule 4 are specific to this Schedule 4 and Schedule 3, and capitalized terms used in this Schedule 4 without definitions shall have the meanings given to such terms in the offering memorandum substantially agreed to among the parties.

Default Interest

Upon the occurrence and during the continuance of an event of default under the Exchangeable PIK Notes Indenture, interest on the notes, and interest on all overdue principal,

interest and premium, shall accrue at a rate of 17% per annum, which interest shall be Paid-In-Kind.

Maturity Date	September 30, 2017.
Exchange

If the Exchangeable PIK Notes are not redeemed by the Issuers or purchased by or on behalf of Murray Energy at or prior to 11:59 p.m. on the Exchangeable PIK Note Maturity Date, then all outstanding Exchangeable PIK Notes (including all principal, interest and other amounts outstanding thereunder) will be exchanged for 393,152,352 Common Units, representing 75% of the FELP Units outstanding on the Effective Date (after giving effect to the full exchange of the Exchangeable PIK Notes into Common Units) and such number of Common Units shall be subject to adjustment on account of certain anti-dilution protections.

The Exchangeable PIK Notes will be exchanged for Common Units at an initial exchange rate of 1.12007 Common Units per $1.00 of amounts outstanding (including principal and interest) under the Exchangeable PIK Notes (which represents an exchange price of $0.8928 per Common Unit), subject to adjustment as described in this Offering Memorandum.

The initial exchange rate will be adjusted from time to time to account for certain corporate actions of the MLP, including the issuance of Common Units as a distribution on the Common Units, a unit split or unit combination, the issuance of certain rights, options or warrants to subscribe for or purchase Common Units, the distribution of other securities of the MLP to holders of Common Units, payments in certain tender offers or exchange offers for Common Units or the issuance of Common Units or securities convertible into or exchangeable for Common Units at a discount or below the then existing exchange price.

Collateral

The Exchangeable PIK Notes will be secured by a second priority security interest in all of the assets of the Issuers and the Exchangeable PIK Notes Subsidiary Guarantors that secure the indebtedness outstanding under the Credit Agreement on the Effective Date, all assets of the Issuers and the Exchangeable PIK Notes Subsidiary Guarantors acquired after the Effective Date that are of the type of assets that secure the indebtedness outstanding under the Credit Agreement on the Effective Date and any other assets that secure the indebtedness outstanding under the Credit Agreement (including refinancings or replacements thereof) from time to time, subject to certain limited exceptions.  Neither the indebtedness under the Credit Agreement nor the Exchangeable PIK Notes will be secured by any assets of the Parent Guarantor.

Ranking

The indebtedness evidenced by the Exchangeable PIK Notes and related guarantees will be the Issuers’ and the Exchangeable PIK Notes Subsidiary Guarantors’ second-lien senior secured indebtedness and will:

•  rank pari passu in right of payment to all of the Issuers’ and the Exchangeable PIK Notes Guarantors’ existing and future senior indebtedness;

•  rank senior in right of payment to all of the Issuers’ and the Exchangeable PIK Notes Guarantors’ existing and future subordinated indebtedness;

•  be effectively senior with respect to the Issuers’ and the Exchangeable PIK Notes Subsidiary Guarantors’ existing and future unsecured indebtedness to extent of the value of the Collateral;

•  rank equal in priority as to the Collateral with respect to any obligations secured by a second priority lien on the Collateral, including the Second Lien Notes;

•  be effectively junior in priority as to the Collateral with respect to the Issuers’ and the Exchangeable PIK Notes Subsidiary Guarantors’ existing and future first priority secured debt obligations, including obligations under the Credit Agreement;

•  be effectively junior to all of the Issuers’ and the Exchangeable PIK Notes Guarantors’ existing and future debt secured by assets that do not also secure the indebtedness under the Credit Agreement and the Exchangeable PIK Notes, including the assets securing the Longwall Financing Agreements and capital lease obligations and the Securitization Facility, in each case to the extent of the value of the collateral securing such obligations; and

•  be effectively subordinated to all existing and future indebtedness, preferred stock and other liabilities of our non-guarantor subsidiaries.

Intercreditor Arrangements

The liens securing the Exchangeable PIK Notes will be subject to the Intercreditor Agreement that will provide for the priority of such liens relative to the liens on the same Collateral that secure other obligations of the Issuers and the Exchangeable PIK Notes Subsidiary Guarantors.  In addition, such Intercreditor Agreement will generally impose significant limitations on the ability of holders of the Exchangeable PIK Notes or the collateral agent that represents such holders to take enforcement actions with respect to such liens until all obligations under the Credit Agreement and other first priority lien obligations are discharged.

Note Redemption

On the Exchangeable PIK Note Maturity Date, the Issuers shall redeem, repurchase, refinance, defease or otherwise retire all (but not less than all) of the Exchangeable PIK Notes in cash at a price equal to 100% of the principal amount of the Exchangeable PIK Notes plus accrued interest to the Exchangeable PIK Note Maturity Date.

Pursuant to the Exchangeable PIK Note Retirement, the Issuers may redeem, repurchase, refinance, defease or otherwise retire all (but not less than all) of the Exchangeable PIK Notes at any time prior to the Exchangeable PIK Note Maturity Date for cash at a price equal to 100% of the principal amount of the Exchangeable PIK Notes plus accrued interest to (but excluding) the date of the Exchangeable PIK Note Retirement.

In addition to the Exchangeable PIK Note Retirement, Murray Energy, an affiliate of Murray Energy or a group of Persons which includes Murray Energy or any of its affiliates (collectively, the “Murray Group”), shall have the right to purchase all (but not less than all) of the Exchangeable PIK Notes at or prior to 11:59 p.m. on the day immediately preceding the Exchangeable PIK Note Maturity Date for cash at a price equal to 100% of the principal amount of the Exchangeable PIK Notes plus accrued interest to (but excluding) the date of purchase (the “Purchase Right”).

Immediately prior to the consummation of any such purchase pursuant to the Purchase Right (and conditioned upon such purchase being consummated), the exchange price for the Exchangeable PIK Notes shall automatically adjust to the greater of (A) the exchange price then in effect and (B) 92.5% of the daily volume-weighted average price of a Common Unit for the thirty (30) consecutive trading days immediately prior to the Note Redemption Date (the “VWAP Price”) on the business day immediately prior to the Note Redemption Date, which change shall be reflected in the Exchange Rate.

The Issuers may exercise the Exchangeable PIK Note Retirement in conjunction with Murray Energy exercising its Purchase Right so long as the two transactions close simultaneously and at the conclusion of the combined transactions all (but not less than all) of the Exchangeable PIK Notes are redeemed, repurchased, refinanced, defeased or otherwise retired for cash at a price equal to 100% of the principal amount of the Exchangeable PIK Notes plus accrued interest to the Note Redemption Date.

The “Note Redemption Date” means the date on which either the Issuers redeem all (but not less than all) of the Exchangeable PIK Notes pursuant to an Exchangeable PIK Note Retirement, the date that the Murray Group purchases all (but not less than all) of the Exchangeable PIK Notes pursuant to the Purchase Right or the date on which there occurs a combination of the foregoing which results in a redemption or purchase of all (but not less than all) of the Exchangeable PIK Notes for cash at a price equal to 100% of the principal amount of the Exchangeable PIK Notes plus accrued interest to the Note Redemption Date.

Following the Note Redemption Date, all Exchangeable PIK Notes redeemed by the Issuers shall be cancelled and the Exchangeable PIK Notes purchased by the Murray Group shall immediately and automatically be exchanged for Common Units in accordance with the terms of the indenture governing the Exchangeable PIK Notes (the “Exchangeable PIK Notes Indenture”) (taking into account any adjustment to the exchange price applicable to the Exchangeable PIK Notes as described above).

To the extent the Note Redemption is funded with the proceeds of an issuance and sale of Common Units (or any options, warrants or other equity securities that are convertible into, or exercisable or exchangeable for, Common Units) by FELP, FELP will make a rights offering to any then-existing non-affiliate holders of the FELP Units permitting such holders to buy up to a number of Common Units (or any option, warrants or other equity securities that are convertible into, or exchangeable for, Common Units) so that any such holder retains up to its then-existing ownership percentage of FELP at 92.5% of the VWAP Price as the redemption price.

In connection with the exercise of the Purchase Right by the Murray Group, Reserves may choose to not have its Exchangeable PIK Notes (issued to it in the Reserves Exchange and any Exchangeable PIK Notes representing interest that has been Paid-In-Kind) redeemed or purchased.  In such a case, the Exchangeable PIK Notes held by Reserves shall automatically exchange into Common Units upon the consummation of the Note Redemption in accordance with the terms of the Exchangeable PIK Notes Indenture (which will be at an exchange price equal to 92.5% of the VWAP Price if such amount is higher than the exchange price in existence on the business day immediately prior to the Note Redemption Date).  Notwithstanding, a Note Redemption will still have been deemed to have taken place so long as at the conclusion of the exercise of the Purchase Right all of the Exchangeable PIK Notes are redeemed or purchased from all other holders for cash at a price equal to 100% of the principal amount of the Exchangeable PIK Notes plus accrued interest to the Note Redemption Date.

If a Note Redemption has not occurred at or prior to 11:59 p.m. on the Exchangeable PIK Note Maturity Date, then all outstanding Exchangeable PIK Notes (including all principal, interest, and other amounts outstanding thereunder) shall be exchanged for Common Units. In addition, the Conditional Corporate Governance Amendments/Actions shall be consummated or become effective.

Change of Control

Upon the occurrence of a Change of Control, the holders of the Exchangeable PIK Notes will have the right to require the Issuers to repurchase some or all of their Exchangeable PIK Notes at 101% of their principal amount, plus accrued interest to (but excluding) the repurchase date.

Certain U.S. Federal Income Tax Considerations

The Exchangeable PIK Notes will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes. Therefore, a holder subject to U.S. federal income taxation, whether on the cash or accrual method of tax accounting, will generally be required to include the OID in gross income (as ordinary income) as such amounts accrue (on a constant yield to maturity basis), in advance of the receipt of the cash payment attributable thereto.

Certain Covenants

The Exchangeable PIK Notes Indenture will contain covenants limiting the ability of the Issuers and the ability of the Issuers’ restricted subsidiaries to:

•  incur additional indebtedness and issue preferred equity;

•  pay dividends or distributions on or purchase our stock or our restricted subsidiaries’ stock;

•  repay, redeem, make payments on, or retire any subordinated indebtedness;

•  make certain investments;

•  incur or create liens on any asset or property;

•  create guarantees of indebtedness by restricted subsidiaries;

•  restrict the ability of restricted subsidiaries to make dividends, distributions or other payments, loans or transfers of assets to the Issuers or any restricted subsidiaries;

•  sell certain assets or merge with or into other companies; and

•  enter into transactions with affiliates.

These covenants are subject to a number of important limitations and exceptions.

Transfer Restrictions

The Issuers have not registered and will not register the Exchangeable PIK Notes under the Securities Act or any state or other securities laws.  The Exchangeable PIK Notes will be subject to restrictions on transfer as a result of the operation of such securities laws and may only be offered or sold pursuant to an effective registration statement or in transactions exempt from the registration requirements of the Securities Act.  The Issuers do not intend to list the Exchangeable PIK Notes on any securities exchange.

Registration Rights

Upon completion of the Transactions, a registration rights agreement will be delivered and executed by FELP for the benefit of holders of the Exchangeable PIK Notes providing for registration rights in respect of resale of the Common Units that may be acquired by such holders upon the exchange of the Exchangeable PIK Notes and any other Common Units held by such holders (to the extent that any such holder owns 10% or more of the outstanding FELP Units or cannot resell such Common Units pursuant to Rule 144 promulgated under the Securities Act without being subject to the volume limitations or manner of sale restrictions imposed thereunder).

Schedule 5

Description of Material Terms of Warrants

The form of Warrant Certificate is attached to this Schedule 5.

EXECUTION VERSION

THE WARRANT(S) EVIDENCED BY THIS CERTIFICATE HAve not BEEN, AND THE securities WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF WARRANT(S) EVIDENCED BY THIS CERTIFICATE (THE “WARRANT Securities,” AND TOGETHER WITH THIS WARRANT, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the “Securities Act”), OR ANY STATE SECURITIES LAWS, AND NONE OF the SECURITIES OR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH the securities ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR SUCH OFFER, SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION UNDER the securities ACT AND any applicable state securities LAWS. THIS WARRANT CERTIFICATE MUST BE SURRENDERED TO THE Partnership OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF WARRANT(S) EVIDENCED BY THIS CERTIFICATE OR ANY INTEREST IN ANY OF THE WARRANT securities.

WARRANT NO.

WARRANT

TO PURCHASE COMMON UNITS

OF

FORESIGHT ENERGY LP

This warrant certificate (this “Warrant Certificate”) certifies that [warrant holder], a [_____ entity], or its registered assigns (the “Holder”), is the owner of a number of warrants (“Warrants”) equal to the Total Number of Warrants, each of which entitles the Holder to purchase from FORESIGHT ENERGY LP, a Delaware limited partnership (the “Partnership”), one duly authorized, validly issued and fully paid and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Limited Partnership Act (the “Delaware LP Act”)) Common Unit (subject to adjustment in Section 2), at any time or from time to time during the Exercise Period (as defined below), at an exercise price of $0.8928 per Common Unit (subject to adjustment in Section 2, the “Exercise Price”), all on the terms and subject to the conditions hereinafter set forth.

The number of Common Units issuable upon exercise of each such Warrant (the “Number Issuable”), which is initially one (1) Common Unit, is subject to adjustment from time to time pursuant to the provisions of Section 2 of this Warrant Certificate.

Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 11 hereof.

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Section 1.Exercise of Warrant.  Subject to the last paragraph of this Section 1, the Warrants evidenced hereby may be exercised, in whole or in part, by the Holder at any time or from time to time during the period commencing on the Redemption/Purchase Date and ending at 5:00 p.m., New York City time, on the date immediately preceding the tenth anniversary of the Redemption/Purchase Date (the “Exercise Period”), upon delivery to the Partnership at the registered office of the Partnership set forth in Section 12, of: (a) this Warrant Certificate or any affidavit of loss (accompanied by any indemnity, medallion guarantee or other undertaking or assurance reasonably requested from the Holder by the Partnership, its Transfer Agent or its warrant agent, as the case may be) if the Holder does not have possession of this Warrant Certificate at the time of exercise, (b) a written notice stating that the Holder elects to exercise all or a specified number of Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the name or names in which the Holder wishes the certificate or certificates for Common Units to be issued (if certificated) and (c) payment of the Exercise Price for the Common Units issuable upon exercise of such Warrants.  Such Exercise Price shall be payable (i) by wire transfer or a certified or official bank check payable to the order of the Partnership or (ii) by electing (and without the payment of the Exercise Price in cash) that the Partnership deduct from the number of Common Units otherwise to be delivered to the Holder upon exercise of the Warrants a number of Common Units equal to the quotient obtained by dividing (x) the aggregate Exercise Price to be paid by (y) the Market Price of one Common Unit on the Business Day which immediately precedes the day of exercise of the Warrants.  An exercise of a Warrant in accordance with clause (ii) of the immediately preceding sentence is herein referred to as a “Cashless Exercise” and the Holder shall specify in the written notice provided pursuant to this Section 1 that it is electing to make a Cashless Exercise.  The documentation and consideration, if any, delivered in accordance with subsections (a), (b) and (c) of this paragraph are collectively referred to herein as the “Warrant Exercise Documentation.” For the avoidance of doubt, if the Note Redemption does not occur on or prior to September 30, 2017, the Warrants shall not become exercisable, shall have no value (except as contemplated pursuant to Section 2(b)) and shall be surrendered to the Partnership promptly thereafter.  No consideration shall be required to be paid by the Partnership or its Affiliates in exchange for such surrender.

As promptly as practicable, and in any event within five Business Days after receipt of the Warrant Exercise Documentation, the Partnership shall: (a) (i) to the extent that the Partnership’s transfer agent (the “Transfer Agent”) is participating in The Depositary Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder of the Warrants, credit such aggregate number of Common Units to which such Holder is entitled pursuant to such exercise to such Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (ii) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, deliver or cause to be delivered, the certificates, if certificated, or if not certificated then in book-entry form at the Transfer Agent, representing the number of validly issued and fully paid and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act) Common Units properly specified in the Warrant Exercise Documentation, (b) if applicable, deliver or caused to be delivered cash in lieu of any fraction of a Common Unit, as hereinafter provided, and (c) if less than the full number of Warrants evidenced hereby are being exercised, deliver or caused to be delivered, a new warrant certificate or certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of

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Warrants then being exercised.  Such exercise shall be deemed to have been made at the close of business on the date of delivery of all of the Warrant Exercise Documentation so that, to the extent permitted by applicable law, the Person entitled to receive Common Units upon such exercise shall be treated for all purposes as having become the record holder of such Common Units at such time.  Any exercise of the Warrants evidenced hereby may be conditioned upon the occurrence of an event or transaction that is specified in a written notice of exercise provided by or on behalf of the Holder pursuant to this Section 1, provided that such conditional exercise is only permitted with respect to events for which notice was required to be provided to the Holder by or on behalf of the Partnership pursuant to Section 3 hereof.  Such conditional exercise shall be deemed revoked if such event or transaction does not occur on the date, or within the dates, specified in the applicable notice provided by or on behalf of the Partnership pursuant to Section 3 hereof (if such a notice was provided).

The Partnership shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of, the issue or delivery of any Common Units issuable upon the exercise of the Warrants evidenced hereby.  The Partnership shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any Common Units in any name other than that of the Holder.

In connection with the exercise of any Warrants evidenced hereby, no fractions of Common Units shall be issued, but in lieu thereof the Partnership shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price of a Common Unit on the Business Day which immediately precedes the day of exercise.  If more than one such Warrant shall be exercised by the Holder thereof at the same time, the number of full Common Units issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

Section 2.Adjustments.

(a)Adjustment of Number Issuable and/or Exercise Price.  The Number Issuable and/or the Exercise Price shall be subject to adjustment from time to time as follows:

(i)In case the Partnership shall at any time or from time to time after the Issue Date:

(A)pay a dividend or make a distribution on the outstanding Common Units in Common Units;

(B)effect a forward split or subdivision of the outstanding Common Units into a larger number of Common Units; or

(C)effect a reverse split or combination of the outstanding Common Units into a smaller number of Common Units;

then, and in each such case of any of the events described in clauses (A) through (C) above, (I) the Number Issuable in effect immediately

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prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Partnership to effect such adjustment) so that the number of Common Units issuable upon exercise of a Warrant immediately after the occurrence of any such event shall equal the number of Common Units that a record holder of the same number of Common Units for which a Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (II) the Exercise Price shall be adjusted to be equal to the product of (x) the Exercise Price immediately prior to the occurrence of such event and (y) a fraction (1) the numerator of which is the number of Common Units issuable upon exercise of such Warrant immediately prior to the adjustment in Section 2(a)(i)(I) above and (2) the denominator of which is the number of Common Units issuable upon exercise of such Warrant immediately after the adjustment in Section 2(a)(i)(I) above.  An adjustment made pursuant to this Section 2(a)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Units entitled to receive such dividend or distribution, or (y) in the case of any such split, subdivision or combination, to the close of business on the date upon which such corporate action becomes effective.  Notwithstanding the foregoing, no adjustment to the Number Issuable shall be made pursuant to this Section 2(a)(i) for any event described in this Section 2(a)(i) that occurs prior to the Redemption/Purchase Date; provided, however, that, the Exercise Price shall adjust for any event described in this Section 2(a)(i) that occurs prior to the Redemption/Purchase Date and the Number Issuable shall adjust for any event described in this Section 2(a)(i) that occurs prior to the Redemption/Purchase Date solely for purposes of determining the adjustment to the Exercise Price for such event and any other such event that occurs prior to the Redemption/Purchase Date.

(ii)In case the Partnership shall at any time or from time to time after the Issue Date distribute to any holder of Common Units (including any such distribution made in connection with a consolidation or merger in which the Partnership is the resulting or surviving entity and the Common Units are not changed or exchanged) cash, evidences of indebtedness of the Partnership or another issuer, securities of the Partnership or another issuer or other assets or property (excluding: (i) dividends or other distributions of Common Units for which adjustment is made under Section 2(a)(i); (ii) cash distributions made to the holders of Common Units to enable such holders to pay taxes incurred by such holders as a result of allocations to such holders of items of income and gain arising from the operations of the Partnership and its subsidiaries) and (iii) for the avoidance of doubt, any rights offering made to the holders of Partnership Units in connection with the Note Redemption) or rights, options, securities or warrants to subscribe for or purchase securities of the Partnership or another issuer (excluding: (i) those in respect of which adjustments in the Number Issuable is made pursuant to Section 2(a)(i) or Section 2(a)(iv); and (ii) for the avoidance of doubt, any rights offering made to the holders of Partnership Units in connection with the Note Redemption) (each, a “Distribution”), then, and in each such case,

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(I) the Exercise Price shall be decreased to the Exercise Price determined by multiplying (x) the Exercise Price in effect immediately prior to the Distribution by (y) a fraction, (1) the numerator of which is an amount equal to (A) the Market Price of a Common Unit on the second Business Day preceding the first date on which the Common Units trade regular way without the right to receive such Distribution minus (B) the Fair Market Value of the Distribution (determined as of the date of such Distribution) applicable to one Common Unit and (2) the denominator of which is the Market Price of a Common Unit on the second Business Day preceding the first date on which the Common Units trade regular way without the right to receive such Distribution; and (II) the Number Issuable in effect immediately prior to such Distribution shall be increased (and any other appropriate actions shall be taken by the Partnership to effect such increase) so that the number of Common Units issuable upon exercise of a Warrant immediately after such Distribution shall equal the number of Common Units obtained by dividing (x) the number of Common Units issuable upon exercise of a Warrant immediately prior such Distribution by (y) the fraction described in Section 2(a)(ii)(I)(y) above.  Such adjustment shall be made whenever any such Distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of unitholders entitled to receive such Distribution.

(iii)In case the Partnership shall at any time or from time to time after the Issue Date make any payment or distribution in respect of any tender offer or exchange offer for Common Units where the Fair Market Value of the consideration per Common Unit when paid by the Partnership exceeds the Market Price of a Common Unit acquired in such tender offer or exchange offer as of the Business Day immediately preceding the first public announcement of the tender offer or exchange offer (the aggregate excess amount for all Common Units acquired in such tender offer or exchange offer, the “Excess Tender Amount”) (excluding a tender offer or exchange offer to effect the Note Redemption), then, and in each such case, (I) the Exercise Price to be in effect after the tender offer or exchange offer expires shall be decreased to the Exercise Price determined by multiplying (x) the Exercise Price in effect immediately prior to the close of business on the expiration date of the tender offer or exchange offer (the “Offer Expiration Date”) by (y) a fraction, (1) the numerator of which is (A) the Market Price of a Common Unit on the Business Day immediately preceding the first public announcement of the tender offer or exchange offer, minus (B) the Excess Tender Amount divided by the number of Common Units outstanding immediately after the expiration of the tender or exchange offer (after giving effect to the purchase or exchange of Common Units), and (2) the denominator of which is the Market Price of a Common Unit on the Business Day immediately preceding the first public announcement of the tender offer or exchange offer; and (II) the Number Issuable shall be increased (and any other appropriate actions shall be taken by the Partnership to effect such increase) so that the number of Common Units issuable upon exercise of a Warrant immediately after the occurrence of such exchange offer or tender offer shall equal the number of Common Units obtained by dividing (x) the number of Common Units issuable

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upon exercise of a Warrant immediately prior to the close of business on the Offer Expiration Date by (y) a fraction, the numerator of which shall be the Exercise Price in effect immediately after such adjustment and the denominator of which shall be the Exercise Price in effect immediately before such adjustment.  Such adjustment shall be made whenever any such exchange offer or tender offer is consummated.

(iv)In case the Partnership shall at any time or from time to time after the Issue Date distribute to all holders of Common Units any rights, options or warrants entitling them to purchase, for a period of not more than sixty (60) days after the first date on which the Common Units trade regular way without the right to receive such distribution (such date, the “Ex-Dividend Date”), Common Units for less than the Market Price of Common Units on the Business Day immediately preceding the first public announcement of such distribution, then, and in each such case, (I) the Exercise Price shall be decreased to the Exercise Price determined by multiplying (x) the Exercise Price in effect immediately prior to the close of business on the Ex-Dividend Date, by (y) a fraction, (1) the numerator of which is (A) the number of Common Units outstanding immediately prior to the open of business on the Ex-Dividend Date plus (B) the number of Common Units equal to the quotient obtained by dividing the aggregate exercise price payable to exercise all such rights, options or warrants by the Market Price of a Common Unit on the Business Day immediately preceding the first public announcement of such distribution, and (2) the denominator of which is (A) the number of Common Units outstanding immediately prior to the open of business on the Ex-Dividend Date plus (B) the number of Common Units issuable pursuant to such rights, options or warrants, and (II) the Number Issuable shall be increased (and any other appropriate actions shall be taken by the Partnership to effect such increase) so that the number of Common Units issuable upon exercise of a Warrant immediately after the occurrence of such distribution shall equal the number of Common Units obtained by dividing (x) the number of Common Units issuable upon exercise of a Warrant immediately prior to the close of business on the Ex-Dividend Date by (y) a fraction, the numerator of which shall be the Exercise Price in effect immediately after such adjustment and the denominator of which shall be the Exercise Price in effect immediately before such adjustment.  Such adjustment shall be made whenever any such distribution is consummated.

(v)Notwithstanding anything herein to the contrary, no adjustment under this Section 2(a) need be made to the Number Issuable unless such adjustment would require an increase or decrease of at least 1% of the Number Issuable then in effect.  Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Number Issuable.  Any adjustment to the Number Issuable carried forward and not theretofore made shall be made immediately prior to the exercise of any Warrants

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pursuant hereto or any adjustment or redemption of any Warrants pursuant to Section 2(b).

(vi)The Partnership shall deliver to the Holder promptly following the occurrence of any event or the consummation of any transaction which would result in an increase or decrease in the Number Issuable and/or Exercise Price pursuant to this Section 2(a) a notice thereof, together with a certificate, signed by the chief executive officer, the chief financial officer, the treasurer or an assistant treasurer or the secretary or an assistant secretary of the General Partner, setting forth in reasonable detail the event or transaction requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Number Issuable and Exercise Price then in effect following such adjustment.

(vii)Notwithstanding anything to the contrary contained in this Section 2(a), the Partnership shall be entitled to make such upward adjustments in the Number Issuable, in addition to those otherwise required by this Section 2(a), as the board of directors of the General Partner in its discretion shall determine to be advisable in order that any equity dividend, split, subdivision or combination of equity interests, distribution of rights or warrants to purchase equity interests or securities or distribution of securities convertible into or exchangeable for Common Units hereafter made by the Partnership to its equityholders shall not be taxable; provided, however, that any such adjustment shall treat all holders of Warrants with similar protections on an equal basis.

(viii)Notwithstanding anything to the contrary contained in this Section 2(a), (x) any adjustment to the Exercise Price or Number Issuable shall be void ab initio (and shall be of no force or effect) to the extent that such adjustment would result in a violation of law by the Partnership as a direct result of such adjustment, and (y) no adjustment to the Exercise Price pursuant to Section 2(a)(ii) or Section 2(a)(iii) shall be made to the extent such adjustment results in an Exercise Price being zero or a negative number (it being understood that any such adjustment to the Exercise Price pursuant to Section 2(a)(ii) or Section 2(a)(iii) that would otherwise result in the Exercise Price being zero or a negative number shall reduce the Exercise Price to $0.01).

(b)Reorganization, Reclassification, Consolidation, Merger or Sale of Assets.  In case of any purchase, acquisition, capital reorganization or reclassification in which all of the outstanding Common Units are sold for cash and/or exchanged for other securities or assets (other than as a result of a split, subdivision or combination to which Section 2(a)(i) applies), or in case of any consolidation or merger of the Partnership with or into another Person (other than a consolidation or merger in which the Partnership is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Units), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Partnership, other than a sale/leaseback, mortgage or other similar financing transaction (any of the foregoing, a “Transaction”), the Partnership shall not effect any such Transaction, unless, at the

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Partnership’s option, either (A) the Partnership, or such successor Person or transferee of the Partnership, as the case may be, shall make appropriate provision by amendment of the Warrant Agreement or by the successor Person or transferee executing a replacement warrant agreement so that the Holder of each Warrant then outstanding shall have the right at any time after the consummation of such Transaction, upon exercise or conversion of such Warrant (in lieu of the number of Common Units theretofore deliverable) to receive, at the Exercise Price, the kind and amount of securities, cash and other property receivable upon such Transaction as would be received by a holder of the number of Common Units issuable upon exercise or conversion of the Warrant immediately prior to such Transaction assuming such holder of Common Units did not exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Transaction (provided that, if the kind or amount of securities, cash and other property receivable upon such Transaction is not the same for each Common Unit in respect of which such rights of election shall not have been exercised (“nonelecting unit”), then for the purposes of this Section 2(b) the kind and amount of securities, cash and other property receivable upon such Transaction for each nonelecting unit shall be deemed to be the kind and amount so receivable per unit by a plurality of the nonelecting units), or (B) simultaneously with the consummation of such Transaction, the Partnership shall redeem the Warrants and pay to the Holder, upon surrender of each such Warrant to the Partnership, in the same form of consideration as is received by holders of Common Units in such Transaction, an amount equal to the positive difference between (y) the Fair Market Value of the consideration that would be received upon such consummation by a holder of the number of Common Units deliverable (immediately prior to such consummation) upon exercise of such Warrants and (z) the aggregate Exercise Price therefor; provided, however, that in the event that the Transaction is an Affiliate Transaction and the consideration that would be received upon the consummation of such Affiliate Transaction by a holder of the number of Common Units issuable upon exercise or conversion of a Warrant immediately prior to such Affiliate Transaction (determined utilizing the assumptions set forth in subclause (A) of this Section 2(b)) is less than or equal to the Exercise Price, the Partnership shall not be permitted to redeem the Warrants pursuant to subclause (B) of this Section 2(b), but shall instead be entitled to elect to redeem the Warrants by paying the Holder the Black-Scholes Value of the Warrants in cash simultaneously with the consummation of such Affiliate Transaction.  The provisions of this Section 2(b) similarly shall apply to successive Transactions.  Any such amendment or agreement executed by the Partnership or the successor or transferee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2.  Nothing in this Section 2(b) shall have any effect on the exercise of any Warrants made prior to, or in connection with, any Transaction.

In the event that a redemption of Warrants pursuant to this Section 2(b) is consummated prior to the Redemption/Purchase Date, the Total Number of Warrants evidenced by this Warrant Certificate shall be determined (including determining the Total Unit Number and the Total Warrant Number for such purpose) as of immediately prior to the consummation of such Transaction.  In furtherance of the foregoing, for purposes of making such determination, the Total Unit Number shall be calculated as of the date of such Transaction prior to giving effect to such Transaction.

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Section 3.Notice of Certain Events.  In case at any time or from time to time the Partnership shall declare any dividend or any other distribution to the holders of its Common Units, or shall authorize the granting to the holders of its Common Units of rights, options or warrants to subscribe for or purchase any additional equity interests of any class or any other right, or shall authorize the issuance or sale of any other equity interests or rights which would result in an adjustment to the Number Issuable, or shall commence an exchange offer or tender offer for Common Units, or there shall be any Transaction, then, in any one or more of such cases, the Partnership shall mail (or e-mail) to the Holder at the Holder’s address as it appears on the transfer books of the Partnership, as promptly as practicable (but in any event no later than the date that is ten (10) Business Days prior to the earliest to occur of the record date, the effective date or the commencement date of any of the foregoing), a notice stating (a) the date on which a record is to be taken for the purpose of such dividend or grant of distribution, rights, options or warrants or, if a record is not to be taken, the date as of which the holders of the Common Units of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, (b) the date of issuance of such equity interests or rights, (c) the date of the commencement of any such exchange offer or tender offer and the Offer Expiration Date, or (d) the date on which such Transaction is expected to become effective. Until such time that the Partnership publicly discloses the information that is the subject of any notice provided pursuant to this Section 3, the Holder shall keep (and shall cause its agents and Affiliates to keep) such notice and its contents confidential and shall not publicly disclose (and shall cause its agents and Affiliates not to publicly disclose) such notice or its contents to any person (provided that the Holder may disclose such notice and its contents to its agents, Affiliates and advisors for the purpose of seeking financial, legal or other advice reasonably related to such notice and its contents, and the Holder and its agents, Affiliates and advisors may disclose such notice and its contents as may be required by law, regulation or court order).  In case of any event described in Section 2(b), such notice also shall specify the date as of which it is expected that the holders of the Common Units of record shall be entitled to exchange their Common Units for equity interests or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance.

Section 4.Authorized Units.  The Partnership covenants and agrees that all Common Units which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act) upon issuance and will be free and clear of all liens and will not be subject to any pre-emptive or similar rights.

Section 5.Registered Holder.  The person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes.  The Holder of this Warrant Certificate, in its capacity as such, shall not be entitled to any rights whatsoever as a holder of Common Units, except as herein provided or as provided in the Partnership Agreement.

Section 6.Certain Transfer and Exercise Provisions.

(a)Transfer Provisions.  Any transfer of the rights represented by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto as Exhibit A, properly completed and

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executed by the Holder hereof, at the registered office of the Partnership as set forth in Section 12, subject to the restrictions below.  Thereupon, the Partnership shall issue in the name or names specified by the Holder hereof and, in the event of a partial transfer, in the name of the Holder hereof, a new warrant certificate or certificates evidencing the right to purchase such number of Common Units as shall be equal to the then applicable Number Issuable.

(b)Legends.  If applicable, the Common Units shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACT AND ANY OTHER APPLICABLE STATE SECURITIES LAWS OR SUCH OFFER, SALE, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND ANY OTHER APPLICABLE STATE SECURITIES LAWS.

(c)Transfer Restrictions.  Before any proposed sale, pledge, or transfer of any of the Warrants evidenced by this Warrant Certificate or any Common Units issuable upon exercise of any of the Warrants evidenced by this Warrant Certificate, unless there is in effect a registration statement under the Securities Act, covering the proposed transaction, the Holder shall give notice to the Partnership of the Holder’s intention to effect such sale, pledge, or other transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and the Holder must deliver evidence reasonably satisfactory to counsel to the Partnership to the effect that the proposed sale, pledge, or transfer of the restricted securities (as defined in Rule 144(a)(3) of the Securities Act) may be effected without registration under the Securities Act (a certificate in the form of Exhibit B hereto being deemed to be satisfactory) and, if requested by the Partnership, an opinion of counsel reasonably satisfactory to the Partnership and its counsel that such disposition is exempt from the registration and prospectus delivery requirements of the Securities Act (an opinion in the form of Exhibit C hereto being deemed to be satisfactory), whereupon the Holder shall be entitled to sell, pledge, or transfer the securities in accordance with the terms of the notice given by the Holder to the Partnership; provided, however, that the Partnership shall pay or reimburse the Holder for any costs or expenses reasonably incurred by the Holder in obtaining any such opinion (up to a maximum amount $1,000 per opinion).  The Partnership will not require such evidence in any transaction in which Holder distributes the Warrant or Common Units to an affiliate of such Holder for no consideration.  Each certificate evidencing the restricted securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144 under the Securities Act, the appropriate restrictive legend set forth above to the extent applicable.

Section 7.Denominations.  The Partnership covenants that it will, at its expense, promptly upon surrender of this Warrant Certificate at the registered office of the Partnership as set forth in Section 12, execute and deliver to the Holder a new warrant certificate

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or certificates in denominations specified by the Holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

Section 8.Replacement of Warrants.  Upon receipt of evidence satisfactory to the Partnership of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Partnership and the Transfer Agent, or, in the case of mutilation, upon surrender and cancellation thereof, the Partnership will issue a new warrant certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

Section 9.Governing Law.  THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

Section 10.Rights Inure to Registered Holder.  The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the Holder and the Partnership and their respective successors and permitted assigns.  Nothing in this Warrant Certificate shall be construed to give to any Person other than the Partnership and the Holder any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Partnership and such Holder.  Nothing in this Warrant Certificate shall be construed to give the Holder any rights as a holder of Common Units until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof, except as herein provided and as provided in the Partnership Agreement.

Section 11.Definitions.  For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such specified Person.

“Affiliate Transaction” means (a) any Transaction where, prior to the consummation of the Transaction, Persons that are Affiliates of the Partnership immediately prior to the Transaction either own or have an arrangement or understanding with any party to the Transaction or any such party’s Affiliates that provides such Affiliates of the Partnership with the right or opportunity to own, after the consummation of the Transaction (other than an arrangement or understanding that is made available to all holders of Common Units), directly or indirectly, 20% or more of the total voting power of the securities of, or 20% or more of the total economic interests in, the succeeding, acquiring, resulting or transferee Person, or (b) any Transaction where Persons that are Affiliates of the Partnership immediately prior to the consummation of such Transaction own, directly or indirectly, a majority of the total voting power of the securities of, or a majority of the total economic interests in, the succeeding, acquiring, resulting or transferee Person after giving effect to such Transaction.  For purposes of

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this definition, an Affiliate of the Partnership shall include any trust or other entity that is formed or established for the benefit of any family members of an Affiliate of the Partnership.

“Applicable Percentage” means [__]%.6

“Black-Scholes Value” means, as of the date the Partnership elects to redeem the Warrants in connection with an Affiliate Transaction pursuant to the last proviso of Section 2(b),  the value of the Warrants, as reasonably determined by the board of directors of the General Partner in good faith, calculated using the Black-Scholes method for valuing options with the following inputs: (a) volatility shall be 50%, (b) the risk free rate shall be the then current effective U.S. Federal government interest rate for a bond or note with a remaining time to maturity equal to the amount of time remaining in the Exercise Period as of such date, (c) the exercise price shall be the Exercise Price, (d) the term of the Warrants shall be the amount of time remaining in the Exercise Period as of such date and (e) the underlying security price for purposes of the Black-Scholes calculation shall be the greater of (i) the daily volume-weighted average price of a Common Unit for the thirty (30) consecutive trading days immediately prior to the Affiliate Transaction and (ii) the value of the consideration received in respect of each outstanding Common Unit pursuant to the Affiliate Transaction.

“Business Day” means any day other than a Saturday, Sunday or other day on which the NYSE is authorized or required by law or executive order to close.

“Cashless Exercise” has the meaning given it in Section 1.

“Common Units” means the limited partnership interests in the Partnership defined as “Common Units” under and pursuant to the Partnership Agreement.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and the policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Distribution” has the meaning given it in Section 2(a)(ii).

“DTC” has the meaning given it in Section 1.

“Exchange Act” has the meaning given it in Section 6(d)(ii).

“Exchangeable PIK Note” means any exchangeable PIK note issued by Foresight Energy LLC, a Delaware limited liability company, and Foresight Energy Finance Corporation, a Delaware corporation, pursuant to the Exchangeable PIK Note Indenture.

“Exchangeable PIK Note Indenture” means that certain Indenture, dated as of [●], 2016, by and among Foresight Energy LLC, a Delaware limited liability company, Foresight

[6]

Note to Draft:  The “Applicable Percentage” will be equal to a percentage, expressed as a fraction, (i) the numerator of which is the aggregate principal amount of Second Lien Notes that are owned or held by the Holder on the Issue Date and (ii) the denominator of which is the aggregate principal amount of Second Lien Notes that are outstanding on the Issue Date (excluding any Second Lien Notes owned or held by Reserves, the Reserves Investor Group or any affiliates of Reserves or the Reserves Investor Group).

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Energy Finance Corporation, a Delaware corporation, and the trustee named therein, as amended, supplemented or otherwise modified from time to time.

“Exercise Price” has the meaning given it in the first paragraph hereof.

“Exercise Period” has the meaning given it in Section 1.

“Fair Market Value” means (a) in the case of cash, the amount of such cash, (b) in the case of a security, the Market Price of such security, and (c) in the case of any assets or property (other than cash or securities), the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, for such assets or property in an arm’s-length transaction but in all events without application of any minority, illiquidity, transfer or voting restriction, or similar discounts or reductions, as reasonably determined in good by the board of directors of the General Partner.

“General Partner” means Foresight Energy GP LLC, the general partner of the Partnership.

“Holder” has the meaning given it in the first paragraph hereof.

“Issue Date” means [●], 2016.

“Market Price” of each Common Unit or any other securities means, on any date specified herein: (a) if the Common Units or such securities are then listed or admitted to trading on any national securities exchange, the average of the high and low trading prices of the Common Units or such other securities on such date as reported by such national securities exchange; (b) if the Common Units or such other securities are not then listed or admitted to trading on any national securities exchange but are designated as a national market system security, the average of the high and low sale prices of the Common Units or such other securities on such date; (c) if there shall have been no trading on such date or if the Common Units or such other securities are not so designated, the average of the last quoted bid and asked prices per Common Unit or per such other security in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar quotation reporting organization; or (d) if none of (a), (b) or (c) is applicable, the Fair Market Value of each Common Unit or such other security reasonably determined in good faith by the board of directors of the General Partner.

“Note Redemption” means either a Note Retirement or a Murray Purchase (each as defined in the Exchangeable PIK Notes Indenture), or a combination of the two resulting in the purchase or other retirement of all (but not less than all) of the Exchangeable PIK Notes (subject to the right of Foresight Reserves LP, a Nevada limited partnership (“Reserves”), to elect to have Exchangeable PIK Notes it holds, in lieu of being redeemed or purchased, be, simultaneously with the closing of such Note Retirement or Murray Purchase, exchanged for Common Units or exchanged for certain refinancing debt or securities pursuant to the terms of the Letter Agreement (as defined in the Exchangeable PIK Notes Indenture)), on or prior to September 30, 2017.

“Number Issuable” has the meaning given it in the second paragraph hereof.

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“NYSE” means the New York Stock Exchange, Inc.

“Offer Expiration Date” has the meaning given it in Section 2(a)(iii).

“Partnership” has the meaning given it in the first paragraph hereof.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 23, 2014, by and among the partners of the Partnership, as amended, supplemented or otherwise modified from time to time.

“Partnership Units” means, collectively, the Common Units and the Subordinated Units.

“Person” means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Redemption/Purchase Date” means the date on which the Note Redemption has been consummated.

“Subordinated Units” means the limited partnership interests in the Partnership defined as “Subordinated Units” under and pursuant to the Partnership Agreement.

“Total Number of Warrants” means the product of (a) the Applicable Percentage and (b) the Total Warrant Number.

“Total Unit Number” means, as of the Redemption/Purchase Date, the sum (without duplication) of: (a) the total number of issued and outstanding Partnership Units as of such date after giving effect to the consummation of the Note Redemption, (b) all Partnership Units that are issued or issuable in connection with the Note Redemption (including any (x) Partnership Units issued or issuable in connection with any financing transaction consummated by, or any investment made in, the Partnership or any of its subsidiaries in connection with the Note Redemption, but excluding any Partnership Units issued in a rights offering in connection therewith, and (y) Partnership Units issued or issuable to Reserves (or any of its nominees, assignees or designees) pursuant to any contract or other arrangement to provide Reserves (or any of its nominees, assignees or designees) with a minimum amount or percentage of the Common Units that are outstanding after giving effect to the consummation of the Note Redemption), (c) all Partnership Units that are issuable upon the full conversion, exchange or exercise of any option, warrant, indebtedness or security issued, issuable, incurred or that may be incurred in connection with the Note Redemption (including any option, warrant, indebtedness or security issued, issuable, incurred or that may be incurred in connection with any financing transaction consummated by, or any investment made in, the Partnership or any of its subsidiaries in connection with the Note Redemption), assuming the maximum amount of Partnership Units are issued in connection with any such conversion, exchange or exercise, and (d) in the event that the Note Redemption is consummated by, either in whole or in part, the acquisition of Exchangeable PIK Notes by Murray Energy Corp., an Ohio Corporation (“Murray”), an Affiliate of Murray or a group of Persons which includes Murray or any of its Affiliates, the total number of Common Units that are issued or issuable upon exchange of all

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Exchangeable PIK Notes that exchange for Common Units in connection with the Note Redemption (including any Exchangeable PIK Notes held by Reserves that Reserves elects to have exchanged for Common Units in connection with the Note Redemption) (such exchange to be determined based on the terms of the Exchangeable PIK Notes Indenture as in effect immediately prior to the Redemption/Purchase Date (but after giving effect to any adjustment to the exchange price of the Exchangeable PIK Notes made upon the occurrence of a Note Redemption, as described therein)).  Promptly following the Redemption/Purchase Date (but in no event later than three (3) Business Days following the Redemption/Purchase Date), the Partnership shall notify the Holder of the Total Unit Number and the Total Warrant Number (such notification to include reasonably detailed calculations of such numbers).

“Total Warrant Number” means the number of Warrants equal to the quotient obtained by dividing (a) the product of (i) the Total Unit Number and (ii) .045, by (b) .955.

“Transaction” has the meaning given it in Section 2(b).

“Transfer” means any voluntary or involuntary attempt to sell, assign, transfer, grant a participation in, pledge or otherwise dispose of any Warrants, or the consummation of any such transaction, or taking a pledge of, any of the Warrants; provided, however, that a transaction that is a pledge shall not be deemed to be a Transfer, but a foreclosure pursuant thereto shall be deemed to be a Transfer.  The term “Transferred” shall have a correlative meaning.

“Transfer Agent” has the meaning given it in Section 1.

“Warrant Agreement” shall mean that certain Warrant Agreement, dated as of [●], 2016, between the Partnership and [American Stock Transfer & Trust Company, LLC.]

“Warrants” have the meaning given it in the first paragraph hereof.

“Warrant Certificate” has the meaning given it in the first paragraph hereof.

“Warrant Exercise Documentation” has the meaning given it in Section 1.

Section 12.Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by electronic mail (“e-mail”), registered or certified first-class mail, return receipt requested, courier services or personal delivery, (a) if to the Holder, at the Holder’s last known address (including e-mail address) appearing on the transfer books of the Partnership or the Partnership’s warrant agent; and (b) if to the Partnership, at its registered office located at 211 North Broadway, Suite 2600, Saint Louis, MO  63102, Attention:  General Counsel; or such other address as shall have been furnished to the party giving or making such notice, demand or other communication.  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when sent by e-mail, if delivered by e-mail transmission; one Business Day following the date delivered to a courier with overnight delivery requested, if delivered by a recognized commercial overnight courier service guaranteeing next Business Day delivery; and three Business Days after being deposited in the mail, postage prepaid, if mailed.

15

Section 13. Listing on Exchange.  If at any time the Common Units shall be listed on any national securities exchange or automated quotation system, the Partnership shall use its commercially reasonable efforts to cause to be listed, and keep listed (so long as the Common Units shall be so listed on such exchange or automated quotation system) any Common Units issuable upon exercise of the Warrants.

16

IN WITNESS WHEREOF, the Partnership has caused this Warrant Certificate to be duly executed as of the Issue Date.

FORESIGHT ENERGY LP

By: Foresight Energy GP, LLC, its general partner

By:

Name:

Title:

[Warrant Certificate Signature Page]

Exhibit A

[Form of Assignment Form]

[To be executed upon assignment of Warrants]

The undersigned hereby assigns and transfers this Warrant Certificate to _________________ whose Social Security Number or Tax ID Number is _________________ and whose record address is __________________________________, and irrevocably appoints _________________ as agent to transfer this security on the books of the Partnership.  Such agent may substitute another to act for such agent.

Signature:

Signature Guarantee:

Date:

Exhibit B7

Form of Back-Up Certificate

[Name and Address of Recipient]

Attn:  [__________]

Ladies and Gentlemen:

The undersigned proposes to sell [________] warrants (“Warrants”) to purchase common units of Foresight Energy LP, a Delaware limited partnership (the “Partnership”), pursuant to Rule 144 under the Securities Act of 1933, as amended (“Rule 144”).  In connection with the sale of the Warrants, the undersigned represents and warrants to you as follows:

1.	The Warrants are “restricted securities,” as that term is used in Rule 144(a)(3) and the undersigned acquired and fully paid for the Warrants on [__________].
2.

The undersigned is not now, and has not been during the preceding three months, an officer, director, or more than 10% unitholder of the Partnership or in any other way an “affiliate” of the Partnership (as that term is defined in Rule 144(a)(1)).

3.

The undersigned has been the beneficial owner of the Warrants for a period of at least [six (6) months][8] [one (1) year][9] as computed in accordance with Rule 144(d).  The undersigned as described on Schedule 1 the transactions that permit “tacking” of the undersigned’s holding period to a date earlier than the date referred to in paragraph 1 above.

4.	[To the best of the undersigned’s knowledge, the Partnership has complied with the reporting requirements of Rule 144(c)(1).][10]
5.

To the best of the undersigned’s knowledge, the Partnership [is not and has never been a “shell company”][11] [has satisfied the requirements of Rule 144(i)(2), applicable to former “shell companies”][12] (as that term is defined in Rule 144(i)(1)(i)-(ii)).

[7]

Note to Draft:  This certificate is intended to be used by a seller of Warrants that is not an “affiliate” (as defined under Rule 144(a)(1)) of the Partnership.  If the seller is an affiliate of the Partnership, appropriate changes will need to be made to this certificate.

[8]

Note to Draft:  Bracketed text to be used if the Partnership is, and has been for a period of at least 90 days immediately before the sale of the Warrants, subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act of 1934, as amended.

[9]

Note to Draft:  Bracketed text to be used if the Partnership is not, or has not been for a period of at least 90 days immediately before the sale of the Warrants, subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act of 1934, as amended.

[10]

Note to Draft:  Bracketed text to be used if the Partnership is, and has been for a period of at least 90 days immediately before the sale of the Warrants, subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act of 1934, as amended.

[11]	Note to Draft: Bracketed text to be used if the Partnership has never been a shell company.
[12]	Note to Draft: Bracketed text to be used if the Partnership has previously been a shell company and has satisfied the requirements of Rule 144(i)(2).

6.	This transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act of 1933, as amended.
7.	The undersigned has read Rule 144 and is familiar with it.
8.	The undersigned is not aware of any material, non-public information about the Partnership.
9.	The undersigned understands that you are relying upon the representations contained in this letter.

Very truly yours,

By:
Name:
Title:

Exhibit C

Form of Legal Opinion

[Name and Address of Recipient] Attn: [__________] Ladies and Gentlemen:

We are counsel to [___________] (“Seller”), and have recently received a communication relating to the proposed transfer of an aggregate of [________] warrants (the “Warrants”) to purchase common units of Foresight Energy LP, a Delaware limited partnership (the “Partnership”).  We understand that all such Warrants are restricted securities within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the opinion hereinafter expressed, we have relied upon the representations of Seller contained in its certification to us as of the date hereof.  In addition, we have assumed, without any independent investigation, the truth, accuracy and completeness of the Partnership’s filings with the United States Securities and Exchange Commission filed pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, we are of the opinion that the transfer of the Warrants from Seller to the transferee is exempt from the registration requirements of the Securities Act.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York and the federal laws of the United States of America.

We are furnishing this letter to you solely for your benefit in connection with the transfer of the Warrants.  This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose.  We do not undertake by delivery of this opinion or otherwise to advise you of any change in any matter set forth herein, whether based on a change in law or a change in any fact arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

Schedule 6

Description of Amendments to the Credit Agreement

The following description summarizes the material terms of the proposed amendments to the Credit Agreement.  This description is also attached as Exhibit A to the Amended and Restated Lender Support Agreement (as defined in the Amended and Restated Notes Support Agreement).

EXECUTION VERSION

EXHIBIT A TO A&R LENDER SUPPORT AGREEMENT

SCHEDULE 6 OF EXHIBIT A TO A&R NOTES SUPPORT AGREEMENT

Foresight Energy LLC
Third Amended and Restated Credit Agreement

Summary of Principal Terms and Conditions

Set forth below is a summary of the principal terms and conditions for the amendment and restatement of the Second Amended and Restated Credit Agreement dated as of August 23, 2013 among Foresight Energy LLC, the letter of credit issuing banks party thereto, the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).  This summary does not purport to summarize all the terms, conditions, representations and other provisions with respect to the amendment and restatement of the Existing Credit Agreement, which, to the extent not specified herein, will be set forth in the Third Amended and Restated Credit Agreement and include additional corrections and modifications to reflect the operational and strategic requirements of the Borrower and its subsidiaries, as may be mutually agreed by the parties, and to include LSTA contractual bail-in language.  Any capitalized terms used herein and not otherwise defined shall have the meanings give such terms in the Existing Credit Agreement.

Borrower:	Foresight Energy LLC, a Delaware limited liability company (the “Borrower”).
Agent:	Citibank, N.A., as administrative agent and collateral agent for the Senior Facilities (in such capacities, the “Agent”).
Senior Facilities:

(A) Senior secured term loans in an aggregate outstanding principal amount of $297.8 million (the “Term Facility” and the loans thereunder, the “Term Loans”), subject to any reductions prior to the Effective Date (as defined below) as a result of prepayments by the Borrower (including any amortization payments).

(B) A senior secured revolving credit facility in an aggregate principal amount of $475 million (reflecting a decrease of $75 million from the Existing Credit Agreement on the Effective Date (the “Revolving Facility Reduction”)) (together with the swingline facility referred to below, the “Revolving Facility” and, together with the Term Facility, the “Senior Facilities”), under which the Borrower may borrow loans from time to time (the “Revolving Loans”).

1

Transactions:

On the closing date of the Amended and Restated Credit Agreement (the “Effective Date”): (i) the Amended and Restated Credit Agreement shall become effective, (ii) the closing of the offer to exchange Senior Notes for Exchangeable Notes and Second Lien Notes shall occur, (iii) the other transactions contemplated by the Transaction Support Agreement to occur on such date shall occur, and (iv) fees and expenses related to the foregoing, including the Amendment Fee, shall be paid.

Letter of Credit and Swingline Subfacilities:	Same as Existing Credit Agreement.
Incremental Facilities:	No future Incremental Facilities will be permitted under the Credit Agreement.
Purpose:

Same as Existing Credit Agreement, except that the proceeds of Revolving Loans shall not be permitted to be used to pay accrued and unpaid interest on the Senior Notes (including as of the Effective Date) that are being exchanged for Exchangeable Notes or Second Lien Notes (each as defined below).

Refinancing Facilities:	Same as Existing Credit Agreement.
Interest Rates:

The interest rates, Revolving Facility commitment fees and letter of credit fees will be calculated in the same manner as in the Existing Credit Agreement; provided that the Applicable Rates as to interest rate margins (and the Letter of Credit Fee based on the Applicable Rate for Eurocurrency Rate Revolving Loans) shall be increased by 1.00% per annum as set forth in Annex I.  The Revolving Facility commitment fee and letter of credit fronting fee levels shall remain unchanged.

Amendment Fee:

Lenders that execute the Transaction Support Agreement (or their permitted successors and assigns thereunder) will receive on the Effective Date an amendment fee in an amount equal to 1.00% of the aggregate principal amount of their respective Term Loans and Revolving Facility commitments under the Credit Agreement as of the Effective Date (after giving effect to the Revolving Facility Reduction) (the “Amendment Fee”); provided that the Borrower shall be entitled to a credit against such Amendment Fee for the fee of 0.25% of the aggregate principal amount of their respective Term Loans and Revolving Facility commitments under the Credit Agreement that shall be paid to the Lenders as a condition precedent to the Lenders’ execution of the Amended and Restated Transaction Support Agreement.

Default Rate:	Same as Existing Credit Agreement.
Letters of Credit:	Same as Existing Credit Agreement. Any Letters of Credit outstanding under the Existing Credit Agreement as of the Effective Date shall be deemed to be outstanding under the Credit Agreement.

2

Final Maturity and Amortization:

Same as Existing Credit Agreement (i.e., (i) the Term Facility will mature on August 23, 2020, and will amortize in equal quarterly installments in an amount equal to 0.25% of the original aggregate principal amount of the Term Loans on August 23, 2013, with the balance payable on the maturity date of the Term Facility; and (ii) the Revolving Facility will mature and the commitments thereunder will terminate on August 23, 2018), except that (x) the Revolving Facility will be subject to the mandatory commitment reduction and (y) the Term Loans will have the benefit of the Excess Cash Flow Sweep, in each case as described below under “Mandatory Prepayments and Commitment Reductions”.

Guarantees and Collateral:

Same as Existing Credit Agreement.

For the avoidance of doubt, the Collateral will be subject to second priority Liens securing the Exchangeable Notes and the Second Lien Notes and any Refinancing Indebtedness in respect thereof, which junior Liens shall be subject to a customary silent second intercreditor agreement (the “Second Lien Intercreditor Agreement”), materially consistent with the term sheet attached as Schedule 1.

3

Mandatory Prepayments and Commitment Reductions:

Same as Existing Credit Agreement, except:

(i) the excess cash flow prepayment provision in the Existing Credit Agreement shall be replaced by a new provision providing that, in respect of each of (x) the second half of fiscal year 2016 and (y) fiscal year 2017, 50% of Excess Cash Flow (to be defined in a manner consistent with the Existing Credit Agreement with such modifications mutually agreed by the parties) for such period shall be used to prepay the Term Loans (the “Excess Cash Flow Sweep”); provided that any voluntary prepayment of Term Loans made during each such period shall be credited against excess cash flow prepayment obligations for such period on a dollar-for-dollar basis;

(ii) the Extraordinary Receipts prepayment provisions in the Existing Credit Agreement shall be modified to (i) include all proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings with respect to or otherwise connected to the Deer Run mine (“Hillsboro Business Interruption Insurance Proceeds”) in the definition of “Extraordinary Receipts”, (ii) permit Extraordinary Receipts constituting insurance proceeds (other than Hillsboro Business Interruption Insurance Proceeds) to be used to repay any purchase money, capital lease or other project-level Indebtedness permitted under the Credit Agreement (including the Longwall Financing Arrangements) that is secured by Liens on such insurance proceeds (or assets and property that gave rise to the insurance proceeds) to the extent required under the documents governing such Indebtedness as in effect as of the later to occur of (x) the Effective Date and (y) the time of the event giving rise to such insurance proceeds, and (iii) provide that the Hillsboro Business Interruption Insurance Proceeds are not subject to reinvestment rights or the 100% prepayment requirement, but 50% thereof shall be used to prepay the Term Loans and the remaining 50% may be retained by the Borrower.

(iii) the aggregate commitments under the Revolving Facility shall be reduced on a pro rata basis on December 31, 2016 to $450 million, without premium or penalty; and

(iv) Section 2.05(c)(i)(A) of the Existing Credit Agreement shall be revised to include a reference to Section 7.05(r).

Voluntary Prepayments and Reductions in Commitments:	Same as Existing Credit Agreement (i.e., all Loans may be prepaid without prepayment premium, subject to customary breakage provisions).
Representations and Warranties:

Same as Existing Credit Agreement, except that (i) any representations and warranties that refer to the Amendment Effective Date (the effective date of the second amendment and restatement) will refer to the Effective Date, (ii) the representation and warranty that there has not been a Material Adverse Effect shall be measured from the last day of the most recently ended fiscal quarter for which financial statements have been delivered prior to the Effective Date and (iii) for purposes of any representations and warranties that are qualified by Material Adverse Effect, “Material Adverse Effect” shall exclude the effect of matters directly arising from or otherwise specifically related to the Hillsboro complex, including any combustion event at, and subsequent idling of, the Hillsboro mine and any contracts related thereto.

4

Conditions Precedent to Effective Date:

Customary for transactions of this type, and in addition, will include:

(i) the substantially concurrent consummation of the Transaction (as defined in the Transaction Support Agreement);

(ii) evidence of the effectiveness of amendments and waivers of the Receivables Financing Agreement dated January 13, 2015 among Foresight Receivables, LLC, as borrower, the Borrower,

certain Subsidiaries of the Borrower, the lenders party thereto and PNC Bank, National Association, as agent, as amended (the “Receivables Financing Agreement”);

(iii) evidence of the effectiveness of amendments and waivers to certain other Indebtedness of the Loan Parties;

(iv) execution and delivery of the Second Lien Intercreditor Agreement;

(v) the Borrower shall have paid to the Agent, for the account of the Lenders entitled thereto, the Amendment Fee; and

(vi) the receipt by each Lender at least three (3) Business Days prior to the Effective Date, to the extent requested by such Lender at least ten (10) Business Days prior to the Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations including the PATRIOT Act.

Conditions Precedent to all Subsequent Borrowings:	Same as Existing Credit Agreement.
Affirmative Covenants:

Same as Existing Credit Agreement, except that (i) as an additional requirement, within 30 days after the end of each of the first two months of each fiscal quarter, the Borrower shall provide to the Agent for distribution to those Lenders that are not Public Lenders an unaudited monthly management consolidated balance sheet and income statement of the Borrower and its Subsidiaries (in a form consistent with the Borrower’s current practice and, for the avoidance of doubt, subject to normal quarterly or year-end adjustments and the absence of footnotes) and (ii) the requirement that audit opinion not be qualified by a “going concern” or like qualification or exception shall not apply to the financial statements of the Borrower delivered for the fiscal year ended December 31, 2015.

5

6

Negative Covenants:

Same as Existing Credit Agreement, except:

(i) the Indebtedness covenant shall be modified to (A) permit the incurrence of (1) up to $300 million aggregate principal amount of second lien senior exchangeable Notes maturing no later than September 30, 2017 and with an interest rate not in excess of 15% per annum, payable in kind (the “Exchangeable Notes”), plus additional principal amounts resulting from any Refinancing Indebtedness in respect thereof, provided, that any such Refinancing Indebtedness (i) shall have a maturity date no earlier than 91 days after the maturity date of the Second Lien Notes, (ii) shall not require payment of interest in cash, and (iii) may only be secured by a lien junior in right of priority to the lien securing the Second Lien Notes, and (2) up to $300 million aggregate principal amount of second lien senior secured notes due August 2021 with an interest rate per annum not in excess of (i) 9% per annum in cash for the first two years and 10% per annum in cash thereafter, plus (ii) 1% per annum payable in kind (the “Second Lien Notes”), plus, in each case, additional principal amounts resulting from the capitalization of accrued and unpaid interest on the Senior Notes at the Effective Date, any paid in kind interest after the Effective Date and any Refinancing Indebtedness in respect thereof, provided that any lien securing such Refinancing indebtedness shall be junior in right of priority to the lien securing the Facilities, (B) correct the cross-reference in clause (l) thereof to refer to Section 7.01(c) of the Credit Agreement and (C) add the following sentence:  “The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any indebtedness in the form of additional indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles and the payment of dividends on preferred stock or Disqualified Equity Interests in the form of additional shares of the same class of preferred stock or Disqualified Equity Interests will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Equity Interests for purposes of this Section 7.02.”;

(ii) the Lien covenant shall be modified to permit junior priority Liens on the Collateral to secure the obligations under the Exchangeable Notes and the Second Lien Notes and any Refinancing Indebtedness in respect thereof, which Liens shall be subject to the Second Lien Intercreditor Agreement;

(iii) the Restricted Payment covenant shall be modified to (A) prohibit any Restricted Payments by the Borrower during fiscal year 2016, (B) prohibit Restricted Payments (other than permitted Tax Distributions and TRA Distributions described in clause (C) below) from January 1, 2017 until the later to occur of (x) June 30, 2018 and (y) the refinancing of the Revolving Facility and (C) permit Tax Distributions and TRA Distributions by the Borrower during fiscal years 2017 and 2018 and thereafter, provided that Tax Distributions related to cancellation of debt income shall be capped at $15 million per fiscal year; provided, further, that in each case such provisions shall be subject to customary exceptions to permit payments of expenses of the MLP and the General Partner, payments under the MSA and other customary exceptions to be agreed;

(iv) the debt prepayment covenant shall be modified to expressly permit (A) the prepayment or redemption of the Exchangeable Notes in connection with the exercise by Murray Energy Holdings Co., a Delaware corporation, and/or its subsidiaries of the option to purchase 46% of the equity interests of Foresight Energy GP LLC (the “Murray Option”); provided that such prepayment or redemption may only be consummated with the proceeds of (i) an equity issuance, (ii) a capital contribution or (iii) an incurrence of indebtedness that is unsecured or ranks junior to the Second Lien Notes, does not have any cash interest payments and matures later than the Second Lien Notes, (B) any redemption in respect of any Senior Notes not participating in the exchange offer and permit the satisfaction and discharge of the indenture governing the Senior Notes, (C) the conversion of the Exchangeable Notes into Equity Interests of Foresight Energy LP in accordance with their terms and (D) any permitted refinancing of Indebtedness with Refinancing Indebtedness or the proceeds of Qualified Equity Interests; and

(v) the transactions with Affiliates covenant will be modified to permit the transactions to occur concurrently with the effectiveness of the Credit Agreement on the Effective Date.

Anti-Hoarding:

An anti-hoarding provision prohibiting borrowings of Revolving Loans (but not the issuance of letters of credit) under the Revolving Facility if unrestricted cash of the Borrower exceeds $35 million will be added to the Credit Agreement and apply so long as any Revolving Loans are outstanding.

7

Financial Covenants:

The Consolidated Interest Coverage Ratio financial covenant in Section 7.11(a) of the Existing Credit Agreement and the Senior Secured Leverage Ratio financial covenant in Section 7.11(b) of the Existing Credit Agreement will apply to both the Revolving Facility and the Term Facility.  Section 8.01(b) will also be modified to reflect such change.  Following the Effective Date, any amendment of, or waiver or consent with respect to, Section 7.11 will also require the consent of the Required Lenders.

The applicable ratios will be as follows:

(i) The Consolidated Interest Coverage Ratio covenant levels will remain the same as in the Existing Credit Agreement.

(ii) The Senior Secured Leverage Ratio will be calculated the same as in the Existing Credit Agreement and the levels will be reset as follows:

	Fiscal Quarter Ending	Maximum Senior Secured Leverage Ratio
	Second Quarter 2016 through Fourth Quarter 2016	3.50 : 1.00
	First Quarter 2017 through Fourth Quarter 2017	3.50 : 1.00
	First Quarter 2018 through Fourth Quarter 2018	3.50 : 1.00
	First Quarter 2019 through Fourth Quarter 2019	3.25 : 1.00
	First Quarter 2020 through Fourth Quarter 2020	3.00 : 1.00
	First Quarter 2021 through Fourth Quarter 2021	2.75 : 1.00

8

For purposes of determining compliance with the financial covenants, any cash equity contribution (which shall be common equity or otherwise in a form reasonably acceptable to the Required Lenders) made to the Borrower after the first day of the applicable quarter and on or prior to the day that is 10 business days after the day on which financial statements are required to be delivered for such fiscal quarter will be included in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with the financial covenants at the end of such fiscal quarter and applicable subsequent periods which include such fiscal quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) in each four consecutive fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Specified Equity Contribution is made, (b) no more than three Specified Equity Contributions may be made, (c) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrower to be in pro forma compliance with the financial covenants, and (d) there shall be no pro forma reduction in indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with the financial covenants for the fiscal quarter in respect of which such Specified Equity Contribution is made (either directly through prepayment or indirectly as a result of the netting of unrestricted cash).

“Consolidated EBITDA” will be modified to add an addback for any actually incurred costs, fees and expenses in connection with the contemplated transactions, the change of control litigation, any redemption of the Exchangeable Notes, exercise of the Murray Option and any related transactions and any restructuring of the Borrower and its Subsidiaries, including the fees and expenses of restructuring advisors.

Synergy and Conflicts Committee and CAO:

Affiliate transactions in excess of a materiality threshold to be agreed upon shall be subject to the review and approval of a Synergy and Conflicts Committee.

A chief accounting officer (CAO) that is not affiliated with either Murray Energy Corp. or Foresight Reserves LP shall be appointed by the independent members of the Board; provided that Alix Partners or another restructuring advisor selected by the Board shall be authorized to act as a restructuring advisor reporting to the CEO, to perform such function as generally required of an interim CAO and to provide such reporting support and advice to the Board as is appropriate and necessary.

9

Events of Default:

Same as Existing Credit Agreement, except that in connection with the Change of Control Event of Default, the definition of “Permitted Holders” shall be revised as set forth below and expressly permit the exercise of the Murray Option and the redemption and/or conversion of the Exchangeable Notes and related transactions.

“Permitted Holder” means, collectively, (a) (i) Chris Cline and his children and other lineal descendants, Robert E. Murray, Brenda L. Murray, Robert Edward Murray (son), Jonathan Robert Murray and Ryan Michael Murray (or any of their estates, or heirs or beneficiaries by will); (ii) the spouses or former spouses, widows or widowers and estates of any of the Persons referred to in clause (i) above; (iii) any trust having as its sole beneficiaries one or more of the persons listed in clauses (i) and (ii) above; and (iv) any Person a majority of the voting power of the outstanding Equity Interest of which is owned by one or more of the Persons referred to in clauses (i), (ii) or (iii) above, (b) Murray Energy Holdings Co., a Delaware corporation, and its Subsidiaries (“Murray Energy”) and any investor that participates with Murray Energy in the exercise of the Murray Option, (c) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Persons referenced in clauses (a) and (b)

above, collectively, have beneficial ownership of more than 50% of the total voting power of the voting units or stock of the Borrower or any Parent thereof, (d) Foresight Reserves L.P. and (e) the General Partner.

On the Effective Date, the Required Lenders will also waive the Defaults and Events of Default specified in (i) the Notice of Events of Default and Reservation of Rights delivered by Agent to Borrower dated December 9, 2015, (ii) the notice of payment default delivered by Borrower to the Agent dated February 16, 2016, and (iii) that certain Compliance Certificate in respect of the period ending December 31, 2015 delivered to the Agent on March 23, 2016, and any other Defaults or Events of Default (other than any payment Default or Event of Default) continuing immediately prior to the consummation of the Transactions.

Unrestricted Subsidiaries:	Same as Existing Credit Agreement.
Voting:	Same as Existing Credit Agreement.
Cost and Yield Protection:	Same as Existing Credit Agreement.
Assignments and Participations:	Same as Existing Credit Agreement
Non-Pro Rata Discounted Voluntary Prepayments:	Same as Existing Credit Agreement.
Expenses and Indemnification:	Same as Existing Credit Agreement.
Governing Law and Forum:	New York.
Counsel to Agent:	Shearman & Sterling LLP
General:

The covenants and event of defaults in the indentures governing the Second Lien Notes and Exchangeable Notes shall in no event be more restrictive than the corresponding covenants and events of default set forth in the amended and restated Credit Agreement.  For the avoidance of doubt, the Second Lien Notes and Exchangeable Notes shall not have a financial maintenance covenant.

10

ANNEX I

Applicable Rate

The first clause of the definition of Applicable Rate in Section 1.01 of the Credit Agreement (prior to the proviso therein) will be amended and restated as follows:

“Applicable Rate” means (a) in the case of Term Loans, (i) 5.50% per annum for Eurocurrency Rate Loans and (ii) 4.50% per annum for Base Rate Loans and (b) in the case of the Revolving Loans and Swing Line Loans, the applicable percentage per annum set forth below determined by reference to the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate for Revolving Loan and Swing Line Loans
Level	Consolidated Net Leverage Ratio	Eurocurrency Rate Loans and Letters of Credit	Base Rate Loans	Commitment Fee
I	< 2.50 to 1.00	3.50%	2.50%	0.50%
II	≥2.50 : 1.00 but < 3.00 : 1.00	3.75%	2.75%	0.50%
III	≥3.00 : 1.00 but < 4.00 : 1.00	4.00%	3.00%	0.50%
IV	≥4.00 : 1.00 but < 5.00 : 1.00	4.25%	3.25%	0.50%
V	≥5.00 : 1.00	4.50%	3.50%	0.50%

provided that (a) the Applicable Rate will be determined as of the last day of the immediately preceding fiscal quarter, (b) the Applicable Rate determined for any Adjustment Date (including the first Adjustment Date) shall remain in effect until a subsequent Adjustment Date for which the Consolidated Net Leverage Ratio falls within a different level, and (c) if the financial statements and related Compliance Certificate for any fiscal period are not delivered by the date due pursuant to Sections 6.01 and 6.02, the Applicable Rate shall be set at Level V until the date of delivery of such financial statements and Compliance Certificate, after which the Applicable Rate shall be based on the Consolidated Net Leverage Ratio set forth in such Compliance Certificate.

Schedule 1

Intercreditor Agreement Term Sheet13

Reference is made to (i) that certain Credit Agreement, dated as of August 12, 2010, amended and restated on December 15, 2011 and August 23, 2013, and amended by Incremental Amendment No. 1 dated as of May 27, 2015, and as further amended, amended and restated, modified or supplemented in connection with the Restructuring (as defined below) and from time to time (the “First Lien Credit Agreement”), between Foresight Energy LLC (the “Borrower”) and certain other parties; and (ii) (A) certain second lien senior exchangeable notes (the “Second Lien Exchangeable Notes”) to be issued by [_______] (the “Issuer”), and (B) certain second lien senior secured notes (the “Second Lien Secured Notes” and, together with the Second Lien Exchangeable Notes, the “Second Lien Notes”) to be issued by the Issuer, all of which Second Lien Notes will be guaranteed by, among others, the Borrower and secured by a junior lien on the Collateral (as defined below).

“Restructuring”  means the transactions related to the restructuring of outstanding indebtedness of the Borrower and its affiliates arising as a result of the occurrence of certain events of default thereunder, including, without limitation, indebtedness outstanding under the First Lien Credit Agreement and under the Senior Notes (as defined in the First Lien Credit Agreement).  For purposes of this Amended and Restated Term Sheet, the Facilities (as defined in the First Lien Credit Agreement) under the First Lien Credit Agreement (and the facilities provided in any refinancings, substitutions, extensions or replacements thereof) are herein referred to collectively as the “First Lien Credit Facility” and the First Lien Credit Facility together with the Second Lien Notes (and any refinancings, substitutions, extensions or replacements thereof) are referred to herein individually as a “Debt Facility” and collectively as the “Debt Facilities”.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the First Lien Credit Agreement as in effect as of the date hereof.

[13]

The Second Lien Notes (and any Refinancing Indebtedness thereof) shall be subject to a customary silent second intercreditor agreement, however, all such terms set forth in this Schedule 1 in respect thereof are subject to ongoing negotiation between the Consenting Secured Lenders and the Required Consenting Noteholders; all of such terms shall be acceptable to such parties.

Parties:

(viii)Citibank, N.A., as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “First Lien Administrative Agent”) and as collateral agent (in such capacity, together with its successors and permitted assigns in such capacity, the “First Lien Collateral Agent”) under the First Lien Credit Agreement.

(ix)[___] as trustee for the Second Lien Exchangeable Notes (in such capacity, together with its successors and permitted assigns in such capacity, the “Second Lien Exchangeable Notes Trustee”),  [___] as trustee for the Second Lien Senior Notes (in such capacity, together with its successors and permitted assigns in such capacity, the “Second Lien Secured Notes Trustee” and, together with the Second Lien Exchangeable Notes Trustee, the “Second Lien Trustees”) and [______] as collateral trustee (in such capacity, together with its successors and permitted assigns in such capacity, the “Second Lien Collateral Agent”) for the Second Lien Notes.

(x)The Borrower under the First Lien Credit Agreement.

(xi)Each guarantor under the First Lien Credit Agreement (each, individually, a “First Lien Guarantor”). NTD: For the avoidance of doubt, the Issuer and the Second Lien Guarantors will also be required to be First Lien Guarantors.

(xii)The Issuer under the Second Lien Notes.

(xiii)Each guarantor under the Second Lien Notes (each, a “Second Lien Guarantor”).

(xiv)Each other Person required to be a party to the Intercreditor Agreement from time to time pursuant to the terms of the Intercreditor Agreement, the First Lien Credit Agreement and the Second Lien Notes, including, without limitation, each Hedge Bank and Commodity Hedge Counterparty party to a Permitted Secured Commodity Swap Contract from time to time.

The Borrower, the Issuer, the First Lien Guarantors and the Second Lien Guarantors are hereinafter referred to collectively as the “Loan Parties”.

Any reference to “Collateral Agent” hereunder shall mean the First Lien Collateral Agent and/or the Second Lien Collateral Agent, as the context may require.

Purpose:	To establish the relative rights and privileges of the parties with respect to the Collateral.
First Lien Claimholders:

The agents, issuing banks and lenders under the First Lien Credit Agreement (and any refinancings, substitutions, extensions or replacements thereof) (the “First Lien Lender Parties”), the Hedge Banks under any Secured Hedge Agreement, the Cash Management Banks under any Secured Cash Management Agreement, each Commodity Hedge Counterparty party to a Permitted Secured Counterparty Swap Contract from time to time and the First Lien Collateral Agent.

First Lien Obligations:

All obligations of every nature of each Loan Party from time to time owed to the First Lien Claimholders under the applicable secured documents, whether for principal, interest, breakage costs, fees, expenses, premium (if any), payments of early termination of or ordinary course settlement payments under interest rate protection agreements and commodity hedge agreements, indemnification payments, letter of credit reimbursement obligations, and all guarantees of the foregoing.

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Second Lien Claimholders:

The agents, trustees and note holders of the Second Lien Notes (and any refinancings, substitutions, extensions or replacements thereof) (the “Second Lien Noteholders”) and the Second Lien Collateral Agent.

The First Lien Claimholders and the Second Lien Claimholders are the “Secured Parties”.

Second Lien Obligations:

All obligations of every nature of each Loan Party from time to time owed to the Second Lien Claimholders under the applicable secured documents, whether for principal, interest, breakage costs, fees, expenses, premium (if any), indemnification payments, and all guarantees of the foregoing.

Collateral:

The First Lien Obligations and the Second Lien Obligations shall be secured by liens on the same Collateral (other than Excluded Collateral (as defined below)).  No Loan Party shall grant any liens on any asset or property to secure obligations under either Debt Facility unless it has granted a lien on such asset or property to secure the other Debt Facility.  The Collateral will consist of the following, collectively:

(iii)the “Collateral” (as such term is defined in the First Lien Credit Agreement) (the “Credit Facility Collateral”); and

(iv)all other existing and future assets and property, and all proceeds thereof, of each Loan Party (other than Excluded Assets (as defined in the Security Agreement referred to in the First Lien Credit Agreement) and real property that is not Material Owned Real Property or Material Leased Real Property (as defined in the First Lien Credit Agreement) (the “Additional Collateral”).

Excluded Collateral:

Notwithstanding anything to the contrary herein, certain accounts (e.g., cash collateral accounts for the benefit of issuing banks) maintained pursuant to the credit documents for the benefit of the First Lien Lender Parties shall solely be for the benefit of the applicable First Lien Lender Parties (“Excluded Collateral”).

Additionally, no First Lien Claimholder or Second Lien Claimholder shall be required to share any amounts received or deemed received by it in respect of any First Lien Obligation or Second Lien Obligation owed to it from separate insurance, credit default swap protection or other protection against loss arranged by such First Lien Claimholder or Second Lien Claimholder (as applicable) for its own account in respect of any such First Lien Obligation or Second Lien Obligation (which amounts shall be for the sole benefit of such First Lien Claimholder or Second Lien Claimholder (as applicable)).

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Permitted Liens:	The Secured Parties’ rights with respect to the Collateral shall be subject only to other liens permitted to exist on the Collateral under the First Lien Credit Agreement.
Lien Subordination:

The liens securing the Second Lien Obligations (the “Second Priority Liens”) shall be expressly junior and subordinated in all respects to the liens securing the First Lien Obligations (the “First Priority Liens”), irrespective of the time, order or method of creation, attachment or perfection of such Second Priority Liens or First Priority Liens or any failure, defect or deficiency or alleged failure, defect or deficiency in any of the foregoing.

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Limitations on Enforcement:

Until the First Lien Obligations have been paid in full in cash:

(i)  The Second Lien Claimholders shall not (nor shall they instruct the Second Lien Collateral Agent to) exercise or seek to exercise any rights, power or remedies (including setoff) with respect to, or take any action in respect of, any of the Collateral and shall not (nor shall they instruct the Second Lien Collateral Agent to) institute any action or proceeding (whether judicial or non-judicial) with respect to such rights, powers or remedies.

(ii) None of the Second Lien Claimholders will take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Collateral in contravention of the aforementioned lien priority.

(iii)  The Second Lien Claimholders shall recognize the rights of the First Lien Claimholders under the Intercreditor Agreement, including, without limitation, the right of the First Lien Claimholders to vote the claim represented by the Second Lien Obligations to the extent necessary to enforce the Intercreditor Agreement.

At all times prior to the payment in full in cash of the First Lien Obligations, the First Lien Claimholders shall control (as described under the caption “Voting” below) all decisions related to the exercise of remedies in respect of the Collateral (subject to the terms of the First Lien Credit Agreement and the collateral documents entered into to secure the First Lien Obligations (the “First Lien Collateral Documents”) and any amendments and waivers thereunder (subject to customary provisions requiring consent of the First Lien Claimholders and the Second Lien Claimholders)).  The First Lien Collateral Agent shall have the right to initiate a vote of the First Lien Claimholders with respect to the exercise of remedies.

No Secured Party will oppose or otherwise contest any lawful exercise by the First Lien Collateral Agent of the right to credit bid the secured obligations at any sale in foreclosure of the liens granted to the First Lien Collateral Agent, for the benefit of the Secured Parties so long as such bid is approved separately by the requisite First Lien Claimholders.

The terms of the Intercreditor Agreement shall govern even if part or all of the First Lien Obligations or Second Lien Obligations or the liens securing payment and performance thereof are not perfected or are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

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No Interference:

Each Second Lien Claimholder will agree that:

(i) it will not support, take or cause to be taken any action the purpose or effect of which is, or could be, to make any Second Priority Lien pari passu with, or to give such Second Lien Claimholder any preference or priority relative to, any First Priority Lien with respect to the Collateral subject to such First Priority Lien and Second Priority Lien or any part thereof;

(ii) it will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligations or First Lien Collateral Documents, or the validity, attachment, perfection or priority of any First Priority Lien, or the validity or enforceability of the priorities, rights or duties established by or other provisions of the Intercreditor Agreement;

(iii) it will not support, take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral subject to any Second Priority Lien by any First Lien Claimholder or the First Lien Collateral Agent acting on their behalf;

(iv) it shall have no right to (A) direct any First Lien Claimholder to exercise any right, remedy or power with respect to the Collateral subject to any Second Priority Lien or (B) consent to the exercise by any First Lien Claimholder or the First Lien Collateral Agent acting on their behalf of any right, remedy or power with respect to the Collateral subject to any Second Priority Lien;

(v) it will not institute any suit or assert in any suit or insolvency or liquidation proceeding any claim against any First Lien Claimholder seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and no First Lien Claimholder shall be liable to any Second Lien Claimholder for, any action taken or omitted to be taken by such First Lien Claimholder or the First Lien Collateral Agent acting on their behalf with respect to any Collateral securing such Second Lien

Obligations that is subject to any Second Priority Lien;

(vi) it will not seek, and shall waive any right, to have any Collateral subject to any Second Priority Lien or any part thereof marshaled upon any foreclosure or other disposition of such Collateral; and

(vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the Intercreditor Agreement or support, take or cause to be taken any action that could otherwise reasonably be expected to result in an impairment of the First Lien Administrative Agent’s, the First Lien Collateral Agent’s or any of the First Lien Claimholders’ rights or interests under the First Lien Credit Agreement, the First Lien Collateral Documents, and the Intercreditor Agreement.

Voting:

With respect to any remedies proposed to be taken by Secured Parties with respect to the Collateral and all other matters relating to the Collateral or the First Lien Collateral Documents, the First Lien Collateral Agent will take direction from the holders of a majority in amount of all First Lien Obligations then outstanding under the First Lien Credit Agreement.

Except as otherwise provided herein, with respect to the Second Lien Collateral Agent, the Second Lien Collateral Agent will take direction from the holders of a majority of all Second Lien Obligations then outstanding.

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Distributions of Collateral:

Following the occurrence of and during the continuation of an Event of Default and delivery of a remedies instruction to apply proceeds of the Collateral in accordance with the cash waterfall provisions below, the proceeds of any application of amounts received in accordance with account control rights exercised by either Collateral Agent (irrespective of whether such control rights have been exercised pursuant to a remedies instruction), liquidation, foreclosure or similar transaction related to the sale of Collateral (other than the Excluded Collateral), and proceeds received in a bankruptcy will be applied in the following order of priority:

(i)First, on a pro rata basis, to pay fees, expenses and indemnities of the First Lien Collateral Agent, the Second Lien Collateral Agent and any administrative agent or issuing bank expenses and fees (other than letter of credit reimbursement obligations) under the First Lien Credit Agreement and Second Lien Notes;

(ii)Second, on a pro rata basis to any First Lien Claimholder which has theretofore advanced or paid any fees to any agent or bank referred to in priority first above, other than any amounts paid under priority first above, an amount equal to the amount thereof so advanced or paid by such First Lien Claimholder and for which such Secured Party has not been previously reimbursed;

(iii)Third, on a pro rata basis to the payment of, without duplication, (a) any interest expense (including fees) then due and payable under the First Lien Credit Facility, any Secured Hedge Agreement, any Secured Cash Management Agreement and any Permitted Secured Commodity Swap Contract and (b) to the extent such expenses are reimbursable in accordance with the terms of the relevant documents, all out-of-pocket expenses (including reasonable legal fees) incurred by any First Lien Claimholder in connection with the enforcement and protection of its rights under such documents to which such First Lien Claimholder is a party or otherwise by reason of the occurrence of a default thereunder;

(iv)Fourth, on a pro rata basis, to the payment of, without duplication, (a) any principal and other amounts then due and payable in respect of the First Lien Credit Facility (including cash collateralization (at 102.5% of the available amount thereof) of all outstanding letters of credit issued thereunder), any Secured Hedge Agreement, any Secured Cash Management Agreement and any Permitted Secured Commodity Swap Contract and (b) any other First Lien Obligations then outstanding (including termination or settlement payments under interest rate protection agreements);

(v)Fifth, on a pro rata basis to the payment of, without duplication, (a) any interest expense then due and payable under the Second Lien Notes (and any refinancings, substitutions, extensions or replacements thereof), and (b) to the extent such expenses are reimbursable in accordance with the terms of the relevant documents, all out-of-pocket expenses (including reasonable legal fees) incurred by any Second Lien Claimholder in connection with the enforcement and protection of its rights under such documents to which such Second Lien Claimholder is a party or otherwise by reason of the occurrence of a default thereunder;

(vi)Sixth, on a pro rata basis, to the payment of, without duplication, (a) any principal and other amounts then due and payable in respect of the Second Lien Notes (and any refinancings, substitutions, extensions or replacements thereof)  and (b) any other Second Lien Obligations then outstanding; and

(vii)Seventh, any remaining proceeds to the applicable Loan Party or as a court of competent jurisdiction may direct.

In addition to the foregoing, any net (x) casualty and condemnation proceeds and (y) asset sale proceeds and extraordinary receipts shall be applied in accordance with the terms of the First Lien Credit Facility.

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Turnover Provisions:

Each of the Second Lien Claimholders will agree to hold in trust and promptly turn over to the First Lien Collateral Agent any payments or other distributions received in contravention of the Intercreditor Agreement regardless of their source or form.  For the avoidance of doubt, no mandatory or voluntary prepayments of Second Lien Obligations will be permitted prior to the discharge in full in cash of the First Lien Obligations.

If, for any reason, a Secured Party does not have a valid and perfected lien (either directly or through any applicable Collateral Agent) on any portion of the Collateral, proceeds on such portion received by the other Secured Parties will be paid over to the extent necessary to reflect the distribution provisions above as if all Secured Parties held such a lien.

If any Second Lien Claimholder obtains knowledge of or is notified by the First Lien Collateral Agent that a payment or distribution made to a First Lien Claimholder is rescinded for any reason whatsoever, such Second Lien Claimholder shall promptly pay or remit to the First Lien Collateral Agent any payment or distribution received by it in respect of any Collateral subject to any First Priority Liens securing such First Lien Obligations, and the provisions set forth in the Intercreditor Agreement shall be reinstated as if such payment or distribution had not been made, until the payment and satisfaction in full of the First Lien Obligations.

Restrictions on Amendments:

Without the prior written consent of the First Lien Collateral Agent, no collateral documents entered into to secure the Second Lien Obligations (such collateral documents, the “Second Lien Collateral Documents”) may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Lien Collateral Document, would be prohibited by, or would require any Loan Party to act or refrain from acting in a manner that would violate, any of the terms of the Intercreditor Agreement.

In the event that the First Lien Claimholders or the First Lien Collateral Agent enters into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the First Lien Collateral Agent, the First Lien Claimholders, the Borrower or any other Loan Party thereunder (including the release of any liens in Collateral to the extent permitted as described below under “Release of Liens”), then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Second Lien Collateral Document without the consent of the Second Lien Collateral Agent or any Second Lien Claimholder and without any action by the Second Lien Collateral Agent, the Borrower or any other Loan Party.

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Effective Date Acknowledgments:

On the Effective Date (to be defined as the date of consummation of certain transactions), each of the Secured Parties will recognize the existence and the permissibility of the other Secured Parties and their respective debt and/or lien obligations and rights.

Release of Liens:

The Intercreditor Agreement will provide that in the event the First Lien Collateral Agent releases its lien on and/or sells all or any portion of Collateral that is (a) permitted to be sold or transferred pursuant to the First Lien Credit Agreement, (b) sold in a foreclosure or similar transactions in accordance with the terms of the First Lien Credit Agreement or (c) Excluded Collateral, in each case, the Second Priority Lien on such Collateral shall be automatically released without the consent of any of the Second Lien Claimholders or the Second Lien Collateral Agent being required, such release being made free and clear of all liens of the Secured Parties, and each Second Lien Claimholder shall be deemed to have consented to such release or sale.

In addition, the requirement that a Second Priority Lien attach to, or be perfected with respect to, Collateral shall be waived automatically and without further action so long as the requirement that a First Priority Lien attach to, or be perfected with respect to, such property or assets is waived by the First Lien Collateral Agent.

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Refinancings:

The First Lien Credit Facility and the Second Lien Notes may be replaced, refunded or refinanced, in whole or in part, (each, a “Replacement”) without notice to, or the consent of any Secured Party, all without affecting the Lien priorities provided for under the Intercreditor Agreement or the other provisions thereof; provided, however, that the First Lien Administrative Agent and the Second Lien Trustee shall receive on or prior to the incurrence of the Replacement:

(i) an officers’ certificate from the Borrower or Issuer, as applicable, stating that (A) the Replacement is permitted by each applicable collateral document to be incurred (or, if required, any relevant consent has been obtained) and (B) customary legending requirements, if any, have been satisfied, and

(ii)  a “Priority Confirmation Joinder” (to be defined in the Intercreditor Agreement) from the holders or lenders of any indebtedness that replaces the First Lien Credit Facility or the Second Lien Notes, as the case may be (or an authorized agent, trustee or other representative on their behalf).

Upon the consummation of such Replacement and the satisfaction of certain other requirements, the holders or lenders of the indebtedness incurred pursuant to such Replacement and any authorized agent, trustee or other representative thereof will be entitled to the benefits of the Intercreditor Agreement.

Bankruptcy or Insolvency/Liquidation:

In the event of an insolvency or liquidation proceeding of a Loan Party, whether voluntary or involuntary, if the First Lien Administrative Agent or the First Lien Collateral Agent shall desire to permit the use of cash collateral or to permit such Loan Party to obtain debtor-in-possession financing (a “DIP Financing”), then the Second Lien Claimholders will agree that they will raise no objection to such use of cash collateral (or any grant of administrative expense priority under the Bankruptcy Code) or DIP Financing and will not request adequate protection or any other relief in connection therewith.  The Second Lien Claimholders will subordinate their respective liens in the Collateral to the liens securing such DIP Financing to the extent the liens securing the First Lien Obligations are subordinated or are pari passu with such DIP Financing.  The Second Lien Claimholders agree that they shall not be entitled to provide any DIP Financing unless the First Lien Claimholders have elected not to provide such DIP Financing.

Adequate Protection:

No Second Lien Claimholder will file or prosecute in any insolvency or liquidation proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Second Priority Liens, nor will it object to or contest (i) any request by the First Lien Collateral Agent or First Lien Claimholders for adequate protection or (ii) any objection by the First Lien Collateral Agent or First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Claimholders claiming a lack of adequate protection, except that the Second Lien Claimholders may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the discharge of the First Lien Obligations.

Automatic Stay Relief

The Second Lien Claimholders will not oppose or otherwise contest any motion for relief from the automatic stay made by the First Lien Administrative Agent, the First Lien Collateral Agent or the First Lien Claimholders.

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No Objection:

No Second Lien Claimholder will object to or oppose a sale or other disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the First Lien Claimholders shall have consented to such sale or disposition of such Collateral and all First Priority Liens and Second Priority Liens will attach to the proceeds of the sale.

Waiver of Claims:

Each of the Second Lien Claimholders will waive any claim such Second Lien Claimholders may have against the First Lien Administrative Agent, the First Lien Collateral Agent or any other First Lien Claimholders (or their representatives) arising out of any election by the First Lien Administrative Agent, First Lien Collateral Agent or any First Lien Claimholders, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

Plan support:

Without the consent of the First Lien Claimholders, the Second Lien Claimholders will not propose or support any plan that does not contemplate payment of the First Lien Obligations in full in cash or is otherwise  inconsistent with the Intercreditor Agreement.

Separate grants:

Each of the First Lien Claimholders and the Second Lien Claimholders will agree that (a) the grants of liens under the First Lien Collateral Documents and the Second Lien Collateral Documents are separate and distinct grants and (b) First Lien Obligations and Second Lien Obligations must be separately classified in any bankruptcy.

Rights As Unsecured Creditors:	The First Lien Claimholders may exercise rights and remedies as unsecured creditors against any of the Loan Parties.
Insurance:

The First Lien Collateral Agent shall have the sole right (subject to the Borrower’s rights under the First Lien Credit Agreement, and the other documents relating thereto) to adjust and settle insurance claims with respect to the Collateral and approve awards granted with respect to the Collateral in any condemnation or similar proceeding.

Purchase Right:

If an Event of Default under and as defined in the First Lien Credit Agreement has occurred and is continuing and the amount of any claim or claims in respect of any First Lien Obligations has been determined, the Second Lien Claimholders will be permitted within an agreed exercise period to purchase the entire amount of such claim or claims at par plus any accrued interest (and payment of any outstanding fees and expenses) from such First Lien Claimholders during a call period to be agreed.

Interpretation:

For the avoidance of doubt, any determinations as to whether a First Lien Obligation has been paid in full in cash hereunder shall be made without taking into account any limitations on such obligations imposed by the United States Bankruptcy Code or other applicable insolvency law.

Governing Law; Jurisdiction:	The State of New York.

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Schedule 7

Description of Amendments to the Securitization Facility

The following description summarizes the material terms of the proposed amendments to the Securitization Facility.

Maturity	1/12/2018 (no change from existing maturity date)
Facility Limit	$50 million held entirely by PNC
Pricing

All-in Drawn: 1-month LIBOR + 250 bps (30 day moving average of 30 day LIBOR to avoid breakage costs on weekly settlement)

All-in LC Fee: 265 bps

Amendment Fee: 100 bps

Administrative Agent Fee: $125,000

Settlement/ Reporting Frequency	Weekly reporting/settlement
Structural Modifications

Lock in 15% Foreign Obligor Eligibility at PNC/Credit Agricole, regardless of credit rating

PNC will have full discretion to take control of Huntington account and mandate more frequent settlement

70% cap on eligible receivables to be removed

Other

Waiver of Termination Event associated with cross-default, change in control provision and all disclosed covenant defaults, breaches of reps and warranties, etc; bring down of reps and warrants to be made as of the restructuring effective date

Required on-site due diligence

Permit a second annual field exam at Borrower's expense if deemed necessary by PNC/Credit Agricole

Amendment to the definition of Government Obligors to clarify the existing eligibility

$100,000 fee for forbearance through August 15, 2016

Schedule 8

Description of Amendments to Governance and Affiliate Documents14

The following description summarizes the material terms of (a) the proposed amendments to each of the Existing FEGP LLC Agreement, the Existing FELP LP Agreement, the PSA, the MSA, the Call/Put Agreement and the Option Agreement, (b) certain approvals, authorizations and other actions to be adopted and/or taken by the Board, and (c) the Equity Adjustment Agreement, the Colt Assignment and the Letter Agreements, all of which shall be in form and substance acceptable to the Required Consenting Noteholders.

FEGP Governance Documents Modifications:

Board Observer:

The Existing FEGP LLC Agreement shall be amended to provide for the appointment of a Board observer, mutually agreed upon by the Required Consenting Noteholders and the Partnership, which Board observer shall (subject to such observer’s agreement to be bound by reasonable confidentiality obligations and subject further to agreed exceptions for privilege and conflicts of interest) be entitled to (i) attend all meetings of each Governing Body (including, without limitation, the Synergy and Conflicts Committee), and (ii) receive copies of all materials (including written consents) given to members of any Governing Body at the same time such materials are provided to such members.  Any such observer may be replaced only by holders of a majority in principal amount of the Second Lien Notes.

Waiver of Preemptive Rights:

Each of Murray and Reserves will waive its rights under Section 6.6(e)(iv) of the Existing FEGP LLC Agreement in respect of the issuance of any Common Units in connection with the exchange of Exchangeable PIK Notes or exercise of Warrants.

Synergy and Conflicts Committee:

The Board shall adopt resolutions to create a Synergy and Conflicts Committee with the responsibilities set forth on Schedule 9.  In addition the members of the Board that are Independent Directors shall nominate, and the Board shall appoint, a chief accounting officer of FEGP that is not affiliated with any Significant Equityholder.

[14]	Capitalized terms used in this Schedule 8 without definitions shall have the meanings given to such terms in the Amended and Restated Term Sheet to which this Schedule 8 is attached.

Additional Modifications:

Upon a Failure to Redeem, the following provisions in the Existing FEGP LLC Agreement shall automatically terminate, have no force and effect and be excised:  (i) Sections 6.6(d), 6.6(e)(ii) and 6.6(e)(v); (ii) the following words in Section 6.4(c), “including in any event at least one (1) MEC Director”; (iii) the following words in the first sentence of Section 10.5, “or from and after January 1, 2023, if the Company has not otherwise already affected an Initial Public Offering, MEC (so long as MEC owns at least 10% of the IDR Units), may,”; (iv) the following words in the second sentence of Section 10.5, “(with respect to MEC, by written direction to the Company)”; and (v) the last sentence in Section 10.5.  In addition, upon a Failure to Redeem, (x) Section 6.2(c)(i) shall be amended such that an MEC Director (as defined in the FEGP LLC Agreement) does not have the right to be on the Synergy and Conflicts Committee; (y) Section 6.4(d) shall be amended such that MEC (as defined in the FEGP LLC Agreement) does not have the right to designate an observer to attend meetings of the Synergy and Conflicts Committee; and (z) Section 11.6 shall be amended and restated so that amendments that adversely affect the rights of Murray or its affiliates are not made to Sections 3.3(a), 5.1, 6.1(a), 6.3, 6.4(b), 6.6(a), 6.6(b), 6.6(c), 6.6(e), 6.6(f), 6.10, and 6.11 without the prior written consent of Murray.  Additional modifications as necessary to be agreed among FELP, Murray, and Reserves.

Upon a Failure to Redeem, the current chief executive officer of FEGP shall automatically be removed and the Board shall appoint a new chief executive officer of FEGP.

Section 11.6 shall be amended so that amendments that adversely affect the rights of Murray or its affiliates are not made to Sections 5.1, 6.1(a), 6.2(c)(i), 6.3, 6.4(b), 6.4(d), 6.6(a), 6.6(b), 6.6(c), 6.6(d), 6.6(e), 6.6(f), 6.6(h), 6.6(i), 6.6(j), 6.10, 6.11, 6.13, 11.6, or 11.7 without the prior written consent of Murray.

PSA-Related Modifications:

Option Agreement:

The Option Agreement shall be amended as follows.

The sixty-one (61) day waiting period shall be excised from Section 2.2 of the Option Agreement.

The “Expiration Time” (as defined in the Option Agreement) shall be 11:59 p.m. New York time on September 30, 2017.

The “Option Consideration” (as defined in the Option Agreement) shall be fifteen million dollars ($15,000,000.00).

The “Option Conditions” (as defined in the Option Agreement) shall be excised and the term “Option Conditions” shall be defined to include the Note Redemption, payment of the Option

Consideration, the satisfaction by Murray and FELP of their

obligations under the Financing Letter Agreement, the satisfaction by Murray of its obligations under the Equity Adjustment Agreement, the satisfaction by Murray of obligations related to the release or protection of Reserves and its affiliates from all obligations under certain environmental reclamation bonds, and delivery of the additional release among Murray and the Foresight Investors.

If the Option Conditions are not satisfied, Reserves shall pay $12.5 million to Murray American Coal, Inc., a subsidiary of Murray, within thirty days of September 30, 2017.

The non-compete shall be eliminated.

The Amended and Restated Limited Liability Company Agreement of Foresight Energy GP LLC attached as an exhibit thereto shall be amended to provide for (i) a requirement that Murray effectuate the release of Reserves and its affiliates from all obligations under certain environmental reclamation bonds (whether by replacement of such bonds or otherwise), (ii) the Company to have the right to enter into an MSA that shall require an annual payment to Murray of $20 million per year, and (iii) other amendments as agreed between Reserves and Murray

Call/Put Agreement:	The Call/Put Agreement shall be terminated.
MSA:

The MSA shall be amended so that the MSA will terminate automatically upon a Failure to Redeem.

The MSA shall be amended to provide (or replaced with a new MSA that provides) that the annual payment to Murray by FEGP on account of the MSA shall increase to $20 million per year upon the Note Redemption and exercise of the Option.

FELP LP Agreement Amendment:

Limited Preemptive Right:

Section 5.8 of the Existing FELP LP Agreement shall be amended such that the preemptive right set forth therein does not apply to the issuance of Common Units upon conversion of the Exchangeable PIK Notes or the exercise of Warrants.

Limits on the Discretion of the General Partner:

The discretion of the General Partner (as defined in the Existing FELP LP Agreement) to adopt certain conventions, make certain special allocations, and make certain amendments to the FELP LP Agreement, all in an effort to preserve and achieve uniformity of the Limited Partner Interests (as defined in the Existing FELP LP Agreement) shall be limited such that no such conventions may be adopted, no such special allocations may be made and no such amendments may be made if, in any such case, the same would result in a material adverse effect on the treatment of the Exchangeable PIK Notes, the Warrants and/or the holders of any thereof.  The Existing FELP LP Agreement shall be amended to include provisions to such effect.

Equity Adjustment Agreement:

Reserves to be issued Common Units by FELP to get Reserves’ ownership of 25% of Common Units, subject to $25 million cap on value transferred.

Letter Agreements:

(1) A letter agreement governing the rights of Reserves with respect to its Exchangeable PIK Notes upon a Note Redemption or exercise by the Murray Group of the Purchase Right and (2) a letter agreement governing the release by Robert Murray and Robert Moore of potential fraudulent conveyance claims against Reserves (and its affiliates).

Colt Assignment:

An agreement between Colt LLC and Murray American Coal, Inc. pursuant to which Colt LLC indefeasibly assigns to Murray American Coal, Inc. certain minimum royalty payments under certain coal mining leases.

Schedule 9

Description of Material Responsibilities of Synergy and Conflicts Committee15

The Synergy and Conflicts Committee shall be comprised of the three independent members of the Board that constitute Independent Directors.  Replacement of any members of the Synergy and Conflicts Committee shall be in accordance with the Existing FEGP LLC Agreement, as amended by the FEGP LLC Agreement Amendment (as amended, the “FEGP LLC Agreement”), so long as such members are only Independent Directors.

The Synergy and Conflicts Committee shall be responsible for (i) reviewing, approving, or denying approval of any unbudgeted affiliate or synergy transactions involving the Partnership, in each case having a value in excess of $5 million; and (ii) reviewing, approving, or denying approval of any transaction which would, if consummated, provide financing for or be materially related to the redemption of the Exchangeable PIK Notes and will be delegated all right, power and authority of the Board in respect thereof.

The Synergy and Conflicts Committee shall also serve as the general conflicts committee of the Board.

To the extent permitted by the FEGP LLC Agreement, the Synergy and Conflicts Committee shall (i) have the right to retain independent financial and legal advisors of its own choosing, (ii) be empowered to act on behalf of the Partnership independently of any affiliates or interested directors, and (iii) have the power to enforce the decision made by it (including any decision to reject any proposed transaction with any affiliate of the Partnership).

1.

[15]	Capitalized terms used in this Schedule 9 without definitions shall have the meanings given to such terms in the Amended and Restated Term Sheet to which this Schedule 9 is attached.

Schedule 10

	Full Participation of Eligible Holders	98% (Minimum) Participation of Eligible Holders
Holders of Affiliate Notes(1):	$180.0 million of Exchangeable PIK Notes $8.4 million of Second Lien Notes (2)	$176.4 million of Exchangeable PIK Notes $9.9 million of Second Lien Notes(2)
Eligible Holders:	$120.0 million of Exchangeable PIK Notes $291.6 million of Second Lien Notes(2) 4.5% Warrants	$117.6 million of Exchangeable PIK Notes $285.8 million of Second Lien Notes(2) 4.5% Warrants
(1)	The Reserves Investor Group owns $83.0 million in aggregate principal amount of Senior Notes.
(2)	Excludes Second Lien Notes to be issued in the Transaction in consideration of accrued and unpaid interest on the Senior Notes.

EXHIBIT C

Form of Joinder

The undersigned hereby acknowledges that it has reviewed and understands the A&R Transaction Support Agreement, dated as of July [22], 2016 (as amended, supplemented or otherwise modified from time to time, the “Agreement”)16 by and among by and among Foresight Energy LLC, a Delaware limited liability company (“Foresight Energy”), certain subsidiaries of Foresight Energy, and Foresight Energy LP (collectively, the “Partnership”) and the undersigned Lenders (as defined therein, and together with their permitted successors and assigns, each a “Consenting Lenders” and, collectively, the “Consenting Lenders”), (iii) Foresight Reserves LP (“Reserves”), Mr. Christopher Cline (“Cline”); Cline Resources and Development Company (“Cline R&D”), Mr. Michael J. Beyer (“Beyer”), Munsen LLC (“Munsen”), Filbert Holdings LLC (“Filbert”), Candice Cline 2004 Irrevocable Trust (“Candice Cline Trust”), Alex T. Cline 2004 Irrevocable Trust (“Alex Cline Trust”), Christopher L. Cline 2004 Irrevocable Trust (“Christopher Cline Trust”), and Kameron N. Cline 2004 Irrevocable Trust (“Kameron Cline Trust”) and Forest Glen Investments LLC (“Forest Glen,” together with Reserves, Cline, Cline R&D, Beyer, Munsen, Filbert, Candice Cline Trust, Alex Cline Trust, Christopher Cline Trust and Kameron Cline Trust, the “Cline Group”); and (iv) Murray Energy Corp. (“Murray”), and agrees to be bound as a Consenting Lender by the terms and conditions thereof binding on the Consenting Lenders for as long as the Agreement is in place.

The undersigned hereby makes the representations and warranties of the Consenting Lender set forth in Section 4(a) of the Agreement to each other Party, effective as of the date hereof.

This joinder agreement shall be governed by the governing law set forth in the A&R Transaction Support Agreement.

Date:  _________________, 2016

[Consenting Lender]

By:_________________________________

Name:

Title:

Debt held (in principal face value) under the Credit Agreement:  $

Attention:

Fax:

Email:

[16]	Defined terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.